Exhibit (a)(7)

EXECUTION COPY

Dated 19 May 2013

ELAN PHARMA international limited

and

nerano pharma limited

TRANSACTION AGREEMENT

relating to the formation of

speranza therapeutics limted

(the Company)

and related matters

A&L Goodbody

THIS TRANSACTION AGREEMENT is dated 19 May 2013 and made between:

(1)	Elan Pharma International Limited, a private limited company incorporated in Ireland, (registered no. 222276), whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2 (EPIL); and

(2)	Nerano Pharma Limited a limited liability company incorporated in Ireland, (registered no. 527689), whose registered office is at 45 Fitzwilliam Square, Dublin 2 (Nerano).

(EPIL and Nerano hereinafter may be referred to individually as a Party or collectively as the Parties).

A.	The Company was incorporated on 13 May 2013 in Ireland under registration number 527543 and has at the date hereof an authorised capital of 1,000,000 shares of US$0.01 each which is $10,000 (ten thousand dollars).

B.	Irish OpCo was incorporated on 17 August 2011 in Ireland as an indirect wholly owned subsidiary of Elan under registration number 502444 and has at the date hereof an authorised capital of $1,000,000 (one million US dollars).

C.	The Parties have agreed to enter into this Agreement to set forth the terms and conditions relating to the consummation of the Transaction.

In consideration of the sum of €1.00 this day paid by Nerano to EPIL (the receipt and adequacy of which is hereby acknowledged) IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation:

1.1.	In this Agreement, unless the context otherwise requires:

an Affiliate of any person means:

(a)	any holding company or subsidiary of that person and any subsidiary of any such holding company; and

(b)	any other individual, company, body corporate, partnership or other entity which;

(i)	is Controlled by that person;

(ii)	Controls that person; or

(iii)	is Under Common Control with that person;

Agreement means this Transaction Agreement;

the Ancillary Agreements shall have the meaning given in clause 2.2;

Business Day means any day on which banks are generally open for business in Dublin;

the Business Transfer Agreement means the agreement to be made between EPIL and Irish OpCo pursuant to which Irish OpCo agrees to purchase certain assets of EPIL related to the D5 Business, substantially in the form of Exhibit A to this Agreement;

Business Plan means the agreed form business plan relating to the Group, to be agreed between the Parties within 90 days after Completion, using their commercially reasonable efforts, which is to constitute the “Business Plan” for the purposes of the Shareholders' Agreement;

Clinical Plan means the plan that sets out the clinical goals of the Company in relation to the D5 Business, as agreed by EPIL and Nerano and set out at Exhibit E to this Agreement;

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the Company means Speranza Therapeutics Limited (registered no. 527543) whose registered office is McCann FitzGerald, Riverside One, Sir John Rogerson's Quay, Dublin 2;

Completion means completion of this Agreement pursuant to clause 3;

Confidential Information means:

(a)	any and all information which is or was received or obtained as a result of entering into or performing, or which is or was supplied by or on behalf of a party in the negotiations leading to, this Agreement; and

(b)	the existence of, or any of the terms or provisions of, any of the Transaction Documents.

Control means the power of a person (whether alone or together with any other person or persons) to secure directly or indirectly, including through one or more intermediaries, that the affairs of another person are conducted in accordance with the wishes of the first-mentioned person, either by means of the holding of shares or the possession of voting power directly or indirectly in or in relation to that or any other person, or by virtue of any powers conferred by any applicable laws or regulations or the constitutional or other documentation regulating or managing the affairs of that or any other person, or otherwise, and the expressions Controlled, Controls and Under Common Control shall be construed accordingly;

D5 Business means the research, development, manufacture and commercialisation of a Product;

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Licensed Patent Rights;

Elan means Elan Corporation, plc, a public limited company incorporated in Ireland (registered no. 30356), whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2;

Elan Offer Period means the "offer period" (as such term is defined under the Irish Takeover Panel Act, 2007, Takeover Rules) in which Elan was placed by virtue of a Rule 2.4 Announcement by Royalty Pharma dated 25 February 2013;

Elan Shareholder Approval means the passing of an ordinary resolution by Elan's shareholders as may be required by Rule 21 of the Irish Takeover Panel Act, 2007, Takeover Rules;

Elan's Solicitors means A&L Goodbody, North Wall Quay, IFSC, Dublin 1;

the Employees means those persons whose employment is to transfer to Irish OpCo or the Subsidiary in connection with the Transaction;

ES1 means Elan's indirect wholly owned subsidiary, Elan Science One Limited (registered no. 460037);

Executive Employment Agreement means the employment or services agreement to be entered into between Irish OpCo and Seamus Mulligan on Completion;

Group means the Company and any subsidiary of the Company hereafter established or acquired;

Ireland means Ireland excluding Northern Ireland;

Irish OpCo means Elan Science Nine Limited (in the process of changing its name to Speranza Biopharma Limited) an indirect wholly owned subsidiary of Elan (registered number 502444);

Licensed Patent Rights shall have the meaning ascribed to it in the Collaboration Agreement (as amended) between Waratah Pharmaceuticals Inc. and EPIL dated 25 September 2006;

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Loan Agreements means the loan agreements of even date herewith under which Nerano is providing Irish OpCo with a ten year interest-free loan of $20,000,000 to fund development of the D5 Business, and EPIL is providing Irish OpCo with the ten year interest-free loan for $7,000,000 to fund development of the D5 Business;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative;

the Royalty and Option Agreement means the agreement to be made between EPIL and Irish OpCo to regulate the commercialisation of the Products, substantially in the form of Exhibit B to this Agreement;

Scyllo-Inositol is the compound “AZD-103”, as more specifically disclosed in the Licensed Patent Rights;

the Shareholders' Agreement means the agreement to be made between, inter alia, ES1 and Nerano to regulate the parties relationship as shareholders in the Company, substantially in the form of Exhibit C to this Agreement;

the Share Purchase Agreement means the agreement to be made between EPIL and the Company for the sale and purchase of 100% of the issued share capital of Irish OpCo, substantially in the form of Exhibit D to this Agreement;

the Subsidiary means Elan's indirect wholly-owned subsidiary, Speranza Therapeutics Corp., a limited liability company incorporated in the State of Delaware (registered no. 5332090);

the Transaction means, collectively, the transactions contemplated to be consummated pursuant to the Transaction Documents;

the Transaction Documents means this Agreement, the Share Purchase Agreement, the Shareholders' Agreement, the Business Transfer Agreement, the Royalty and Option Agreement, and the Ancillary Agreements; and

the Transitional Services Agreement means the agreement to be made between EPIL and the Company in relation to the provision by EPIL and/or its Affiliates of certain transitional services to the Group for a six month period after Completion (or such other period as may be agreed between EPIL and Nerano).

1.2.	Unless the context otherwise requires:

1.2.1.	words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations;

1.2.2.	reference to writing or similar expressions includes transmission by telecopier or comparable means of communication;

1.2.3.	references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation amended, extended or re-enacted (whether before or after the date of this Agreement), and include any legislation of which it is a re-enactment (whether with or without modification) and also include any subordinate legislation made under that legislation; and

1.2.4.	reference to any document includes that document as amended or supplemented, whether before or after the date of this Agreement.

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2.	Actions Prior To Completion

2.1.	The Parties covenant and agree to take, or to cause their respective Affiliates to take, the following actions from and after the date hereof and prior to Completion (or the date of termination hereof, in the event that the conditions set forth in clause 3 are not satisfied or waived in accordance with the terms hereof):

2.1.1.	EPIL shall procure that save in respect of the matters expressly required by the Transaction Documents, neither Irish OpCo nor the Subsidiary will carry out any business or trading activities or incur any liability or obligation from the date of its incorporation or formation until Completion; and

2.1.2.	Nerano shall procure that save in respect of the matters expressly required by the Transaction Documents, the Company will not carry out any business or trading activities or incur any liability or obligation from execution of this Agreement until Completion.

2.2.	The Parties covenant and agree to use their commercially reasonable efforts from the date of this Agreement to agree the final form of the following agreements, each of which is to be executed and delivered at Completion (the Ancillary Agreements):

2.2.1.	the Loan Agreements;

2.2.2.	individual Employment Agreements, between Irish OpCo or the Subsidiary (as appropriate) and the Employees;

2.2.3.	the Executive Employment Agreement;

2.2.4.	Memorandum and Articles of the Company and the Subsidiary;

2.2.5.	the Business Plan;

2.2.6.	the Transitional Services Agreement; and

2.2.7.	any matters which a Transaction Document contemplates is to be agreed at the time of execution thereof with such other documents, instruments and agreements as the Parties may determine are necessary or advisable to implement the Transaction.

2.3.	The Parties shall not, and shall procure that their respective Affiliates shall not, prior to the Effective Time unless otherwise required by law

2.3.1.	increase or offer, promise or agree to increase the remuneration (howsoever defined but including salary and any variable and/or incentive arrangements) or the severance arrangements in respect of any of the Employees;

2.3.2.	increase or make offers of employment so as to increase the number of the Employees; or

2.3.3.	replace or offer to redeploy any of the Employees.

3.	Completion

3.1.	Completion shall take place on the fulfilment of the conditions set forth in clause 3.4 of this Agreement at the offices of Elan's Solicitors.

3.2.	It is agreed that:

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3.2.1.	EPIL shall use all commercially reasonable endeavours to ensure that the condition set forth in clause 3.4.3 of this Agreement is fulfilled at least five Business Days prior to 28 June 2013, which is the target date for Completion (the “Target Completion Date”); and

3.2.2.	EPIL and Nerano shall use all commercially reasonable endeavours to ensure that the condition set forth in clause 3.4.4 of this Agreement is fulfilled at least five Business Days prior to the Target Completion Date.

3.3.	In any event, if the conditions in clause 3.4 are not fulfilled or waived by the Parties on or before 1 August 2013, either party may at any time prior to the fulfilment of the conditions, rescind this Agreement by notice to the other, and this will not prejudice the other rights and remedies of the rescinding Party under this Agreement.

3.4.	Conditions:

The conditions referred to in this clause 3 are:

3.4.1.	all approvals and actions of or by all relevant governmental, regulatory or administrative authorities that are necessary to consummate the transactions contemplated by this Agreement and required to be obtained prior to Completion by applicable law shall have been obtained;

3.4.2.	no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits, and no governmental, regulatory or administrative authority of competent jurisdiction shall have enacted or issued any law, rule, regulation or order that remains in effect and that has the effect of making illegal or otherwise restraining, enjoining or prohibiting, consummation of the transactions contemplated by this Agreement;

3.4.3.	the Elan Shareholder Approval shall have been obtained, or the Elan Offer Period shall have ended; and

3.4.4.	the Parties shall have agreed the final form of each of the Ancillary Agreements (other than the Business Plan).

3.5.	Completion Obligations:

Upon Completion:

3.5.1.	each of the Parties shall cause its respective Affiliates to deliver to the other Party the executed Transaction Documents to which it is a Party, other than the Employment Agreements which shall be delivered within three Business Days of Completion; and

3.5.2.	the completion obligations set forth in each of the Transaction Documents (if any) shall be performed in accordance with the terms thereof.

3.6.	Post Completion:

In accordance with the terms of the Shareholders Agreement, each of the Parties shall cause its respective Affiliates to use commercially reasonable efforts to agree the terms of the Business Plan within 90 Day of Completion. The terms of the Business Plan shall be in accordance with the provisions of the Clinical Plan. Until the Business Plan is agreed, the D5 Business shall be carried out in accordance with the Clinical Plan.

4.	Warranties

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4.1.	Each Party hereto warrants and represents to and undertakes with the other Party as at the date of this Agreement that:

4.1.1.	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

4.1.2.	it has full power and authority to enter into this Agreement, which constitutes legal obligations which are valid and binding on it in accordance with their terms, and to perform the obligations expressed to be assumed by it, and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement; and

4.1.3.	it has duly executed this Agreement.

5.	Miscellaneous:

5.1.	Entire Agreement:

This Agreement and the agreements referenced herein supersede all prior representations, arrangements, understandings and agreements, and set out the entire, complete and exclusive agreement and understanding between the Parties.

5.2.	Remedies Cumulative:

The provisions of this Agreement and the rights and remedies of the Parties are independent, cumulative and are without prejudice and in addition to any other rights or remedies which a Party may have whether arising under common law, statute, custom or otherwise. The exercise by a Party of any one right or remedy under this Agreement or at law or in equity will not (unless expressly provided in this Agreement or at law or in equity) operate so as to hinder or prevent the exercise by that Party of any other right or remedy.

5.3.	Notices:

Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and, without prejudice to the validity of another method of service, may be delivered or sent by pre-paid post or facsimile addressed as follows:

(1)	to Elan:

William F. Daniel

Company Secretary

Elan Pharma International Limited

Treasury Building

Lower Grand Canal St.

Dublin 2

With a copy to:

Alan Casey

A&L Goodbody

North Wall Quay,

IFSC, Dublin 1

Fax: +353 1 6492649

(2)	to Nerano:

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Seamus Mulligan

Nerano Pharma Limited

45 Fitzwilliam Square

Dublin 2

With a copy to:

Ben Gaffikin

McCann FitzGerald,

Sir John Rogerson's Quay, Dublin 2,

Fax: +353 1 8290010

or to such other address or facsimile number as the addressee may have previously substituted by notice.

5.3.2.	A notice or other communication will be deemed to have been duly served or given:

(1)	in the case of delivery, at the time of delivery;

(2)	in the case of posting, 48 hours after posting (and proof that the envelope containing the notice or communication was properly addressed, prepaid, and posted by airmail (where applicable) will be sufficient evidence that the notice or other communication has been duly served or given); or

(3)	in the case of facsimile, upon transmission, subject to the correct code or facsimile number being received on the transmission report,

but if a notice is given or served at business premises other than between 9.00 am and 5.00 pm on a Business Day, it will be deemed to be given or served on the next following Business Day.

5.3.3.	A party giving or serving a notice or other communication under this Agreement by facsimile shall also give or serve a copy by post, but without prejudice to the validity and effectiveness of the service by facsimile.

5.3.4.	All notices or other communications shall be in the English language.

5.4.	Confidentiality:

5.4.1.	Each of the parties to this Agreement undertakes with each other for the benefit of the other party that they shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose, transfer or use for their own or any other purposes Confidential Information except:

(1)	in the circumstances set out in clause 5.4.2;

(2)	to the extent otherwise expressly permitted by this Agreement; or

(3)	with the prior written consent of the other parties to this Agreement and of the party to whose affairs such Confidential Information relates.

5.4.2.	A party is permitted to disclose Confidential Information:

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(1)	where the Confidential Information is in or, after the date of this Agreement, enters the public domain otherwise than as a result of: (i) a breach by that party of its obligations in this clause or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation where the party is or was aware of such breach;

(2)	if and to the extent that the party discloses Confidential Information to any person:

(a)	in compliance with any requirement of law;

(b)	in response to a requirement of any securities exchange, regulatory or governmental authority or court having jurisdiction over that party; or

(c)	in order to obtain Tax or other clearances or consents from the Revenue Commissioners or other relevant Tax or regulatory authorities,

provided that any such information disclosable pursuant to sub-clauses (a), (b) or (c) may, to the fullest extent permitted by law, be disclosed only after prior consultation with the other parties to this Agreement.

5.5.	Assignment:

None of the parties to this Agreement may assign any of its rights under this Agreement without the prior written consent of each of the other parties except that any party is entitled to assign the benefit of any provision of this Agreement to an Affiliate.

5.6.	Costs and Expenses

Each Party shall be responsible for their own legal fees, costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

5.7.	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting one and the same instrument. The expression "counterpart" shall include any executed copy of this Agreement transmitted by facsimile.

5.8.	Binding on Successors

Subject to clause 5.5, the provisions of this Agreement shall enure to the benefit of and be binding upon the respective successors and personal representatives of the Parties hereto.

5.9.	Governing Law and Jurisdiction

This Agreement shall in all respects (including the formation thereof and performance thereunder) be governed by and construed in accordance with the laws of Ireland. The Parties to this Agreement agree to submit to the exclusive jurisdiction of the Courts of Ireland in relation to any disputes or proceedings arising out of or in connection with this Agreement.

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EXHIBIT A

Business Transfer Agreement

Agreed Form

SUBJECT TO CONTRACT / CONTRACT DENIED

Dated [•] 2013

ELAN PHARMA INTERNATIONAL LIMITED

(Vendor)

and

SPERANZA BIOPHARMA LIMITED

(Purchaser)

BUSINESS TRANSFER AGREEMENT

relating to the D5 Business

A & L GOODBODY

THIS BUSINESS TRANSFER AGREEMENT is dated [•] 2013 and made between

(1)	ELAN PHARMA INTERNATIONAL LIMITED (registered no. 222276) having its registered office at Treasury Building, Lower Grand Canal Street, Dublin 2 (the Vendor); and

(2)	SPERANZA BIOPHARMA LIMITED a company incorporated in Ireland (Registered No. 502444) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the Purchaser).

RECITALS:

A.	The Vendor carries on the D5 Business (as hereinafter defined) utilising the Assets.

B.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets upon the terms and subject to the conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.	PRELIMINARY

1.1.	Definitions: In this Agreement and in the Schedules unless the context otherwise requires:

1963 Act means the Companies Act, 1963;

1990 Act means the Companies Act, 1990;

Affiliate of a company shall mean any other company controlling, controlled by or under common control with such company;

Assets means the assets listed in Clause 2.1 including all of the Intellectual Property Rights owned by and/or licensed to the Vendor in respect of or related exclusively to the D5 Business, other than for the avoidance of doubt the Excluded Assets, all of which are to be acquired by or novated in favour of the Purchaser pursuant to this Agreement;

Business Contracts means all contracts, agreements, arrangements and understandings of every kind relating to the D5 Business, including but not limited to those set out in Schedule 3;

Business Day means any day on which banks are generally open for business in Dublin excluding Saturdays and Sundays;

Capital Contribution means the capital contribution in the sum of $63 million to be made by Elan Science One Limited to the Purchaser on the date hereof;

Completion means completion of the sale and purchase of the Assets pursuant to this Agreement;

Confidential Information means any and all information received, developed or obtained as a result of or in connection with (i) the operation of the D5 Business (ii) the Assets and/or (ii) entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which in each case relates to:

(a)	the D5 Business;

(b)	the provisions of this Agreement;

(c)	the negotiations relating to this Agreement;

(d)	the subject matter of this Agreement; or

(e)	Irish OpCo Group.

D5 Business means the research, development, manufacture and commercialisation of a Product;

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Licensed Patent Rights;

Effective Time means the time at which this Agreement is executed;

Elan Business means all businesses and other activities carried on by any member of the Elan Group;

Elan Employees means those individuals employed exclusively or predominantly in the Elan Business and the term Elan Employee shall be construed accordingly;

Elan Group means Elan Corporation, plc and its subsidiary undertakings from time to time;

Employees means those employees of any company within the Elan Group employed solely in connection with the Assets whose employment it has been agreed will transfer to the Irish OpCo Group on Completion;

Employment Liabilities means costs (including the cost of wages, salaries, accrued leave and holiday entitlements, accrued bonus entitlements and other remuneration or benefits), redundancy costs, expenses, taxation, PRSI payments, health contributions, levies, losses, claims, demands, actions, fines, penalties, awards, liabilities, expenses (including reasonable legal expenses);

Encumbrance includes any adverse claim or right or third party right or interest; any equity; any option or right of pre-emption or right to acquire or restrict; any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature; any reservation of title; any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

EPIL Loan Agreement means the loan agreement entered into on the date hereof under which EPIL is providing the Purchaser with the ten year interest-free loan for $7,000,000 to fund development of the D5 Business;

Equipment means all equipment such as Blackberries, printers and laptops used by the Employees in connection with the D5 Business;

Excluded Assets means those assets of the Vendor set out in Schedule 1 which are not being sold hereunder;

Information means all customer and supplier records and correspondence (including, in each case, the full name and the address and addresses for delivery or collection or for provision of services) relating to the D5 Business, all books of account relating to the D5 Business and other records of the D5 Business for the six years prior to Completion, all deeds and documents evidencing title to the Assets (duly stamped where appropriate), all sales and technical literature and all other documents, computer records and programs relating to or required for the due and efficient carrying on of the D5 Business and all files and other relevant information relating to the Employees;

Intellectual Property means any and all rights pertaining to inventions, discoveries, trade secrets, confidential business information, financial, marketing and business data, concepts, ideas and improvements to existing technology (in each case whether or not written down or otherwise converted to tangible form), patents, patent applications, patent disclosures, designs, trade marks, service marks, trade names, logos, rights in any domain names, algorithms, database rights, goodwill, copyright(s), moral rights, know-how, reputation, modes, get-up, computer programs and analogous property, plans, models, and all other forms of industrial or intellectual property (in each case in any part of the world and whether or not registered or registerable and to the fullest extent thereof and for the full period therefor and all extensions and renewals thereof), all applications for registration of the foregoing and all rights and interest, present and future thereto and therein;

Intellectual Property Rights means such Intellectual Property owned by and/or licensed to the Vendor used exclusively in connection with the D5 Business;

Ireland means Ireland excluding Northern Ireland and Irish will be construed accordingly;

Irish OpCo Group means the Purchaser and its subsidiaries, any holding company of the Purchaser and any subsidiary of any such holding company and references to Irish OpCo Group Company and member of the Irish OpCo Group shall be construed accordingly;

Licensed Patent Rights means the patents listed at Part B of Schedule 2, being patents and/or patent applications that are licensed to the Vendor;

Listed Business Contracts means the Business Contracts listed in Schedule 3;

Owned Patents means the patents in Part A of Schedule 2 to this Agreement, being patents and/or patent applications that are owned by the Vendor;

Pre-Effective Time Claims means all claims by any person outstanding against the Vendor as at the Effective Time or arising by reason of any act or omission by the Vendor before the Effective Time;

Pre-Effective Time Liabilities means all liabilities (whether actual or contingent), outgoings and expenses incurred by or on behalf of the Vendor in respect of the D5 Business and/or the Assets before the Effective Time, including, without limitation, all creditors and all wages, accrued holiday pay, bonuses and other outgoings in respect of the Employees;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative;

Scyllo-Inositol is the compound “AZD-103”, as more specifically disclosed in the Licensed Patent Rights;

Taxation and Tax means all forms of taxation, duties, imposts and levies whether of Ireland or elsewhere, including (but without limitation) income tax, corporation tax, corporation profits tax, advance corporation tax, capital gains tax, capital acquisitions tax, residential property tax, wealth tax, value added tax, customs and other import and export duties, excise duties, vehicle registration tax, stamp duty, capital duty, social insurance, social welfare or other similar contributions and other amounts corresponding thereto whether payable in Ireland or elsewhere, and any costs, interest, surcharge, penalty or fine relating to the same and any penalties chargeable for non-compliance with any statutory provisions or regulations in connection therewith and the word taxation shall be construed accordingly;

TCA means the Taxes Consolidation Act, 1997;

Transfer Regulations means the European Communities (Protection of Employees on Transfer of Undertakings) Regulations, 2003 and any equivalent or similar laws which are applicable in any other jurisdiction in which persons assigned to the D5 Business are engaged; and

VAT means value added tax within the meaning of the Value-Added Tax Consolidation Act 2010.

1.2.	The Schedules referred to in this Agreement form an integral part of this Agreement, and references to this Agreement include reference to them.

1.3.	Headings are inserted for convenience only and do not affect the construction of this Agreement.

1.4.	All references in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable on them.

1.5.	Unless expressly stated in this Agreement or the context otherwise requires, in this Agreement:

1.5.1.	references to persons are deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts and investment funds (in each case whether or not having a separate legal personality) but references to individuals are deemed to be references to natural persons only;

1.5.2.	words importing the singular include the plural and vice versa and words importing the masculine include references to the feminine and neuter and vice versa;

1.5.3.	reference to writing or similar expressions includes transmission by facsimile or electronic means;

1.5.4.	a word or phrase the definition of which is contained or referred to in section 2 of the 1963 Act has the meaning attributed to it by that definition;

1.5.5.	references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Agreement) and any subordinate legislation made under that legislation;

1.5.6.	reference to any Irish legal term, concept, legislation or regulation (including, those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) or any accounting term or concept, in respect of any jurisdiction other than Ireland will be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction;

1.5.7.	reference to this Agreement includes this Agreement as amended or supplemented from time to time; and

1.5.8.	“including” and “includes” mean including or includes without limiting the generality of the foregoing.

2.	SALE OF ASSETS

2.1.	Sale and Purchase: Subject to the terms of this Agreement, the Vendor shall sell as legal and beneficial owner and the Purchaser shall purchase with effect from the Effective Time in reliance on the provisions of this Agreement free from all Encumbrances and together with all rights now or hereafter attaching thereto, the Assets including:

2.1.1.	the Owned Patents;

2.1.2.	all of the Vendor's right, title and interest in the Licensed Patent Rights;

2.1.3.	the Intellectual Property Rights;

2.1.4.	subject to clause 4 the full benefit subject to the burden (so far as the same is capable of assignment) of the Business Contracts and all of the Vendor’s pending contracts, engagements and all orders in connection with the D5 Business;

2.1.5.	the Investigational New Drug Applications (IND) related to the Product;

2.1.6.	any related goodwill of the D5 Business and to represent the Purchaser as carrying on the D5 Business in continuation of that carried on by the Vendor and in succession thereto;

2.1.7.	the Information;

2.1.8.	the Equipment; and

2.1.9.	the right, title and interest of the Vendor in all other assets which pertain or are used in connection the D5 Business except the Excluded Assets.

2.2.	Other Benefits:

2.2.1.	If the Vendor receives any sums or benefits in respect of any of the Assets it shall forthwith pay or cause to be paid (as the case may be) to the Purchaser as soon as practicable and in any event within ten Business Days of receipt thereof, to a bank account to be nominated by the Purchaser.

2.2.2.	The Vendor shall forthwith upon the execution hereof notify the interest of the Purchaser to the insurers of the Assets and the D5 Business and, at the expense of the Purchaser, keep in force its existing insurance policies in respect of the Assets until 180 days after Completion.

2.3.	The Consideration:

The consideration for the said sale of the Assets shall be satisfied by the payment of $1.00 from the Purchaser to the Vendor, the adequacy and sufficiency of which is hereby acknowledged by the Parties (the Consideration).

2.4.	Purchase of all the Assets: The Purchaser will not be obliged to complete the purchase of any of the Assets unless the purchase of all of the Assets is completed simultaneously.

2.5.	Value Added Tax (VAT):

2.5.1.	The parties shall use their best endeavours to ensure that by virtue of the provisions of sections 20(2)(c) and 26(2) of the Value-Added Tax Consolidation Act 2010 no VAT will be chargeable in respect of the sale and purchase of the Assets hereby agreed to be made.

2.5.2.	Notwithstanding Clause 2.5.1, the Purchaser shall not be liable to pay to the Vendor or to any other person any amount representing VAT in respect of the sale of the Assets unless the Vendor demonstrates to the satisfaction of the Purchaser that the provisions of sections 20(2)(c) and 26(2) of the Value-Added Tax Consolidation Act 2010 do not apply.

For the avoidance of doubt, written confirmation from the Irish Revenue Commissioners on this point shall be treated as demonstration to the satisfaction of the Purchaser.

2.5.3.	Subject to Clause 2.5.2, if VAT is properly chargeable in respect of the sale of the Assets and the Vendor is accountable in respect of the payment of the VAT to the VAT authorities, the Vendor shall deliver to the Purchaser a VAT invoice prepared in a format which is in accordance with relevant VAT legislation. On receipt of this VAT invoice the Purchaser shall pay to the Vendor the amount of VAT properly arising in respect of the sale of the Assets.

2.5.4.	Notwithstanding Clause 2.5.2, if following the payment of any amount of VAT by the Purchaser to the Vendor in respect of the sale of the Assets it is established that VAT was incorrectly chargeable, the Vendor shall pay to the Purchaser the amount of any VAT incorrectly charged. For the avoidance of doubt, only written confirmation from the Irish Revenue Commissioners shall be treated as establishing that VAT was incorrectly chargeable.

2.5.5.	In the event that the Vendor will incur a clawback of VAT in relation to or arising from the sale, the parties hereby exercise a joint option to tax within the meaning of section 94(5) Value-Added Tax Consolidation Act 2010.

3.	COMPLETION AND CONDITIONS

3.1.	Completion: Completion shall take place on the Effective Time at such address as the parties may agree.

3.2.	Actions at Completion: Upon Completion:

3.2.1.	the Vendor shall deliver to the Purchaser:

(1)	the Information;

(2)	duly executed assignments in the agreed form of the Intellectual Property Rights executed, where reasonably required by the Purchaser, in the presence of a Notary Public;

(3)	the Equipment, title to which passes by delivery at the place(s) where it is located;

(4)	subject to clause 4, duly executed deeds of assignment or novation for all Listed Business Contracts;

(5)	as far as is reasonably practicable, possession of the other Assets;

3.2.2.	the Vendor shall, and shall use all reasonable endeavours to procure that all other necessary parties (if any), execute and deliver to the Purchaser all such assurances and things as may be necessary to vest in the Purchaser good and marketable title to the Assets (including deeds of assignment in relation to the Intellectual Property Rights) including such evidence of corporate power and proper execution as the Purchaser may reasonably require;

3.2.3.	the Vendor and the Purchaser shall comply with the terms of clause 5 (in relation to the Employees);

3.2.4.	the Vendor shall procure the payment of the Capital Contribution by ES1 to the Purchaser;

3.2.5.	the Vendor and the Purchaser shall execute and deliver the EPIL Loan Agreement; and

3.2.6.	the Vendor shall provide the Purchaser with details of the Vendor's Irish tax reference number (including evidence satisfactory to the Purchaser allowing it to verify the accuracy of the number provided ) which the Purchaser requires for the purposes of making the relevant filing in connection with the discharge of the liability to stamp duty arising on the transfer of the Assets.

3.3.	Payments at Completion: The Purchaser shall on Completion pay the sum of $1.00 to the Vendor in accordance with clause 2.3.1 of this Agreement.

4.	Business Contracts

4.1.	Subject to the provisions of sub-clauses 4.2, 4.3 and 4.4 after the Effective Time the Purchaser shall:

4.1.1.	be entitled to the benefit of the Business Contracts;

4.1.2.	perform all the Vendor’s obligations under the Business Contracts; and

4.1.3.	indemnify and keep indemnified the Vendor on demand against each loss, liability and cost which the Vendor incurs as a result of a failure on the part of the Purchaser to perform those obligations or any breach by the Purchaser of any law, directive, regulation or the like, applicable to any of the Business Contracts, to the extent that the loss, liability or cost is attributable to the Purchaser’s act or omission after the Effective Time.

4.2.	Nothing in this Agreement shall:

4.2.1.	require the Purchaser to perform any obligation falling due for performance or which should have been performed prior to the Effective Time;

4.2.2.	make the Purchaser liable for any act, neglect, default or omission in respect of any of the Business Contracts on or prior to the Effective Time; or

4.2.3.	impose any obligation on the Purchaser in respect of any contract other than the Business Contracts.

4.3.	At Completion the Vendor will, at the option of the Purchaser acting reasonably, in respect of each Business Contract:-

4.3.1.	assign (or procure the assignment of) the Business Contract in question to the Purchaser or its nominee(s); or

4.3.2.	procure the novation of the Business Contract in question so that the Purchaser or its nominee(s) will become party to the relevant Business Contract in place of the Vendor in each case on such terms as may be agreed to by the Purchaser acting reasonably.

4.4.	Insofar as the consent of a third party is required to comply with the terms of clause 4.3 in respect of a Business Contract, the Vendor shall use all reasonable endeavours to procure such consent as soon as reasonably practicable at its own cost. Until such Business Contract is assigned or novated in accordance with clause 4.3:

4.4.1.	the Vendor shall hold it in trust for the Purchaser absolutely and account to the Purchaser promptly after receipt by it for the value of any benefit of the Business Contract that arises (or relates to the period) after Completion;

4.4.2.	the Vendor must enforce the Business Contract against any counterparty to it in the manner that the Purchaser reasonably directs (and promptly following such direction) from time to time, at the expense of the Purchaser;

4.4.3.	the Purchaser shall, to the extent it lawfully can, perform all the obligations of the Vendor under the Business Contract, to be discharged after the Effective Time, if subcontracting is permissible and lawful under the Business Contract;

4.4.4.	the Purchaser shall indemnify and keep indemnified the Vendor on demand against each loss, liability and cost which the Vendor incurs as a result of any failure on the part of the Purchaser to perform the obligations in clause 4.4.3;

4.4.5.	if such subcontracting is not permissible, the Vendor shall perform all of its obligations under the Business Contract at the Purchaser’s expense; and

4.4.6.	the Vendor shall (so far as it lawfully may) give all reasonable assistance to the Purchaser to enable the Purchaser to enforce its rights under the Business Contract;

4.5.	This Agreement shall not constitute any assignment or an attempted assignment of any Business Contract if the assignment or attempted assignment would constitute a breach of the Business Contract.

4.6.	This clause 4 does not affect the Purchaser’s rights and remedies against the Vendor in respect of a Business Contract which the Vendor warrants is or was assignable.

4.7.	If any Business Contract is being novated, then this Agreement does not act as a contract or agreement for the sale of any estate or interest in the Business Contracts nor does it operate to assign any of the Business Contracts. Instead the benefit of the Business Contracts will be novated to the Purchaser pursuant to the deed of novation which is to be entered into between the parties.

5.	EMPLOYEES

5.1.	Safeguarding of Employees' Rights: The Vendor shall discharge all of its obligations (if any) in relation to the Employees arising under or by virtue of the Transfer Regulations.

5.2.	Evidence and Information: The Vendor shall both before and after Completion furnish to the Purchaser such evidence and information as the Purchaser may from time to time require in relation to the discharge by the Vendor of the Vendor's said obligations together with such other information as the Purchaser may from time to time require in relation to the intentions, proposals, obligations and actions of the Vendor in connection with contracts of employment, employment relationships or collective agreements and any other matters in connection therewith relating to any of the Employees.

5.3.	Other Obligations: The Vendor shall perform and shall be fully liable and responsible for all obligations and liabilities whatsoever pertaining to matters arising prior to Completion arising by virtue of or in connection with contracts of employment, employment relationships and/or collective agreements in existence at any time prior to Completion.

5.4.	Transfer of Employees: The Vendor shall prior to Completion comply where appropriate with sections 9(2) and 20 of the Redundancy Payments Act, 1967 and shall facilitate the Purchaser in this regard so that continuity, where appropriate, is maintained.

5.5.	Indemnity: The Vendor shall indemnify and keep indemnified each Irish OpCo Group Company on demand against any and all Employment Liabilities arising from:

5.5.1.	a claim made against an Irish OpCo Group Company by any Employee, any person claiming to be an employee, former employee or contractor of the D5 Business or any other person by reason of the Transfer Regulations in circumstances where such claim relates to any act or omission by the Vendor or any other event or occurrence related to or arising out of the employment of such person in each case prior to the Effective Time for which the Irish OpCo Group Company is or may be liable by reason of the Transfer Regulations;

5.5.2.	any cause of action of whatsoever nature by any third party against an Irish OpCo Group Company for which the Irish OpCo Group Company is or may be liable by reason of the Transfer Regulations applying to the sale of the Assets and the Business;

5.6.	Redundancy and retention plan: Subject to the terms of any redundancy and retention package which has been agreed by the Vendor and Nerano Pharma Limited on or prior to the date of this Agreement (the Redundancy and Retention Program), the Vendor shall indemnify and keep indemnified each Irish OpCo Group Company on demand against:

5.6.1.	any and all amounts which an Irish OpCo Group Company pays to any Employee in the event that any Irish OpCo Group Company makes the Employee redundant within 18 months of the Effective Time, provided that the amount which the Vendor shall be required to pay in respect of an Employee shall not exceed the cost of the severance package that the Vendor would have paid to the relevant Employee if his position had been made redundant immediately prior to the Effective Time; and

5.6.2.	the amount due to the Employee as a result of the Employee meeting the retention targets applicable to him in the Redundancy and Retention Program, provided that in no circumstances shall the aggregate liability of the Vendor pursuant to this clause 5.6.2 exceed US$1,200,000.

provided always that in no circumstances shall the aggregate liability of the Vendor pursuant to this clause 5.6 exceed US$3,000,000;

5.7.	If the provisions of the Transfer Regulations operate so as to transfer the employment of a person other than an Employee to an Irish OpCo Group Company:

5.7.1.	the Irish OpCo Group Company shall, on becoming aware of the application of such provisions to such person, inform the Vendor and the Vendor shall within 14 days provide all relevant information to the Irish OpCo Group Company relating to such person and his employment and during that period shall consult with the Irish OpCo Group Company in good faith as to the appropriate steps to be taken by the Vendor and the Irish OpCo Group Company in relation to that person; and

5.7.2.	the Vendor covenants with the Purchaser to pay to the Irish OpCo Group Company on demand an amount equal to:

(1)	any and all Employment Liabilities arising out of the employment of such person by the Irish OpCo Group Company or the termination of his/her employment during the period of two years from that person’s Transfer Date, regardless of when a claim is made by such person;

(2)	any and all Employment Liabilities arising out of the termination of employment of any of the Irish OpCo Group Company’s employees (who were employed prior to the Effective Time) as a consequence of the transfer to the Irish OpCo Group Company of such person;

To the extent permitted by law the Purchaser shall use its reasonable endeavours to minimise the amounts payable to the Irish OpCo Group Company pursuant to this clause 5.7.

5.8.	Save in respect of those matters where the Vendor is expressly obliged in this clause 5 to indemnify the Irish OpCo Group, the Purchaser shall indemnify and keep indemnified the Vendor on demand against any and all Employment Liabilities arising from a claim made by any Employees where such claim relates to any act or omission by an Irish OpCo Group Company or any other event or occurrence related to or arising out of the employment of such person in each case after the Effective Time.

5.9.	The Vendor agrees to assign or otherwise hold for the Purchaser with effect from the Effective Time the benefit of any confidentiality or other undertakings or restrictions given to the Vendor by any present or former employees of the Vendor in the D5 Business where such undertakings or restrictions or the benefit thereof are not novated to or otherwise vested in an Irish OpCo Group Company by virtue of the Transfer Regulations and accordingly the Vendor hereby agrees pending formal assignment or novation of the same and at the request of the Purchaser to take such steps, actions and proceedings as the Purchaser shall reasonably require to enforce such undertakings and restrictions (or any of them) for the benefit and at the cost of the Purchaser.

6.	LIMIT OF PARTIES’ LIABILITIES

6.1.	The Vendor:

6.1.1.	remains responsible for all Pre-Effective Time Liabilities;

6.1.2.	remains responsible for all Pre-Effective Time Claims;

6.1.3.	shall promptly pay all Pre-Effective Time Liabilities and promptly settle all Pre-Effective Time Claims; and

6.1.4.	shall indemnify and keep indemnified the Purchaser on demand against each loss, liability and reasonable cost (a Specified Claim) which the Purchaser incurs:

(1)	in connection with the ownership or operation of the D5 Business or the Assets before the Effective Time; or

(2)	as a result of the Vendor’s failure to comply with its obligations under clause 6.1.1, 6.1.2 or 6.1.3.

6.2.	Subject to clause 5, the Purchaser:

6.2.1.	is responsible for all liabilities incurred by it in connection with the D5 Business and the Assets after the Effective Time;

6.2.2.	shall indemnify and keep indemnified the Vendor on demand against each loss, liability and reasonable cost (a Specified Claim) which the Vendor incurs:

(1)	in connection with the ownership or operation of the D5 Business or the Assets after the Effective Time; or

(2)	as a result of the Purchaser’s failure to comply with its obligations under clause 6.2.1.

6.3.	If a party (the Indemnified Party) becomes aware of a matter which might give rise to a Specified

Claim the following provisions shall apply:

6.3.1.	The Indemnified Party shall notify the other party (the Indemnifier) immediately of the matter (stating in reasonable detail the nature of the matter and, if practicable, the amount claimed) and consult with the Indemnifier with respect to the matter. If the matter has become the subject of proceedings, the Indemnified Party shall notify the Indemnifier within sufficient time to enable the Indemnifier to have time to contest the proceedings before final judgment.

6.3.2.	The Indemnified Party shall:

(1)	take any action and institute any proceedings, and give any information and assistance, as the Indemnifier or its insurers may reasonably request to:

(a)	dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

(b)	enforce against a person (other than the Indemnifier) the Indemnified Party’s or its insurers’ rights in relation to the matter; and

(2)	in connection with proceedings related to the matter (other than against the Indemnifier) use advisers chosen by the Indemnifier or its insurers and, if the Indemnifier requests, allow the Indemnifier or its insurers the exclusive conduct of the proceedings,

(3)	in each case the Indemnifier indemnifies the Indemnified Party for all reasonable costs incurred as a result of a request or choice by the Indemnifier or its insurers.

6.3.3.	The Indemnified Party may only admit liability in respect of or settle the matter if it has first obtained the Indemnifier’s written consent (not to be unreasonably withheld or delayed).

7.	NON SOLICITATION

The Vendor undertakes with the Purchaser that the Vendor shall not, and shall procure that each of its Affiliates shall not, without the prior written consent of the Purchaser, directly or indirectly, employ, solicit or contact with a view to his/her employment any Employee for a period of two years after Completion.

8.	MISCELLANEOUS PROVISIONS

8.1.	Confidentiality

8.1.1.	The Vendor undertakes with the Purchaser that it shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose, transfer or use for its own or any other purposes Confidential Information except:

(1)	in the circumstances set out in clause 8.1.2;

(2)	to the extent otherwise expressly permitted by this Agreement; or

(3)	with the prior written consent of the Purchaser.

8.1.2.	The Vendor is permitted to disclose Confidential Information:

(1)	to an Affiliate;

(2)	where the Confidential Information, before it is furnished to the Vendor, is in the public domain;

(3)	where the Confidential Information, after it is furnished to the Vendor, enters the public domain otherwise than as a result of: (i) a breach by the Vendor of its obligations in this clause 8.1 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation where the Vendor is aware of such breach;

(4)	if and to the extent that the Vendor discloses Confidential Information to any person:

(a)	in compliance with any requirement of law;

(b)	in response to a requirement of any securities exchange, regulatory or governmental authority or court having jurisdiction over the relevant Vendor; or

(c)	in order to obtain Tax or other clearances or consents from the Revenue Commissioners or other relevant taxing or regulatory authorities,

provided that any such information disclosable pursuant to paragraphs (a), (b) or (c) may be disclosed only to the extent required by law.

8.1.3.	The restrictions contained in this clause 8.1 will continue to apply after Completion and will apply in relation to the existence and provisions of this Agreement and information relating to the Purchaser regardless of whether or not Completion occurs.

8.2.	Severability

All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will to that extent only be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. The parties shall then use all reasonable endeavours to agree a term or provision to replace the unenforceable, illegal or void term or provision which is legal and enforceable and which has an effect that is near as possible to the intended effect of the term or provision to be replaced.

8.3.	Whole Agreement

This Agreement (together with any documents to be executed pursuant to the terms of this Agreement) supersedes all prior representations, arrangements, understandings and agreements, and sets out the entire, complete and exclusive agreement and understanding between the parties. The rights of the Purchaser under this Agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.

8.4.	Survival

The provisions of this Agreement which have not been performed at Completion will remain in full force and effect notwithstanding Completion.

8.5.	Remedies Cumulative

The provisions of this Agreement and the rights and remedies of the parties are cumulative and are without prejudice and in addition to any rights or remedies which a party may have at law or in equity. The exercise by a party of any one right or remedy under this Agreement or at law or in equity will not (unless expressly otherwise provided in this Agreement or at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

8.6.	Waiver

Any liability to the Purchaser under this Agreement may be wholly or partially released, varied, compounded or compromised by the Purchaser in its absolute discretion as regards the Vendor or any other party without in any way prejudicing or affecting its rights against any other party under the same or a similar liability, whether joint and several or otherwise. A waiver by the Purchaser of any breach by any party of any of the terms, provisions or conditions of this Agreement, or the acquiescence of the Purchaser in any act (whether commission or omission) which but for such acquiescence would be a breach, will not constitute a general waiver of the term, provision or condition or of any subsequent act which is inconsistent with it.

8.7.	Further Assurance

Without limiting the generality of the foregoing, to the extent that the Purchaser or the Vendor discover following Completion that:

8.7.1.	any Asset that was intended to be assigned and transferred pursuant to this Agreement was not assigned and transferred at Completion, the Vendor shall (and shall procure that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required to assign and transfer to the Purchaser the legal and beneficial ownership in such Asset; and/or

8.7.2.	any asset that was not an Asset intended to be transferred pursuant to this Agreement was assigned and transferred at Completion, the Purchaser shall (and shall procure that any other parties shall) execute and do all such documents, acts and things as may reasonably be required to assign and transfer to the Vendor the legal and beneficial ownership in such asset; and/or

8.7.3.	any liability that was intended to be assumed by the Purchaser pursuant to this Agreement was not assumed by the Purchaser at Completion, the parties shall (and shall procure that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required for the Purchaser to assume such liability; and/or

8.7.4.	any liability that was not intended to be assumed by the Purchaser pursuant to this Agreement was assumed by the Purchaser at Completion, the parties shall (and shall procure that any other parties shall) execute and do all such documents, acts and things as may reasonably be required for such liability to be assumed by the Vendor.

8.8.	Notices

Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and, without prejudice to the validity of another method of service, may be delivered or sent by pre-paid post or facsimile addressed to the recipient at the address given above or to its fax number at that address.

8.9.	Counterparts

This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

8.10.	Governing Law and Jurisdiction

This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law. The Irish courts will have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement or its performance.

8.11.	Succession and Assignment

This Agreement may not be assigned without the consent of the other party except to an Affiliate. This Agreement will be binding upon and enure for the benefit of the permitted assigns and, where applicable, successors in title, administrators, executors and personal representatives of the parties. The benefit of any provision of this Agreement may be enforced by the beneficial owners for the time being of the D5 Business or any of the Assets.

None of the parties to this Agreement may assign any of its rights under this Agreement without the prior written consent of each of the other parties except that any party is entitled to assign the benefit of any provision of this Agreement to an Affiliate.

8.12.	Variations

This Agreement may not be released, varied, discharged, amended or supplemented, except by an instrument in writing executed by each party or a duly authorised representative of each party.

8.13.	Financial Transfers

The Vendor declares for the purpose of the Financial Transfers Act, 1992 that it is not resident in any jurisdiction to which financial transfers (within the meaning of that Act) are restricted by order of the Minister for Finance in accordance with the provisions of that Act and does not hold any of the Assets, and will not receive any part of the Consideration, as nominee for any persons so resident, and the Purchaser declares for the purpose of that Act that it is not so resident, is not acquiring the Assets as nominee for any persons so resident and that the Purchaser is not to its knowledge controlled directly or indirectly by persons so resident.

8.14.	Recitals

The parties acknowledge that matters referred to in the recitals will not, in any way, give rise to any liability or cause of action against the Purchaser.

SCHEDULE 1

Excluded Assets

For the avoidance of doubt, the Excluded Assets of the Vendor means:

(1)	all those assets and records of the Vendor which do not exclusively form part of the D5 Business;

(2)	all cash and bank accounts of the Vendor; and

(3)	the statutory books of the Vendor.

SCHEDULE 2

A.	Owned Patents

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00667-US-NP	US	FLG	13 Oct 2011	13/273,069
00667-US-PSP	US	EXP	13 Oct 2010	61/455,089
00667-WO-PCT	WO	PUB	13 Oct 2011	PCT/US2011/056109

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00681-US-PSP	US	EXP	03 Jun 2011	61/520,031
00681-US-PSP[3]	US	FLG	31 Mar 2012	61/618,680
00681A1-US	US	FLG	04 Jun 2012	13/488,363
00681A1W1-PCT	WO	FLG	04 Jun 2012	PCT/US2012/40789
00681A2	US	FLG	30 Sep 2011	61/541,333

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00692A1	US	FLG	15 Feb 2010	61/304,581
00692A1W1-AU	AU	DES
00692A1W1-CA	CA	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-CN	CN	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-EA	EA	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-EP	EP	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-JP	JP	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-NZ	NZ	DES
00692A1W1-PCT	WO	PUB	14 Feb 2011	PCT/US2011/024731

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00695-A1-US	US	FLG	28 Sep 2012	13/573,640

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00700-prov1	US	FLG	09 Jan 2013	61/750,722

B.	Licensed Patent Rights

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00592-CA-PCT	CA	FLG	13 Oct 2006	2626005
00592-EP-EPT	EP	FLG	13 Oct 2006	06850456.2
00592-JP-PCT	JP	PUB	13 Oct 2006	2008-535136
00592-US-CNT[4]	US	ABD	11 Nov 2009	12/616,496
00592-US-NP[2]	US	ABD	13 Oct 2006	11/580,026
00592-US-PCT[3]	US	FLG	13 Oct 2006	12/090,130
00592-US-PSP	US	EXP	13 Oct 2005	60/725,634
00592-WO-PCT	WO	FLG	13 Oct 2006	PCT/US2006/039872
00592-WO-PCT[2]	WO	OPEN	13 Oct 2006	PCT/IB2006/004181
00592-WO-PCT[3]	WO	PUB	13 Oct 2006	PCT/CA2006/001679

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00593-AU-PCT	AU	GRT	17 Nov 2005	2005 306 531	2005 306 531
00593-BR-PCT	BR	FLG	17 Nov 2005	PI0517733-2
00593-CA-PCT	CA	FLG	17 Nov 2005	2588423
00593-CN-PCT	CN	FLG	17 Nov 2005	200580046701.8
00593-EP-EPD[2]	EP	ABD	17 Nov 2005	10000985.1
00593-EP-EPT	EP	ABD	17 Nov 2005	05808109.2
00593-IN-PCD	IN	FLG	17 Nov 2005	90/KOLNP/2012
00593-IN-PCT	IN	FLG	17 Nov 2005	1887/KOLNP/2007
00593-JP-PCT	JP	PUB	17 Nov 2005	2007-541601
00593-MX-PCT	MX	FLG	17 Nov 2005	MX/a/2007/005870
00593-PH-PCT	PH	FLG	17 Nov 2005	1-2007-501053
00593-US-CNT[4]	US	ABD	20 Aug 2007	11/841,773
00593-US-CNT[5]	US	ABD	20 Aug 2007	11/841,745
00593-US-CNT[6]	US	ABD	20 Aug 2007	11/841,763
00593-US-CNT[7]	US	ABD	20 Aug 2007	11/841,730
00593-US-CNT[8]	US	ABD	22 May 2008	12/125,498
00593-US-CNT[9]	US	PUB	15 Sep 2010	12/882,250
00593-US-NP[3]	US	ABD	17 Nov 2005	11/280,818
00593-US-PCT[2]	US	ABD	17 Nov 2005	11/667,822
00593-US-PSP	US	EX-C	17 Nov 2004	60/628,840
00593-WO-PCT	WO	PUB	17 Nov 2005	PCT/CA2005/001744
00593-ZA-DIV[2]	ZA	FLG	17 Nov 2005	2008/08231
00593-ZA-PCD	ZA	FLG	17 Nov 2005	2012/02636
00593-ZA-PCT	ZA	GRT	17 Nov 2005	2007/04872	2007/04872

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00594-AT-EPT	AT	GRT	27 Feb 2004	04715226.9	E 432 694
00594-AU-DIV	AU	FLG	27 Feb 2004	2009251035
00594-AU-PCT[2]	AU	GRT	27 Feb 2004	2004216544	2004216544
00594-BE-EPT	BE	GRT	27 Feb 2004	04715226.9	1608350
00594-BG-EPT	BG	GRT	27 Feb 2004	04715226.9	1608350
00594-BR-PCT	BR	FLG	27 Feb 2004	PI 0407910-8
00594-CA-PCT	CA	FLG	27 Feb 2004	2516563
00594-CH-EPT	CH	GRT	27 Feb 2004	04715226.9	1608350

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00594-CN-DIV	CN	FLG	27 Feb 2004	200810146321.7
00594-CN-DIV[3]	CN	ABD	27 Feb 2004	N/A
00594-CN-PCT[2]	CN	GRT	27 Feb 2004	20048011335.8	ZL 200480011335.8
00594-CY-EPT	CY	GRT	27 Feb 2004	04715226.9	CY1109338
00594-CZ-EPT	CZ	GRT	27 Feb 2004	04715226.9	1608350
00594-DE-EPT	DE	GRT	27 Feb 2004	04715226.9	602004021362.4-08
00594-DK-EPT	DK	GRT	27 Feb 2004	04715226.9	1608350
00594-EE-EPT	EE	GRT	27 Feb 2004	04715226.9	E003407
00594-EP-EPD	EP	PUB	27 Feb 2004	09005295.2
00594-EP-EPD[2]	EP	PUB	27 Feb 2004	10010477.7
00594-EP-EPT[3]	EP	GRT	27 Feb 2004	04715226.9	1608350
00594-ES-EPT	ES	GRT	27 Feb 2004	04715226.9	1608350
00594-FI-EPT	FI	GRT	27 Feb 2004	04715226.9	1608350
00594-FR-EPT	FR	GRT	27 Feb 2004	04715226.9	1608350
00594-GB-EPT	GB	GRT	27 Feb 2004	04715226.9	1608350
00594-GR-EPT	GR	GRT	27 Feb 2004	04715226.9	1608350
00594-HU-EPT	HU	GRT	27 Feb 2004	04715226.9	E006366
00594-IE-EPT	IE	GRT	27 Feb 2004	04715226.9	1608350
00594-IL-PCD[1]	IL	FLG	27 Feb 2004	220065
00594-IL-PCT	IL	FLG	27 Feb 2004	170476
00594-IT-EPT	IT	GRT	27 Feb 2004	04715226.9	1608350
00594-JP-PCD	JP	PUB	27 Feb 2004	2010-294145
00594-JP-PCT[2]	JP	GRT	27 Feb 2004	2006-501433	4999453
00594-LU-EPT	LU	GRT	27 Feb 2004	04715226.9	1608350
00594-NL-EPT	NL	GRT	27 Feb 2004	04715226.9	1608350
00594-PT-EPT	PT	GRT	27 Feb 2004	04715226.9	1608350
00594-RO-EPT	RO	GRT	27 Feb 2004	04715226.9	1608350
00594-SE-EPT	SE	GRT	27 Feb 2004	04715226.9	1608350
00594-SI-EPT	SI	GRT	27 Feb 2004	04715226.9	1608350
00594-SK-EPT	SK	GRT	27 Feb 2004	04715226.9	E 6042
00594-TR-EPT	TR	GRT	27 Feb 2004	04715226.9	TR 2009 06231 T4
00594-US-CIP[5]	US	PUB	27 Feb 2004	10/547,286
00594-US-CNT[6]	US	ABD	03 Mar 2009	12/396,515
00594-US-CNT[7]	US	PUB	29 Feb 2012	13/408,337
00594-US-NP[4]	US	GRT	26 Feb 2004	10/787,621	7,521,481
00594-US-PSP	US	EX-C	27 Feb 2003	60/451,363
00594-US-PSP[2]	US	EX-C	17 Nov 2003	60/520,958
00594-US-PSP[3]	US	EX-C	19 Nov 2003	60/523,534
00594-WO-PCT	WO	PUB	27 Feb 2004	PCT/CA2004/00272

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00601-CA-PCT	CA	ABD	16 Feb 2007	2642647
00601-EP-EPT	EP	ABD	16 Feb 2007	07789484.8
00601-JP-PCT	JP	ABD	16 Feb 2007	2008-554886
00601-US-NP[2]	US	ABD	16 Feb 2007	11/707,156
00601-US-PSP	US	EX-C	17 Feb 2006	60/774,818
00601-WO-PCT[2]	WO	ABD	16 Feb 2007	PCT/IB2007/001929

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.

00615-CA-PCT	CA	ABD	18 May 2007	2652449
00615-EP-EPT	EP	ABD	18 May 2007	07719822.4
00615-US-PCT[4]	US	PUB	18 May 2007	12/301,155
00615-US-PSP	US	EX-C	19 May 2006	60/801,848
00615-US-PSP[2]	US	EX-C	12 Oct 2006	60/851,256
00615-US-PSP[3]	US	EX-C	13 Nov 2006	60/858,548
00615-WO-PCT	WO	ABD	18 May 2007	PCT/CA2007/000900

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00627-US-PCT[2]	US	ABD	20 Sep 2007	12/438,572
00627-US-PSP	US	EX-C	21 Sep 2006	60/846,366
00627-WO-PCT	WO	ABD	20 Sep 2007	PCT/CA2007/001678

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00629-AU-PCT	AU	FLG	09 Mar 2007	2007222864
00629-BR-PCT	BR	PUB	09 Mar 2007	PI0708725-0
00629-CA-PCT	CA	FLG	09 Mar 2007	2644804
00629-CN-PCD	CN	FLG	09 Mar 2007	201210257027.X
00629-CN-PCT	CN	PUB	09 Mar 2007	200780016972.8
00629-CO-PCT	CO	PUB	09 Mar 2007	08.108.264
00629-EA-EAT	EA	FLG	09 Mar 2007	200801967
00629-EP-EPT	EP	PUB	09 Mar 2007	07710726.6
00629-ID-PCT	ID	FLG	09 Mar 2007	W00200803173
00629-IL-PCT	IL	FLG	09 Mar 2007	193970
00629-IN-PCT	IN	PUB	09 Mar 2007	3723/KOLNP/2008
00629-JP-PCT	JP	FLG	09 Mar 2007	2008-557568
00629-KR-PCT	KR	FLG	09 Mar 2007	1-2008-7024122
00629-MX-PCT	MX	FLG	09 Mar 2007	MX/a/2008/011553
00629-NZ-PCT	NZ	GRT	09 Mar 2007	571,181	571,181
00629-PH-PCT	PH	FLG	09 Mar 2007	1-2008-502019
00629-US-PCT[2]	US	PUB	09 Mar 2007	12/282,030
00629-US-PSP	US	EX-C	09 Mar 2006	60/780,526
00629-WO-PCT	WO	PUB	09 Mar 2007	PCT/CA2007/000395
00629-ZA-DIV	ZA	ALL	09 Mar 2007	2009/08303
00629-ZA-PCT[2]	ZA	GRT	09 Mar 2007	2008/07993	2008/07993

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00632-CA-PCT	CA	FLG	22 Nov 2007	2670405
00632-EP-EPT	EP	PUB	22 Nov 2007	07845583.9
00632-JP-PCT	JP	PUB	22 Nov 2007	2009-537460
00632-US-PCT	US	PUB	22 Nov 2007	12/445,164
00632-WO-PCT	WO	PUB	22 Nov 2007	PCT/CA2007/002118

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00633-CA-PCT	CA	FLG	11 Apr 2008	2683580
00633-US-PCT[3]	US	PUB	11 Apr 2008	12/594,947
00633-US-PSP	US	EX-C	12 Apr 2007	60/923,061
00633-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,001
00633-WO-PCT	WO	PUB	11 Apr 2008	PCT/CA2008/000685

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00634-CA-PCT	CA	FLG	11 Apr 2008	2683546
00634-US-PCT[3]	US	PUB	11 Apr 2008	12/594,950
00634-US-PSP	US	EX-C	12 Apr 2007	60/923,150
00634-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,044
00634-WO-PCT	WO	PUB	11 Apr 2008	PCT/CA2008/000683

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00635-AU-PCT	AU	FLG	11 Apr 2008	2008 238 577
00635-CA-PCT	CA	FLG	11 Apr 2008	2683607
00635-EP-EPT	EP	PUB	11 Apr 2008	08733752.3
00635-JP-PCT	JP	ABD	11 Apr 2008	2010-502395
00635-US-PCT[2]	US	PUB	11 Apr 2008	12/594,951
00635-US-PSP	US	EX-C	12 Apr 2007	60/922,998
00635-WO-PCT	WO	FLG	11 Apr 2008	PCT/CA2008/000703

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00636-CA-PCT	CA	FLG	11 Apr 2008	2683548
00636-US-PCT[3]	US	PUB	11 Apr 2008	12/594,943
00636-US-PSP	US	EX-C	12 Apr 2007	60/923,002
00636-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,120
00636-WO-PCT	WO	FLG	11 Apr 2008	PCT/CA2008/000684

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00643-AU-PCT	AU	FLG	09 Oct 2009	2009 301 603
00643-CA-PCT	CA	FLG	09 Oct 2009	2740124
00643-EP-EPT[1]	EP	PUB	09 Oct 2009	09818730.5
00643-JP-PCT	JP	PUB	09 Oct 2009	2011-530339
00643-NZ-PCT	NZ	FLG	09 Oct 2009	592277
00643-US-NP[2]	US	PUB	09 Oct 2009	12/576,957
00643-US-PSP	US	EX-C	09 Oct 2008	61/104,094
00643-WO-PCT	WO	PUB	09 Oct 2009	PCT/CA2009/001448
00643-ZA-PCT	ZA	FLG	09 Oct 2009	2011/02640

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00650-AR-NP	AR	FLG	15 Sep 2008	P090103535
00650-AU-PCT	AU	FLG	15 Sep 2009	2009290612
00650-CA-PCT[2]	CA	FLG	15 Sep 2009	2737163
00650-EP-EPT[2]	EP	PUB	15 Sep 2009	09792556.4
00650-JP-PCT[2]	JP	PUB	15 Sep 2009	2011-527043
00650-TW-NP	TW	PUB	15 Sep 2009	98131051
00650-US-NP[2]	US	PUB	15 Sep 2009	12/560,113
00650-US-PSP	US	EX-C	15 Sep 2008	61/097,023
00650-VE-NP	VE	FLG	15 Sep 2008	N/A
00650-WO-PCT	WO	FLG	15 Sep 2009	PCT/US2009/057003
00650-WO-PCT[2]	WO	PUB	15 Sep 2009	PCT/US2009/056985

SCHEDULE 3

Business Contracts

1.	Collaboration Agreement between Waratah Pharmaceuticals Inc. and Elan Pharma International Limited dated 25 September 2006 (as amended);

2.	Master Services and Alliance Agreement between PPD Development, LP and Elan Pharmaceuticals, Inc. dated 1 August 2011; and

3.	Master Services Agreement between Clinical Financial Services, LLC and Elan Pharmaceuticals, Inc. dated 2 April 2012.

IN WITNESS whereof this Agreement has been entered into on the date and year first herein written.

SIGNED for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED
Director

SIGNED for and on behalf of
SPERANZA BIOPHARMA LIMITED

Director

EXHIBIT B

Royalty and Option Agreement

Agreed Form – Subject to Contract/ Contract Denied

Dated       May 2013

ELAN PHARMA INTERNATIONAL LIMITED

and

SPERANZA BIOPHARMA LIMITED

OPTION AND ROYALTY DEED OF AGREEMENT

A & L GOODBODY

THIS OPTION AND ROYALTY DEED (the Agreement) is dated [•] 2013 and made between

(1)	ELAN PHARMA INTERNATIONAL LIMITED (registered no. 222276) having its registered office at Treasury Building, Grand Canal Street Lower, Dublin 2 (the Company); and

(2)	SPERANZA BIOPHARMA LIMITED a company incorporated in Ireland (Registered No. 502444) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2 (Newco).

Recitals:

A.	Pursuant to a Business Transfer Agreement dated the date hereof between the Company and Newco (the Business Transfer Agreement), the Company has agreed to transfer all assets relating to the Product (as defined below) to Newco.

B.	Newco has agreed to grant to the Company the option described in Clause 2 and to pay the Royalty described in Clause 6 to the Company.

IT IS HEREBY AGREED as follows:

1.	PRELIMINARY

1.1.	Definitions: In this Agreement and in the Schedules unless the context otherwise requires:

Affiliate means another person that directly or indirectly controls, is controlled by, or is under common control with, such first person, where control means the possession, directly or indirectly, of the power to direct or cause the direction of the business, affairs or management of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

Application means, without limitation, Down Syndrome, Bipolar Disorder and/or Alzheimer's agitation and/or any other potential future use or application which is now known (or may in the future be known) in respect of the Patents and/or Know-How and/or any Product;

Business Days means any day other than a Saturday or Sunday or a bank or public holiday in the Republic of Ireland;

Commercialisation means any and all activities constituting importing, manufacturing, marketing, distributing, offering for sale and/or selling a Product and shall include but is not be limited to:

(a)	sales;
(b)	loaning, leasing, letting on hire or sales on hire purchase;
(c)	supply;
(d)	putting into use; or
(e)	Promotion

as well as activities required to fulfil on-going regulatory obligations, including adverse event reporting. When used as a verb, Commercialise shall mean to engage in Commercialisation;

Confidential Information means know-how, trade secrets, inventions (including, where applicable, information in relation to the Patents, Know-How and/or any other potential or actual patent applications covering inventions), data, information, and any improvements, modifications, derivations, or compilations thereto that is owned, licensed by or controlled by the disclosing party, provided however, that Confidential Information shall not include any information which is:

2

(1)	already known to the receiving party at the time of disclosure, as evidenced by such party's written records, provided such information was not obtained directly or indirectly by the receiving party from the disclosing party pursuant to a confidentiality agreement;

(2)	publicly known prior to or after disclosure, through no default of the receiving party;

(3)	disclosed in good faith to the receiving party by a third party, lawfully and contractually entitled to make such disclosure; or

(4)	is independently discovered without the aid or application of the Confidential Information as shall be evidenced by the written records of the receiving party.

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Licensed Patent Rights;

D5 Business means the research, development, manufacture and/or Commercialisation of a Product;

Effective Date means the date of this Agreement;

Elan Group means the Company and its Subsidiaries from time to time;

European Option Territories means the countries listed in Part A of Schedule 3;

Fair Market Value means the fair value price, licence, distribution and/or sales fee and/or a royalty or any of the foregoing (or similar) as may be applicable to the Commercialisation of the Patents and/or Know-How and/or any Product (in any way) on the open market in the Other Territories, on the basis of an arm's length transaction entered into by Newco (or any Affiliate of Newco).

Field means any use or Application or potential future use or application which is now known (or may in the future be known) in respect of the Patents and/or Know-How and/or any Product;

Generic Product a drug product that has the same or substantially the same labelling as the Product and, to the extent applicable, that is lawfully substitutable by pharmacists or other dispensers of pharmaceuticals for the Product when the Product is prescribed;

Generics Territory means any country listed in Part C of Schedule 3;

Group means Newco and its Subsidiaries from time to time;

Know-How means any and all rights related to the Product and /or the Patents, owned, licensed or controlled by Newco to include any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, substances, techniques, processes, systems, formulations, designs and expertise which is not generally known to the public;

Licensed Patent Rights means the Patents listed in Part B of Schedule 1;

Milestone Events means the events described in clauses 5.1.1 and 5.1.2 and "Milestone Event" means either one of them;

3

Net Income means any amount paid to NewCo or any of its Affiliates by a third party who is not an Affiliate of NewCo in respect of the use, sale, licence, rental and/or supply of the Patents and/or Know How and/or any Product, less provisions for the following:

(1)	reasonable and bona fide returns, credits, refunds, rebates, chargebacks, wholesalers or distribution fees, retroactive price adjustments, and any other substantially similar allowances which effectively reduce the net selling price;

(2)	reasonable and bona fide transportation and distribution charges or allowances, including freight pickup allowances actually paid or incurred by NewCo, or any of its Affiliates (excluding amounts reimbursed by third party customers); and

(3)	any tax (excluding taxes on income), excise or other governmental charges upon or measured by the production, sale, transportation, delivery or use of the Product actually paid by NewCo or any of its Affiliates.

Non-European Option Territories means the countries listed in Part B of Schedule 3;

Option Territories means the European Option Territories and the Non-European Option Territories, and Option Territory shall mean any of them;

Other Territories means all other countries, nations, principalities or jurisdictions anywhere in the world which are not Option Territories, together with any Option Territory which does not form part of the Selected Option Territories, as those terms are defined under this Agreement;

Owned Patents means the Patents listed in Part A of Schedule 1;

Patents means any and all rights under any and all patent applications and/or patents anywhere in the world, now existing, currently pending or hereafter filed or obtained or licensed by Newco relating to the Product and any sub-divisions, divisions or extensions of same, including but not limited to Owned Patents and the Licensed Patent Rights;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative thereof;

Promotion means those activities, including, without limitation, detailing normally undertaken by a pharmaceutical company's sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular Product in a specific indication. When used as a verb, Promote shall mean to engage in such activities;

Realisation has the meaning given to it in the shareholders' agreement made between, inter alia, Elan Science One Limited and Nerano Pharma Limited to regulate the parties' relationship as shareholders in Speranza Therapeutics Limited;

Regulatory Approval means first approval to manufacture, market and sell a Product issued by either the US Food and Drug Administration and/or the European Medicines Agency;

Relevant Territory means a country within the Other Territories.

Royalty shall mean 3% of any Net Income received by Newco (or any Affiliate of Newco) at any time as a result of and/or due to the use, sale, license, rental and/or supply of the Patents and/or Know-How and/or any Product (in any way) from the Effective Date:

(a)	anywhere in the world (in circumstances where the Licence Option is not taken up by the Company in accordance with clause 2 herein); or
(b)	in the Other Territories (in circumstances where the Licence Option is taken up by the

4

Company in accordance with clause 2 herein);

and the term "Royalties" shall be construed accordingly;

Scyllo-Inositol is the compound “AZD-103”, as more specifically disclosed in the Licensed Patent Rights;

Selected Option Territories shall have the meaning given to that term in Clause 2.4;

Subsidiary means in relation to either party, each and any subsidiary or holding company of that Party and each and any subsidiary of a holding company of that party or any business entity from time to time controlling, controlled by, or under common control with, either party.

Trigger Event shall occur in relation to a Relevant Territory when the following occurs:

(a)	the circumstances referred to in clause 6.12.2 apply;

(b)	a third party (other than a Newco Subsidiary) sells a Generic Product in a Generics Territory;

(c)	the Generic Product does not infringe a Valid Patent Claim; and

(d)	the last Valid Patent Claim in that Relevant Territory has expired;

Valid Patent Claim means any claim of an issued and unexpired Patent which has not been held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or government agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or expressly admitted by the holder of the patent or supplementary protection certification to any person to be invalid or unenforceable through reissue or disclaimer or otherwise;

Waratah means Waratah Pharmaceuticals Inc, a US company with offices at Suit 220, 101 Colleget Street, Toronto, Ontario, M5G 1L7 and/or its successors or assigns under the Waratah Agreement; and

Waratah Agreement means the Collaboration Agreement between Elan Pharma International Limited and Waratah Pharmaceuticals Inc. dated 25 September 2006 in the form as amended as of the Effective Date of this Agreement.

1.2.	The Schedules referred to in this Agreement form an integral part of this Agreement, and references to this Agreement include reference to them.

1.3.	Headings are inserted for convenience only and do not affect the construction of this Agreement.

1.4.	All references in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable on them.

1.5.	Unless expressly stated in this Agreement or the context otherwise requires, in this Agreement:

1.5.1.	references to persons are deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts and investment funds (in each case whether or not having a separate legal personality) but references to individuals are deemed to be references to natural persons only;

1.5.2.	words importing the singular include the plural and vice versa and words importing the masculine include references to the feminine and neuter and vice versa;

5

1.5.3.	reference to writing or similar expressions includes transmission by facsimile or electronic means;

1.5.4.	a word or phrase the definition of which is contained or referred to in section 2 of the 1963 Act has the meaning attributed to it by that definition;

1.5.5.	references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Agreement) and any subordinate legislation made under that legislation;

1.5.6.	reference to any Irish legal term, concept, legislation or regulation (including, those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) or any accounting term or concept, in respect of any jurisdiction other than Ireland will be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction;

1.5.7.	reference to this Agreement includes this Agreement as amended or supplemented from time to time; and

1.5.8.	“including” and “includes” mean including or includes without limiting the generality of the foregoing.

2.	COMMERCIALISATION OPTION

2.1.	From the Effective Date until one (1) year after the date on which the first Regulatory Approval in respect of any Application in relation to any Product is granted (the Option Period), Newco shall, in consideration of the mutual covenants of the parties set forth herein and other lawful consideration, grant to the Company an exclusive option (the Licence Option) to receive an exclusive, royalty-free, fully paid up, unrestricted, sub-licensable, assignable, perpetual licence/sub-licence whereby Newco will grant the Company a licence/sub-licence to the Patents and the Know-How to Commercialise Products in the Selected Option Territories in the Fields (or any specific field) on the terms contained in the template agreement attached at Schedule 2 of this Agreement ("Licence") and on the basis of the binding terms of this Agreement.

2.2.	If the Company does not exercise the Licence Option, the Company shall be entitled to elect to negotiate in good faith exclusively with Newco during the Option Period an alternative form of collaboration or commercialisation agreement such as, but not limited to, a co-promotion or co-marketing arrangement for further development of the Products in the Fields in the Option Territories.

2.3.	If the Company decides to exercise the Licence Option, the Company shall provide Newco with written notice of the exercise of the Licence Option substantively in the form attached at Schedule 4 of this Agreement (Licence Option Exercise Notice), at any time during the Option Period.

2.4.	The Company shall specify in the Licence Option Exercise Notice the Option Territories in which it wishes to be granted the Licence Option, such countries to be referred to herein as the Selected Option Territories. Any Option Territory which is not a Selected Option Territory shall fall to be considered from the date of service of the Licence Option Exercise Notice as forming part of the Other Territories for the purposes of this Agreement.

2.5.	The Company shall be responsible for procuring consents (if any) that are required for the exercise of the Licence Option in respect of the sub-licence of the Licensed Patent Rights granted under clause 2.1.

6

2.6.	Newco will provide the Company with all reasonable assistance as the Company may request in respect of the requirement (if any) to obtain consent pursuant to clause 2.5 above.

2.7.	Subject to any mechanisms agreed between the parties on or prior to the Effective Date and to the parties being reasonably satisfied that the following is in compliance with applicable law, where the Selected Option Territories include European Option Territories, the Company agrees and undertakes that it will acquire all Products which it requires for Commercialisation in all Fields in those European Option Territories from NewCo, and the parties agree to negotiate in good faith in order to agree the terms upon which NewCo will supply the Company with Products in those circumstances. Such terms will take account, where relevant, of trade dynamics, distribution control, patient access and pharmaceutical controls and applicable laws.

2.8.	During the Option Period, Newco will not negotiate in any form, directly or indirectly, with any other corporation, entity or person in relation to the subject matter of Clause 2.1 and Clause 2.2, nor provide any information relating thereto to third parties, save with the prior written consent of the Company.

2.9.	For the avoidance of doubt, the Company shall not pay or be obliged to pay any royalty or other revenue to Newco arising from any Commercialisation by the Company of the Patents, Know-How and/or Products in the Option Territories.

2.10.	If, during the Option Period, the Company decides not to exercise the License Option, it shall promptly notify NewCo in writing of its decision, whereupon clauses 2.1 and 2.2 of this Agreement shall cease to apply and NewCo shall be free immediately to Commercialise the Products in the Field on a worldwide basis subject to the Royalty payments to the Company in accordance with clause 5.1.

3.	NON-COMPETITION

3.1.	During the Option Period and for the duration of any licence or sub-licence entered into between the parties pursuant to the exercise of the Licence Option, Newco shall not Commercialise the Products in the Fields in the Option Territories.

3.2.	Nothing in this Agreement shall prevent Newco, either alone or in association with a third party, from Commercialising the Products in the Other Territories.

4.	COSTS

4.1.	Both parties shall pay and cover in full their own costs arising from the exercise by the Company of the Licence Option and/or arising from the terms contained in clause 5 of this Agreement.

5.	MILESTONES

5.1.	Newco shall, within thirty (30) days on the occurrence of the following Milestone Events (or either of them) pay to the Company:

5.1.1.	two hundred million US dollars ($200,000,000) on a Realisation or (other than in respect of an intra-Group reorganisation) the legal, beneficial or legal and beneficial sale, transfer, assignment, licence, sub-licence, novation, distribution or other disposal of all or substantially all of the D5 Business by the Group subject to deduction of any milestone amount paid pursuant to the Waratah Agreement after the Effective Date; and

5.1.2.	two hundred million US dollars ($200,000,000) on the attainment by the Group of annual worldwide Net Income of one and a half billion US dollars ($1,500,000,000). For the avoidance of doubt this Milestone as set forth in this clause 5.1.2 shall be paid to the Company only once on the attainment of this Milestone Event.

7

6.	ROYALTIES

6.1.	Newco shall, from the Effective Date, on a quarterly basis, pay the Company the Royalty.

6.2.	Newco will use all reasonable endeavours to achieve Fair Market Value in respect of any use, sale, license, rental and/or supply of the Patents and/or Know-How and/or any Product in the Other Territories and without limiting the foregoing, will not offer or make any unreasonable or non-customary discounts in respect of the use, sale, licence, rental and/or supply of the Patents and/or Know-How and/or Product in the Other Territories.

6.3.	On the occurrence of a Trigger Event with respect to a Relevant Territory, the Royalty together with any other royalty payable by Newco to any member of the Elan Group shall, upon the first day of the first quarter thereafter, be reduced by 50% in respect of any Net Income solely and exclusively related to any Commercialisation in the Relevant Territory.

6.4.	Assuming the conditions as set forth in 6.3 above are met, the reductions in Royalty as set forth in clause 6.3 are only applicable on a Relevant Territory by Relevant Territory basis in the Other Territories.

6.5.	For the avoidance of doubt, a Royalty accrues on the date when the Patents, Know-How and/or Product is used, sold, licensed, rented and/or supplied, the date it is supplied being the earliest of when it is invoiced, paid for, used, installed or delivered.

6.6.	The Royalty shall be payable under this Agreement even if some part of the manufacture, supply, licence, rental or putting into use of the Patents, Know-How and/or Product by Newco takes place in a part of the Other Territory where there is no Patent or where the Product does not fall within the scope of any Patent.

6.7.	The Royalty and other sums payable under this agreement are exclusive of VAT (or similar tax). If laws, rules or regulations require withholding of income taxes or other taxes imposed upon any payments to be made under this Agreement, the affected party shall make such withholding payments as required and subtract such withholding payments from such payments, except to the extent that the such taxes are greater than they would have been had the original payor (i.e., the Company or Newco, as the case may be) not (A) transferred its rights or obligations under this Agreement to any non-Irish resident (for tax purposes) person or entity, or (B) changed its jurisdiction of incorporation or residence for tax purposes, in either of which case the payor shall pay the payee such additional amounts so that after all deduction or withholding in respect of taxes, the payee receives an amount equal to the sum it would have received had no such transfer or change occurred. The affected party shall submit appropriate proof of payment of the withholding taxes to the other party within a reasonable period of time not exceeding thirty (30) days after filing and paying such taxes. Each party will reasonably provide the necessary documentation to enable the other party to apply for declaration of reduced tax rates or exemption from withholding taxes on royalty payments under the relevant tax treaties, if applicable. Either or both parties, as the case may be, will apply for such reduced tax rates or exemptions from withholding taxes, if applicable. Each party will also reasonably provide any and all relevant documents to the other party in order that such other party can reduce or eliminate any withholding tax or claim the withheld taxes according to the relevant tax treaties and according to local tax laws.

6.8.	The Royalty and any other sums payable under this Agreement shall be paid in euro to the credit of a bank account to be designated in writing by the Company.

6.9.	The Royalty payable under this Agreement shall be paid within 30 days of the end of each successive quarterly period and for the purpose of converting the local currency of Newco (in which such Royalty arises) into euro, the rate of exchange to be applied shall be the rate of

8

exchange applied by the Dublin bankers to the Company for the purchase of euro with such foreign currency as at the close of business on the date when the relevant payment first becomes due.

6.10.	In the event of any delay in paying any sum due under this Agreement by the due date, Newco shall pay to the Company interest (calculated on a daily basis) on the overdue payment from the date when such payment was due to the date of actual payment at a rate of 1% over the prime rate of the Governor and Company of the Bank of Ireland from time to time.

6.11.	The parties hereto acknowledge that NewCo shall (subject to the terms of clause 2, the Licence Option and any Licence) be free to acquire or to license or sub-license any intellectual property which it considers to be necessary in order to obtain Regulatory Approval in respect of any Application, or to Commercialise in any of the Fields and the parties shall use all reasonable endeavours to minimise the amount of any royalties under any such licences.

6.12.	The parties shall procure that at no time shall the aggregate sum of all royalties which are required to be paid by NewCo to third parties (including the Company) in relation to Commercialisation, where the obligation to pay royalties exists at the Effective Date of this Agreement:

6.12.1.	exceed 18% of Net Income, for so long as Waratah is receiving a royalty pursuant to the Waratah Agreement; or

6.12.2.	exceed 15% of Net Income for so long as the Company (or any Subsidiary of the Company) is the only party entitled to receive a royalty from Newco; and

6.12.3.	where such royalties which are required to be so paid by NewCo exceed the limits set out in 6.12.1 or 6.12.2 (whichever is applicable), the Royalty payable to the Company pursuant to this Agreement shall be reduced to the extent necessary to ensure that this limit is not exceeded.

6.13.	For the avoidance of doubt, for the duration of this Agreement, the Company's Royalty shall never be reduced to less than 3% of Net Income.

7.	AUDIT

7.1.	At the same time as payment of the Royalty falls due, Newco shall submit or cause to be submitted to the Company a statement in writing recording the calculation of the Royalty payable and in particular:

7.1.1.	the annual period for which the Royalties were calculated;

7.1.2.	the number of Patents and/or Products and/or details of Know-How used, sold, licensed, rented and/or supplied during the annual period;

7.1.3.	the number of Products manufactured during the annual period but not yet used, sold, licensed, rented and/or supplied;

7.1.4.	the gross sales price of each Product used, sold, licensed, rented and/or supplied during the annual period;

7.1.5.	the amount of Royalties due and payable; and

7.1.6.	(subject to clause 6.9) the amount of any withholding or other income taxes deductible or due to be deducted from the amount of Royalties due and payable.

9

7.2.	Newco shall keep proper records and books of account showing the description and price of any Products, Patents and/or Know-How which have been used, sold, licensed, rented and/or supplied. Such records and books shall be kept separate from any records and books not relating solely to the use, sale, license, rental and/or supply of the Products, Patents and/or Know-How and be open on reasonable advance written notice during normal business hours to inspection and audit by the Company (or its authorised representative) up to twice per calendar year, who shall be entitled to take copies of or extracts from them. If such inspection or audit should reveal a discrepancy in the Royalties paid from those payable under this Agreement, Newco shall immediately make up the shortfall and, where the discrepancy exceeds 10% of the amounts paid, reimburse the Company in respect of any professional charges incurred for such audit or inspection. Such right of inspection of the Company shall remain in effect for a period of one year after any agreed upon termination of this agreement.

7.3.	If Newco is prohibited by a governmental authority in any country from making any payment due under this Agreement then Newco shall, within the prescribed period for making such payment, use all reasonable endeavours to secure from such authority permission to make such payment and shall make it within 7 days of receiving such permission. If such permission is not received within thirty (30) days of Newco making a request for such permission then, at the option of the Company, Newco shall either deposit the payment in the currency of the relevant country in a bank account designated by the Company within such country, or make the payment to an Affiliate of the Company designated by the Company and having an office in the relevant country or in another country designated by the Company.

7.4.	Within thirty (30) days of the end of each calendar year, Newco shall submit to the Company a written statement certified by Newco's auditors of the aggregate gross sales, licence and/or rental price of any Products, Patents and/or Know-How released due to the Commercialisation by Newco of any Products, Patents and/or Know-How in that year and the amount due to be paid for that year under clause 6 and this clause 7. If such statement shows that the Royalty amount paid by Newco during the calendar year was less than the amount due, Newco shall pay to the Company within seven days of the submission of the statement an amount equivalent to the difference between the Royalty paid and the amount due.

7.5.	The provisions of this clause 7 shall remain in effect notwithstanding termination or expiry of this agreement until the settlement of all subsisting claims by the Company.

7.6.	Where Newco has granted any sub-licence of any Products, Patents and/or Know-How, Newco shall include, in its Royalty, payments in respect of all activities which are carried out by or on behalf of a sub-licensee, and shall include records of such activities in the statements it submits pursuant to this clause 7.

8.	TERM AND TERMINATION

8.1.	The rights and obligations contained in clause 5, clause 6 and clause 7 of this Agreement (the Royalty Agreement) and any other terms of this Agreement which are relevant to give effect to the Royalty Agreement shall be perpetual and shall not be terminated by either party for any reason unless the parties otherwise agree in writing to terminate the Royalty Agreement at any time.

8.2.	Clauses 2 and 3 of this Agreement (the Licence Option Agreement) shall come into force on the Effective Date and shall remain in effect until the expiry of the Option Period (the Option Term), unless the Company has earlier terminated the Licence Option Agreement in accordance with Clause 8.3 below.

8.3.	The Company shall be entitled to terminate the Licence Option Agreement at any time by serving 30 days written notice on Newco which termination will, for the avoidance of doubt have no effect on the other terms of this Agreement.

10

8.4.	Termination of the Licence Option Agreement shall not release either of the parties from any other liability which at the time of termination has already accrued to the other party, nor affect in any way the survival of any other right, duty or obligation of the parties which is expressly stated (or which by implication must) survive such termination.

9.	CONFIDENTIAL INFORMATION/ANNOUNCEMENTS

9.1.	Upon execution of this Agreement, and thereafter during the term hereof, at such times as the parties shall mutually agree, each party may disclose to the others, in confidence Confidential Information necessary for fulfilment of obligations, or useful to the activities, contemplated by this Agreement.

9.2.	Except as specifically authorised or permitted by this Agreement, each party shall, keep confidential and not disclose to others (except its Affiliates), and use only as permitted hereunder, all of the Confidential Information owned by the other parties after this Agreement's expiration or termination.

9.3.	Save as otherwise specifically provided herein, each party shall disclose Confidential Information of the other parties only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the party's obligations or exercise of that party's rights under this Agreement. Each party further agrees to (i) inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Confidential Information and their duties hereunder, and (ii) obtain their agreement hereto as a condition of receiving Confidential Information, provided that such agreement shall be deemed given in respect of such employees, representatives and agents that, at the time of disclosure, are under existing obligations of confidentiality no less onerous than those contained herein covering such disclosure. Each party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other parties.

9.4.	Notwithstanding the provisions of this Clause 9, Confidential Information may be

9.4.1.	published if and to the extent such publication has been approved in writing by each of the parties; or

9.4.2.	disclosed to the extent required by applicable laws or binding regulations or as ordered by a court or other regulatory body having binding and competent jurisdiction, provided that if a party becomes legally required to disclose any Confidential Information of the other party hereunder, the receiving party shall give the disclosing party prompt notice of such requirement to enable the disclosing party to seek a protective order or other appropriate remedy concerning any such disclosure. The receiving party shall (at the cost and expense of the disclosing party) fully co-operate with the disclosing party in connection with the disclosing party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving party shall make such disclosure only to the extent that such disclosure is legally required.

9.5.	The parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the parties' respective businesses, and each party agrees that monetary damages would be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein.

9.6.	The parties agree that any such violation or threatened violation may cause irreparable injury to a party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each party shall be entitled to seek injunctive relief against the threatened breach of the

11

provisions of this Clause 9, or a continuation of any such breach by the other party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

9.7.	Subject to Clause 2.5, Clause 9.3 and Clause 9.4.2, neither party shall have the right to disclose to third parties the existence of this Agreement or any of the terms and conditions hereof without the prior written consent of the other party. In the event that either party wishes to make an announcement concerning the Agreement, that party will seek the consent of the other party, which consent shall not be unreasonably withheld or delayed. The terms of any such announcement shall be agreed in good faith.

10.	MISCELLANEOUS PROVISIONS

10.1.	Severability

All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will to that extent only be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. The parties shall then use all reasonable endeavours to agree a term or provision to replace the unenforceable, illegal or void term or provision which is legal and enforceable and which has an effect that is near as possible to the intended effect of the term or provision to be replaced.

10.2.	Whole Agreement

This Agreement (together with any documents to be executed pursuant to the terms of this Agreement) supersedes all prior representations, arrangements, understandings and agreements, and sets out the entire, complete and exclusive agreement and understanding between the parties.

10.3.	Remedies Cumulative

The provisions of this Agreement and the rights and remedies of the parties are cumulative and are without prejudice and in addition to any rights or remedies which a party may have at law or in equity. The exercise by a party of any one right or remedy under this Agreement or at law or in equity will not (unless expressly otherwise provided in this Agreement or at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

10.4.	Waiver

A waiver by any party or parties of any breach of any of the terms, provisions, conditions or covenants of this Agreement or the acquiescence of any party or parties in any act (whether commission or omission) which but for such acquiescence would be a breach, will not constitute a general waiver of the term, provision, condition or covenant or of any subsequent act which is inconsistent with it.

10.5.	Notices

Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and, without prejudice to the validity of another method of service, may be delivered or sent by registered post or facsimile addressed to the recipient at the address given above or to its fax number at that address.

12

10.6.	Counterparts

This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

10.7.	Governing Law and Jurisdiction

This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law. The Irish courts will have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement or its performance.

10.8.	Succession and Assignment

10.8.1.	None of the parties to this Agreement may assign any of its rights (including in respect of the Patents) under this Agreement without the prior written consent of each of the other parties except that, for the avoidance of doubt, the Company may assign, novate, or transfer any of its rights hereunder to any Company Affiliate.

10.8.2.	This Agreement will be binding on and enure for the benefit of the permitted assigns and permitted transferees or substitutes of the Company and/or Newco and references to the Company and/or Newco will be construed accordingly.

10.9.	Variations

This Agreement may not be released, varied, discharged, amended or supplemented, except by an instrument in writing executed by each party or a duly authorised representative of each party.

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SCHEDULE 1

Patents

Part A – Owned Patents

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00667-US-NP	US	FLG	13 Oct 2011	13/273,069
00667-US-PSP	US	EXP	13 Oct 2010	61/455,089
00667-WO-PCT	WO	PUB	13 Oct 2011	PCT/US2011/056109

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00681-US-PSP	US	EXP	03 Jun 2011	61/520,031
00681-US-PSP[3]	US	FLG	31 Mar 2012	61/618,680
00681A1-US	US	FLG	04 Jun 2012	13/488,363
00681A1W1-PCT	WO	FLG	04 Jun 2012	PCT/US2012/40789
00681A2	US	FLG	30 Sep 2011	61/541,333

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00692A1	US	FLG	15 Feb 2010	61/304,581
00692A1W1-AU	AU	DES
00692A1W1-CA	CA	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-CN	CN	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-EA	EA	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-EP	EP	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-JP	JP	FLG	14 Feb 2011	PCT/US2011/024731
00692A1W1-NZ	NZ	DES
00692A1W1-PCT	WO	PUB	14 Feb 2011	PCT/US2011/024731

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00695-A1-US	US	FLG	28 Sep 2012	13/573,640

14

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00700-prov1	US	FLG	09 Jan 2013	61/750,722

Part B – Licenced Patent Rights

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00592-CA-PCT	CA	FLG	13 Oct 2006	2626005
00592-EP-EPT	EP	FLG	13 Oct 2006	06850456.2
00592-JP-PCT	JP	PUB	13 Oct 2006	2008-535136
00592-US-CNT[4]	US	ABD	11 Nov 2009	12/616,496
00592-US-NP[2]	US	ABD	13 Oct 2006	11/580,026
00592-US-PCT[3]	US	FLG	13 Oct 2006	12/090,130
00592-US-PSP	US	EXP	13 Oct 2005	60/725,634
00592-WO-PCT	WO	FLG	13 Oct 2006	PCT/US2006/039872
00592-WO-PCT[2]	WO	OPEN	13 Oct 2006	PCT/IB2006/004181
00592-WO-PCT[3]	WO	PUB	13 Oct 2006	PCT/CA2006/001679

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00593-AU-PCT	AU	GRT	17 Nov 2005	2005 306 531	2005 306 531
00593-BR-PCT	BR	FLG	17 Nov 2005	PI0517733-2
00593-CA-PCT	CA	FLG	17 Nov 2005	2588423
00593-CN-PCT	CN	FLG	17 Nov 2005	200580046701.8
00593-EP-EPD[2]	EP	ABD	17 Nov 2005	10000985.1
00593-EP-EPT	EP	ABD	17 Nov 2005	05808109.2
00593-IN-PCD	IN	FLG	17 Nov 2005	90/KOLNP/2012
00593-IN-PCT	IN	FLG	17 Nov 2005	1887/KOLNP/2007
00593-JP-PCT	JP	PUB	17 Nov 2005	2007-541601
00593-MX-PCT	MX	FLG	17 Nov 2005	MX/a/2007/005870
00593-PH-PCT	PH	FLG	17 Nov 2005	1-2007-501053
00593-US-CNT[4]	US	ABD	20 Aug 2007	11/841,773
00593-US-CNT[5]	US	ABD	20 Aug 2007	11/841,745
00593-US-CNT[6]	US	ABD	20 Aug 2007	11/841,763
00593-US-CNT[7]	US	ABD	20 Aug 2007	11/841,730
00593-US-CNT[8]	US	ABD	22 May 2008	12/125,498
00593-US-CNT[9]	US	PUB	15 Sep 2010	12/882,250
00593-US-NP[3]	US	ABD	17 Nov 2005	11/280,818
00593-US-PCT[2]	US	ABD	17 Nov 2005	11/667,822
00593-US-PSP	US	EX-C	17 Nov 2004	60/628,840
00593-WO-PCT	WO	PUB	17 Nov 2005	PCT/CA2005/001744
00593-ZA-DIV[2]	ZA	FLG	17 Nov 2005	2008/08231
00593-ZA-PCD	ZA	FLG	17 Nov 2005	2012/02636
00593-ZA-PCT	ZA	GRT	17 Nov 2005	2007/04872	2007/04872

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00594-AT-EPT	AT	GRT	27 Feb 2004	04715226.9	E 432 694
00594-AU-DIV	AU	FLG	27 Feb 2004	2009251035
00594-AU-PCT[2]	AU	GRT	27 Feb 2004	2004216544	2004216544
00594-BE-EPT	BE	GRT	27 Feb 2004	04715226.9	1608350
00594-BG-EPT	BG	GRT	27 Feb 2004	04715226.9	1608350

15

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00594-BR-PCT	BR	FLG	27 Feb 2004	PI 0407910-8
00594-CA-PCT	CA	FLG	27 Feb 2004	2516563
00594-CH-EPT	CH	GRT	27 Feb 2004	04715226.9	1608350
00594-CN-DIV	CN	FLG	27 Feb 2004	200810146321.7
00594-CN-DIV[3]	CN	ABD	27 Feb 2004	N/A
00594-CN-PCT[2]	CN	GRT	27 Feb 2004	20048011335.8	ZL 200480011335.8
00594-CY-EPT	CY	GRT	27 Feb 2004	04715226.9	CY1109338
00594-CZ-EPT	CZ	GRT	27 Feb 2004	04715226.9	1608350
00594-DE-EPT	DE	GRT	27 Feb 2004	04715226.9	602004021362.4-08
00594-DK-EPT	DK	GRT	27 Feb 2004	04715226.9	1608350
00594-EE-EPT	EE	GRT	27 Feb 2004	04715226.9	E003407
00594-EP-EPD	EP	PUB	27 Feb 2004	09005295.2
00594-EP-EPD[2]	EP	PUB	27 Feb 2004	10010477.7
00594-EP-EPT[3]	EP	GRT	27 Feb 2004	04715226.9	1608350
00594-ES-EPT	ES	GRT	27 Feb 2004	04715226.9	1608350
00594-FI-EPT	FI	GRT	27 Feb 2004	04715226.9	1608350
00594-FR-EPT	FR	GRT	27 Feb 2004	04715226.9	1608350
00594-GB-EPT	GB	GRT	27 Feb 2004	04715226.9	1608350
00594-GR-EPT	GR	GRT	27 Feb 2004	04715226.9	1608350
00594-HU-EPT	HU	GRT	27 Feb 2004	04715226.9	E006366
00594-IE-EPT	IE	GRT	27 Feb 2004	04715226.9	1608350
00594-IL-PCD[1]	IL	FLG	27 Feb 2004	220065
00594-IL-PCT	IL	FLG	27 Feb 2004	170476
00594-IT-EPT	IT	GRT	27 Feb 2004	04715226.9	1608350
00594-JP-PCD	JP	PUB	27 Feb 2004	2010-294145
00594-JP-PCT[2]	JP	GRT	27 Feb 2004	2006-501433	4999453
00594-LU-EPT	LU	GRT	27 Feb 2004	04715226.9	1608350
00594-NL-EPT	NL	GRT	27 Feb 2004	04715226.9	1608350
00594-PT-EPT	PT	GRT	27 Feb 2004	04715226.9	1608350
00594-RO-EPT	RO	GRT	27 Feb 2004	04715226.9	1608350
00594-SE-EPT	SE	GRT	27 Feb 2004	04715226.9	1608350
00594-SI-EPT	SI	GRT	27 Feb 2004	04715226.9	1608350
00594-SK-EPT	SK	GRT	27 Feb 2004	04715226.9	E 6042
00594-TR-EPT	TR	GRT	27 Feb 2004	04715226.9	TR 2009 06231 T4
00594-US-CIP[5]	US	PUB	27 Feb 2004	10/547,286
00594-US-CNT[6]	US	ABD	03 Mar 2009	12/396,515
00594-US-CNT[7]	US	PUB	29 Feb 2012	13/408,337
00594-US-NP[4]	US	GRT	26 Feb 2004	10/787,621	7,521,481
00594-US-PSP	US	EX-C	27 Feb 2003	60/451,363
00594-US-PSP[2]	US	EX-C	17 Nov 2003	60/520,958
00594-US-PSP[3]	US	EX-C	19 Nov 2003	60/523,534
00594-WO-PCT	WO	PUB	27 Feb 2004	PCT/CA2004/00272

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00601-CA-PCT	CA	ABD	16 Feb 2007	2642647
00601-EP-EPT	EP	ABD	16 Feb 2007	07789484.8
00601-JP-PCT	JP	ABD	16 Feb 2007	2008-554886
00601-US-NP[2]	US	ABD	16 Feb 2007	11/707,156
00601-US-PSP	US	EX-C	17 Feb 2006	60/774,818

16

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00601-WO-PCT[2]	WO	ABD	16 Feb 2007	PCT/IB2007/001929

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00615-CA-PCT	CA	ABD	18 May 2007	2652449
00615-EP-EPT	EP	ABD	18 May 2007	07719822.4
00615-US-PCT[4]	US	PUB	18 May 2007	12/301,155
00615-US-PSP	US	EX-C	19 May 2006	60/801,848
00615-US-PSP[2]	US	EX-C	12 Oct 2006	60/851,256
00615-US-PSP[3]	US	EX-C	13 Nov 2006	60/858,548
00615-WO-PCT	WO	ABD	18 May 2007	PCT/CA2007/000900

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00627-US-PCT[2]	US	ABD	20 Sep 2007	12/438,572
00627-US-PSP	US	EX-C	21 Sep 2006	60/846,366
00627-WO-PCT	WO	ABD	20 Sep 2007	PCT/CA2007/001678

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00629-AU-PCT	AU	FLG	09 Mar 2007	2007222864
00629-BR-PCT	BR	PUB	09 Mar 2007	PI0708725-0
00629-CA-PCT	CA	FLG	09 Mar 2007	2644804
00629-CN-PCD	CN	FLG	09 Mar 2007	201210257027.X
00629-CN-PCT	CN	PUB	09 Mar 2007	200780016972.8
00629-CO-PCT	CO	PUB	09 Mar 2007	08.108.264
00629-EA-EAT	EA	FLG	09 Mar 2007	200801967
00629-EP-EPT	EP	PUB	09 Mar 2007	07710726.6
00629-ID-PCT	ID	FLG	09 Mar 2007	W00200803173
00629-IL-PCT	IL	FLG	09 Mar 2007	193970
00629-IN-PCT	IN	PUB	09 Mar 2007	3723/KOLNP/2008
00629-JP-PCT	JP	FLG	09 Mar 2007	2008-557568
00629-KR-PCT	KR	FLG	09 Mar 2007	1-2008-7024122
00629-MX-PCT	MX	FLG	09 Mar 2007	MX/a/2008/011553
00629-NZ-PCT	NZ	GRT	09 Mar 2007	571,181	571,181
00629-PH-PCT	PH	FLG	09 Mar 2007	1-2008-502019
00629-US-PCT[2]	US	PUB	09 Mar 2007	12/282,030
00629-US-PSP	US	EX-C	09 Mar 2006	60/780,526
00629-WO-PCT	WO	PUB	09 Mar 2007	PCT/CA2007/000395
00629-ZA-DIV	ZA	ALL	09 Mar 2007	2009/08303
00629-ZA-PCT[2]	ZA	GRT	09 Mar 2007	2008/07993	2008/07993

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00632-CA-PCT	CA	FLG	22 Nov 2007	2670405
00632-EP-EPT	EP	PUB	22 Nov 2007	07845583.9
00632-JP-PCT	JP	PUB	22 Nov 2007	2009-537460
00632-US-PCT	US	PUB	22 Nov 2007	12/445,164
00632-WO-PCT	WO	PUB	22 Nov 2007	PCT/CA2007/002118

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00633-CA-PCT	CA	FLG	11 Apr 2008	2683580
00633-US-PCT[3]	US	PUB	11 Apr 2008	12/594,947

17

00633-US-PSP	US	EX-C	12 Apr 2007	60/923,061
00633-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,001
00633-WO-PCT	WO	PUB	11 Apr 2008	PCT/CA2008/000685

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00634-CA-PCT	CA	FLG	11 Apr 2008	2683546
00634-US-PCT[3]	US	PUB	11 Apr 2008	12/594,950
00634-US-PSP	US	EX-C	12 Apr 2007	60/923,150
00634-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,044
00634-WO-PCT	WO	PUB	11 Apr 2008	PCT/CA2008/000683

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00635-AU-PCT	AU	FLG	11 Apr 2008	2008 238 577
00635-CA-PCT	CA	FLG	11 Apr 2008	2683607
00635-EP-EPT	EP	PUB	11 Apr 2008	08733752.3
00635-JP-PCT	JP	ABD	11 Apr 2008	2010-502395
00635-US-PCT[2]	US	PUB	11 Apr 2008	12/594,951
00635-US-PSP	US	EX-C	12 Apr 2007	60/922,998
00635-WO-PCT	WO	FLG	11 Apr 2008	PCT/CA2008/000703

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00636-CA-PCT	CA	FLG	11 Apr 2008	2683548
00636-US-PCT[3]	US	PUB	11 Apr 2008	12/594,943
00636-US-PSP	US	EX-C	12 Apr 2007	60/923,002
00636-US-PSP[2]	US	EX-C	12 Apr 2007	60/923,120
00636-WO-PCT	WO	FLG	11 Apr 2008	PCT/CA2008/000684

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00643-AU-PCT	AU	FLG	09 Oct 2009	2009 301 603
00643-CA-PCT	CA	FLG	09 Oct 2009	2740124
00643-EP-EPT[1]	EP	PUB	09 Oct 2009	09818730.5
00643-JP-PCT	JP	PUB	09 Oct 2009	2011-530339
00643-NZ-PCT	NZ	FLG	09 Oct 2009	592277
00643-US-NP[2]	US	PUB	09 Oct 2009	12/576,957
00643-US-PSP	US	EX-C	09 Oct 2008	61/104,094
00643-WO-PCT	WO	PUB	09 Oct 2009	PCT/CA2009/001448
00643-ZA-PCT	ZA	FLG	09 Oct 2009	2011/02640

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.
00650-AR-NP	AR	FLG	15 Sep 2008	P090103535
00650-AU-PCT	AU	FLG	15 Sep 2009	2009290612
00650-CA-PCT[2]	CA	FLG	15 Sep 2009	2737163
00650-EP-EPT[2]	EP	PUB	15 Sep 2009	09792556.4
00650-JP-PCT[2]	JP	PUB	15 Sep 2009	2011-527043
00650-TW-NP	TW	PUB	15 Sep 2009	98131051
00650-US-NP[2]	US	PUB	15 Sep 2009	12/560,113
00650-US-PSP	US	EX-C	15 Sep 2008	61/097,023
00650-VE-NP	VE	FLG	15 Sep 2008	N/A
00650-WO-PCT	WO	FLG	15 Sep 2009	PCT/US2009/057003
00650-WO-PCT[2]	WO	PUB	15 Sep 2009	PCT/US2009/056985

18

Subject to Contract/ Contract Denied

SCHEDULE 2

Template Patent and Know-How Licence Agreement

THIS AGREEMENT is dated [DATE] and made between

(1)	SPERANZA BIOPHARMA LIMITED a company incorporated in Ireland (Registered No. 502444) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2 (Licensor); and

(2)	ELAN PHARMA INTERNATIONAL LIMITED (registered no. 222276) having its registered office at Treasury Building, Grand Canal Street Lower, Dublin 2 (the Licensee).

Recitals

A.	The Licensee has, pursuant to the Option and Royalty Agreement entered into with the Licensor dated (the "OR Agreement") been granted an Option to obtain a licence in relation to the Patents (as defined below), Know-How (as defined below) and Product (as defined below);

B.	The Licensee has now decided to exercise his Licence Option in respect of the Patents, Know-How and Products with respect to the Field; and

C.	The Licensor has now agreed to grant, and the Licensee has agreed to take, a licence on the terms and subject to the conditions set out in this agreement.

Agreed terms

1.	Interpretation

1.1.	The definitions and rules of interpretation in this clause apply in this agreement.

Affiliate means another person that directly or indirectly controls, is controlled by, or is under common control with, such first person, where control means the possession, directly or indirectly, of the power to direct or cause the direction of the business, affairs or management of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

Application means, without limitation, Down Syndrome, Bipolar Disorder and/or Alzheimer's agitation and/or any other potential future use or application which is now known (or may in the future be known) in respect of the Patents and/or Know-How and/or any Product;

Business Transfer Agreement means the Business Transfer Agreement dated            2013 between the Licensor and the Licensee whereby the Licensee transferred all assets relating to the Product to the Licensor.

Commercialisation means any and all activities constituting importing, manufacturing, marketing, distributing, offering for sale and/or selling a Product and shall include but is not be limited to:

(a)	sales;
(b)	loaning, leasing, letting on hire or sales on hire purchase;
(c)	supply;
(d)	putting into use; or
(e)	Promotion

as well as activities required to fulfil on-going regulatory obligations, including adverse event reporting. When used as a verb, Commercialise shall mean to engage in Commercialisation;

Confidential Information means know-how, trade secrets, inventions (including, where applicable, information in relation to the Patents, Know-How and/or any other potential or actual patent applications covering inventions), data, information, and any improvements, modifications, derivations, or compilations thereto that is owned, licensed by or controlled by the disclosing party, provided however, that Confidential Information shall not include any information which is:

(1)	already known to the receiving party at the time of disclosure, as evidenced by such party's written records, provided such information was not obtained directly or indirectly by the receiving party from the disclosing party pursuant to a confidentiality agreement;

(2)	publicly known prior to or after disclosure, through no default of the receiving party;

(3)	disclosed in good faith to the receiving party by a third party, lawfully and contractually entitled to make such disclosure; or

(4)	is independently discovered without the aid or application of the Confidential Information as shall be evidenced by the written records of the receiving party.

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Patents;

Effective Date: the date of this agreement;

European Selected Option Territories means the countries listed in Part A of Schedule 2

Field: means any use or Application or potential future use or application which is now known (or may in the future be known) in respect of the Patents and/or Know-How and/or any Product;

Improvement: any improvement, enhancement or modification to the technology that is the subject of the Patents or the Licensed Know-How or any Product or its method of manufacture.

Licensed Know-How means any and all rights related to the Product and /or the Patents, owned, licensed or controlled by the Licensor to include any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, substances, techniques, processes, systems, formulations, designs and expertise which is not generally known to the public;

Non-European Selected Option Territories means the countries listed in Part B of Schedule 2.

OR Agreement means the agreement entered into between Elan Pharma International Limited and Speranza Biopharma Limited;

Other Territories means all other countries, nations, principalities or jurisdictions anywhere in the world which are not Selected Option Territories, as defined under this Agreement;

Patents means any and all rights under any and all patent applications and/or patents anywhere in the world, now existing, currently pending or hereafter filed or obtained or licensed by Newco relating to the Product and any sub-divisions, divisions or extensions of same and includes, but is not limited to, the patents and patent applications set forth in Schedule 1;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative thereof;

Rights: the Patents, Licensed Know-How and Improvement(s) and all intellectual property rights of whatever nature (whether registered or unregistered) related or connected to same, to include the right to Commercialise any Product in the Field;

Scyllo-Inositol is the compound “AZD-103”, as more specifically disclosed in the Patents;

Selected Option Territories means the countries listed in Schedule 2; and

Transferred Assets means any of the Patents and/or Licensed Know-How the subject of the Business Transfer Agreement, transferred by the Licensee to the Licensor pursuant to, and in the form acquired by the Licensor at the date of, the Business Transfer Agreement and for the avoidance of doubt, before any Improvements were made and/or Products were developed by the Licensor.

1.2.	Clause and Schedule headings shall not affect the interpretation of this agreement.

1.3.	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.4.	References to clauses and Schedules are to the clauses and Schedules of this agreement.

1.5.	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.6.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7.	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time; provided that, as between the parties, no such amendment, extension or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party. This clause does not, however, apply in relation to taxation.

1.8.	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9.	Writing or written includes faxes but not e-mail.

1.10.	Any words following the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.11.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's legal representatives, successors and permitted assigns.

2.	Grant

2.1.	The Licensor hereby grants to the Licensee an exclusive, sub-licensable, royalty-free, fully paid up, unrestricted and perpetual licence of the Rights for the Commercialisation of the Rights in the Selected Option Territories in the Field.

2.2.	The Licensor undertakes not to exploit or Commercialise the Rights in the Selected Option Territories in the Field under any circumstances and for any purpose, or to grant others the right to do so for the duration of this Agreement.

2.3.	Notwithstanding the foregoing the Licensee may elect within 12 months from the Effective Date of this Agreement, not to Commercialise the Patents and/or Know-How and/or Product in the Field in some or in all of the Selected Option Territories. The Licensee will provide the Licensor with written notice of such a decision at any time before a period of six months has elapsed from the date of this Agreement and any such countries, in which the Licensee will not be proceeding to Commercialise the Patents and/or Know-How and/or Products in the Field, will on that basis be deemed to be part of the Other Territories as regards Commercialisation in the Field from the date of that notice for the purposes of the "Royalty" as defined in the OR Agreement.

3.	Provision of know-how

3.1.	The Licensor shall make available to the Licensee such know-how relating to the manufacture of Products as the Licensor is at liberty to disclose and, in the opinion of the Licensor, is reasonably necessary for such manufacture.

3.2.	The know-how supplied by the Licensor under clause 3.1 shall, where it has been identified by describing and recording it when provided to the Licensee, be deemed to be part of the Licensed Know-how.

4.	Improvements

4.1.	If the Licensee makes, devises, discovers, or otherwise acquires rights in, any Improvement:

4.1.1.	all rights, title and interest in such Improvements anywhere in the world (subject to clause 4.3 below) shall vest in the Licensor; and

4.1.2.	to the extent that it is not prohibited by law or by any obligation to any other person, the Licensee shall promptly notify the Licensor in writing of any non-sensitive or non-confidential details of the Improvement which the Licensee deems appropriate.

4.2.	Information provided by the Licensee to the Licensor under clause 4.1 shall be subject to the provisions of clause 7.

4.3.	Any Improvements vesting in the Licensor under clause 4.1 or otherwise shall form part of the Rights licensed to the Licensee in accordance with clause 2.1.

5.	Recordal of licence

5.1.	The Licensee shall, at its own cost (and discretion) record the licence granted to it in clause 2.1 in the relevant or applicable patent registries or any other relevant or applicable registries anywhere in the world.

5.2.	The Licensor shall provide reasonable assistance, at the Licensee's cost, to enable the Licensee to register its rights in accordance with clause 5.1.

6.	Protection and Defence of the Rights

6.1.	The Licensor and the Licensee shall immediately notify each other in writing, giving full particulars, if any of the following matters come to their attention:

6.1.1.	any actual, suspected or threatened infringement of any of the Rights;

6.1.2.	any actual, suspected or threatened unauthorised disclosure, misappropriation or misuse of the Rights;

6.1.3.	any person applies for, or is granted, a patent by reason of which that person may be, or has been, granted, rights which conflict with any of the Rights granted to the Licensee under this agreement;

6.1.4.	any actual or threatened claim or counterclaim that any of the Rights is invalid;

6.1.5.	any actual or threatened opposition to any of the Rights;

6.1.6.	any claim or counterclaim made or threatened that exploitation of any of the Rights infringe the rights of any third party (and/or any actual or threatened litigation or demand in relation to same);

6.1.7.	any application is made for a compulsory licence under any Rights; or

6.1.8.	any other form of attack, charge or claim to which the Rights may be subject;

the matters referred to in clauses 6.14 – 6.1.8 (inclusive) to be hereafter referred to as a Claim, and these matters collectively to be referred to as Claims.

6.2.	Subject to Clause 6.3, the Licensor shall indemnify, defend and hold harmless the Licensee in relation to any Claim made against or which involves the Licensee anywhere in the world and the Licensor shall indemnify, defend and hold harmless the Licensee in relation to any costs (to include legal costs), damages and/or any other award made by a court, tribunal, arbitrator or otherwise resulting in respect a Claim, provided that the Company shall use all reasonable endeavours to mitigate any loss or damage that NewCo may incur in consequence of a matter giving rise to a right to an indemnity under this clause 6.2.

6.3.	The indemnity provided for in clause 6.2:

6.3.1.	shall not apply to Claims which relate to:

(1)	the Transferred Assets; or

(2)	any Improvements which are devised or discovered by the Licensee in the manner envisaged by clause 4.1 above.

6.4.	The indemnity provided for in clause 6.2 shall be subject to a maximum aggregate cap in respect of all Claims arising in the Non-European Selected Option Territories of €10,000,000 but for the avoidance of doubt, the indemnity in clause 6.2 will remain uncapped as regards any Claims arising in European Selected Option Territories.

6.5.	In circumstances where any of the matters referred to in clause 6.1.1 – clause 6.1.3 arise in the Selected Option Territories:

6.5.1.	the Licensee may, without prejudice to the terms of clause 6.2, in its absolute discretion decide what action, if any, to take in the Selected Option Territories in respect of same, to include defence or commencement of proceedings if the Licensee deems it necessary and the Licensee shall have exclusive control over, and conduct of, all such proceedings in relation to the Rights in the Selected Option Territories;

6.5.2.	the Licensor shall not make any admissions other than to the Licensee and shall provide (at the Licensee's cost) the Licensee with all reasonable assistance that it may require in the conduct of all such proceedings in relation to the Rights in the Selected Option Territories; and

6.5.3.	the Licensee shall be entitled to retain all sums, damages and/or costs recovered in any such actions or proceedings in the Selected Option Territories for its own account.

6.6.	The Licensee may require the Licensor to lend its name to any proceedings in respect of any of the circumstances described in clause 6.1.1 – 6.1.3, in the Selected Option Territories (at the Licensee's cost).

6.7.	In circumstances where a Claim is made in the Other Territories:

6.7.1.	the Licensor shall, in its absolute discretion decide what action, if any, to take in the Other Territories in respect of same, to include defence or commencement of proceedings if the Licensor deems it necessary and the Licensor shall have exclusive control over, and conduct of, all Claims and/or other proceedings in relation to the Rights in the Other Territories;

6.7.2.	the Licensee shall not make any admissions other than to the Licensor and shall provide (at the Licensor's cost) the Licensor with all reasonable assistance that it may require in the conduct of any Claims or proceedings in relation to the Rights in the Other Territories; and

6.7.3.	the Licensor shall be entitled to retain all sums, damages and/or costs recovered in any such actions in the Other Territories for its own account.

6.8.	The parties agree to co-operate with each-other in relation to any of the matters listed in clause 6.1 and to keep each other informed of any actions taken or decisions which either party makes with respect to those matters from time to time.

7.	Confidential Information

7.1.	Upon execution of this Agreement, and thereafter during the term hereof, at such times as the parties shall mutually agree, each party may disclose to the others, in confidence Confidential Information necessary or useful to the activities contemplated by this Agreement.

7.2.	Except as specifically authorised or permitted by this Agreement, each party shall, keep confidential and not disclose to others (except its Affiliates), and use only as permitted hereunder, all of the Confidential Information owned by the other parties after this Agreement's expiration or termination.

7.3.	Save as otherwise specifically provided herein, each party shall disclose Confidential Information of the other parties only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the party's obligations or exercise of that party's rights under this Agreement. Each party further agrees to (i) inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Confidential Information and their duties hereunder, and (ii) obtain their agreement hereto as a condition of receiving Confidential Information, provided that such agreement shall be deemed given in respect of such employees, representatives and agents that, at the time of disclosure, are under existing obligations of confidentiality no less onerous than those contained herein covering such disclosure. Each party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other parties.

7.4.	Notwithstanding the provisions of this Clause 7, Confidential Information may be:

7.4.1.	published if and to the extent such publication has been approved in writing by each of the parties; or

7.4.2.	disclosed to the extent required by applicable laws or binding regulations or as ordered by a court or other regulatory body having binding and competent jurisdiction, provided that if a party becomes legally required to disclose any Confidential Information of the other party hereunder, the receiving party shall give the disclosing party prompt notice of such requirement to enable the disclosing party to seek a protective order or other appropriate remedy concerning any such disclosure. The receiving party shall (at the cost and expense of the disclosing party) fully co-operate with the disclosing party in connection with the disclosing party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving party shall make such disclosure only to the extent that such disclosure is legally required.

7.5.	The parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the parties' respective businesses, and each party agrees that monetary damages would be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein.

7.6.	The parties agree that any such violation or threatened violation shall cause irreparable injury to a party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by the other party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

7.7.	Subject to Clause 7.3 and Clause 7.4.2, neither party shall have the right to disclose to third parties the existence of this Agreement or any of the terms and conditions hereof without the prior written consent of the other party. In the event that either party wishes to make an announcement concerning the Agreement, that party will seek the consent of the other party, which consent shall not be unreasonably withheld or delayed. The terms of any such announcement shall be agreed in good faith.

8.	Termination and Consequences of Termination

8.1.	The Licensee may, within twenty four months (24) immediately following the Effective Date, terminate this Agreement (or any part of it with respect to one or more of the Selected Option Territories) on notice to the Licensor.

8.2.	The Licensor shall have the right to terminate this Agreement immediately by notice in writing to Company if:-

8.2.1.	Licensee is in material breach of this Agreement and, in the event of a breach capable of being remedied, fails to remedy the breach within 30 days of receipt of notice in writing of such breach;

8.2.2.	a receiver, examiner or administrator is appointed of the whole or any part of Licensee’s assets or Licensee is struck off the Register of Companies in the jurisdiction where it was incorporated or an order is made or a resolution passed for winding up the other party (unless such order or resolution is part of a voluntary scheme for the reconstruction or amalgamation of the party as a solvent corporation and the resulting corporation, if a different legal person, undertakes to be bound by this Agreement); or

8.2.3.	Licensee challenges the validity of the Licensor’s Patents or Licensed Know How.

8.3.	On termination of this Agreement by the Licensee, the Licensee will return or destroy (at the Licensee's option) all Confidential Information and any other materials, documentation or information relating to the

Patents and/or Know-How.

9.	Further assurance

9.1.	The parties shall (at the Licensee's cost and expense), and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this agreement.

9.2.	The Licensor shall pay all fees, renewal charges and/or costs necessary for the upkeep, maintenance and/or renewal of the Patents.

10.	Miscellaneous Provisions

10.1.	Severability

All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will to that extent only be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. The parties shall then use all reasonable endeavours to agree a term or provision to replace the unenforceable, illegal or void term or provision which is legal and enforceable and which has an effect that is near as possible to the intended effect of the term or provision to be replaced.

10.2.	Whole Agreement

This Agreement (together with any documents to be executed pursuant to the terms of this Agreement) supersedes all prior representations, arrangements, understandings and agreements, and sets out the entire, complete and exclusive agreement and understanding between the parties.

10.3.	Remedies Cumulative

The provisions of this Agreement and the rights and remedies of the parties are cumulative and are without prejudice and in addition to any rights or remedies which a party may have at law or in equity. The exercise by a party of any one right or remedy under this Agreement or at law or in equity will not (unless expressly otherwise provided in this Agreement or at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

10.4.	Waiver

A waiver by any party or parties of any breach of any of the terms, provisions, conditions or covenants of this Agreement or the acquiescence of any party or parties in any act (whether commission or omission) which but for such acquiescence would be a breach, will not constitute a general waiver of the term, provision, condition or covenant or of any subsequent act which is inconsistent with it.

10.5.	Notices

Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and, without prejudice to the validity of another method of service, may be delivered or sent by registered post or facsimile addressed to the recipient at the address given above or to its fax number at that address.

10.6.	Counterparts

This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

10.7.	Governing Law and Jurisdiction

This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law. The Irish courts will have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement or its performance.

10.8.	Succession and Assignment

10.8.1.	None of the parties to this Agreement may assign any of its rights under this Agreement (including in respect of the Patents) without the prior written consent of each of the other parties except that, for the avoidance of doubt, the Licensee may assign, novate, or transfer any of its rights hereunder to any Licensee Affiliate.

10.8.2.	This Agreement will be binding on and enure for the benefit of the permitted assigns and permitted transferees or substitutes of the Licensee and references to the Licensee will be construed accordingly.

10.9.	Variations

This Agreement may not be released, varied, discharged, amended or supplemented, except by an instrument in writing executed by each party or a duly authorised representative of each party.

This agreement has been entered into on the date stated at the beginning of it:

Schedule 1

The Patents

[To Insert As Per the Licence Option Exercise Notice]

Schedule 2

Selected Option Territories

D5 Territories with Elan Option

Part A – European Selected Option Territories

Part B – Non-European Selected Option Territories

[To be inserted as per Licence Option Exercise Notice]

Signed by [NAME OF DIRECTOR]
for and on behalf of [NAME OF LICENSOR]	Director

Signed by [NAME OF DIRECTOR]
for and on behalf of [NAME OF LICENSEE]	Director

SCHEDULE 3

PART A

European Option Territories

Austria
Bosnia and Herzegovina
Bulgaria
Croatia
Czech Republic
Estonia
Hungary
Latvia
Lithuania
Poland
Romania
Serbia
Slovak Republic
Slovenia
Switzerland
Turkey

PART B

Non-European Option Territories

Bahrain	Algeria
Iran	Burundi
Iraq	Djibouti
Israel	Egypt
Jordan	Ethiopia
Kuwait	Ghana
Lebanon	Ivory Coast
Oman	Kenya
Qatar	Lesotho
Saudi Arabia	Libya
Syria	Malawi
UAE	Morocco
Yemen	Nigeria
Rwanda
Senegal
South Africa
Sudan
Swaziland
Tanzania
Tunisia
Uganda

Part C

Generics Territory

Latin America	North America	Western Europe
Argentina	Canada	All 27 EU Member States
Belize	United States of America	and Norway,
Bolivia		Liechtenstein and Iceland.

Brazil
Chile
Columbia
Costa Rica
Ecuador
El Salvador
Guatemala
Honduras
Mexico
Nicaragua
Panama
Paraguay
Peru
Uruguay
Venezuela

SCHEDULE 4

Licence Option Exercise Notice

[TO BE EXECUTED ON ELAN PHARMA INTERNATIONAL HEADED NOTEPAPER]

[NEWCO ADDRESS]

We wish to notify you that, pursuant to the Option and Royalty Agreement between Elan Pharma International Limited ("EPIL") and [ NEWCO ], dated [   ] (the "Option Agreement"), EPIL are exercising the Licence Option (as defined in the Option Agreement) in respect of:

(i) the following Option Territories (as that term is defined in the Option Agreement):

[ INSERT THE SELECTED OPTION TERRITORIES ]

(ii) the following Patents (as defined in the Option Agreement):

[ INSERT DETAILS OF PATENTS ]

Docket no.	CC	Status	Filing Date	Appln No.	Grant No.

and

(iii) all related Know-How and/or Products (as those terms are defined in the Option Agreement)

IN WITNESS whereof this Agreement has been executed as a deed on the date and year first herein written.

GIVEN under the common seal

of ELAN PHARMA INTERNATIONAL LIMITED

in the presence of

Director

Director/Secretary

GIVEN under the common seal

of SPERANZA BIOPHARMA LIMITED

in the presence of

Director

Director/Secretary

EXHIBIT C

Shareholders' Agreement

AGREED FORM

SUBJECT TO CONTRACT / CONTRACT DENIED

Dated            2013

ELAN SCIENCE ONE LIMITED

(ES1)

and

THE PERSONS LISTED IN SCHEDULE 1

(the Management Subscribers)

and

NERANO PHARMA LIMITED

(Nerano)

and

[  •  ]

(the Employee Share Nominee)

and

SPERANZA THERAPEUTICS LIMITED

(the Company)

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

in respect of Speranza Therapeutics Limited

©A & L GOODBODY

1

THIS AGREEMENT is dated               2013 and made between:

(1)	Elan Science One Limited (ES1), a private limited company, incorporated in Ireland (no. 460037) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2.

(2)	The Persons listed in Schedule 1 (the Management Subscribers).

(3)	Nerano Pharma Limited (Nerano), a private limited company, incorporated in Ireland (no. 527689) whose registered office is at 45 Fitzwilliam Square, Dublin 2;

(4)	[ • ] (the Employee Share Nominee);

(5)	Speranza Therapeutics Limited, a private company limited by shares incorporated in Ireland (no. 527543) whose registered office is at McCann FitzGerald, Riverside One, Sir John Rogerson's Quay, Dublin 2 (the Company).

(together the 'parties' and each a 'party')

RECITALS

A.	The Company, immediately before the subscription for the Shares provided for in this Agreement, has an authorised share capital of US$10,000 divided into 1,000,000 ordinary shares of US$0.01 each, of which (i) 6,200 have been validly issued, fully paid and are legally and beneficially held by Nerano, (ii) [ • ] have been validly issued, fully paid and are legally and beneficially held by the Management Subscribers and (iii) [ • ] have been validly issued, fully paid and are legally and beneficially held by the Employee Share Nominee but which constitute Unallocated Employee Shares.

B.	ES1 has agreed to subscribe US$18.00 for the issue to it of the Subscription Shares on the terms and subject to the conditions contained in this Agreement.

C.	The parties have agreed to enter into this Agreement to record:

(i)	the Subscription for the Subscription Shares by ES1 on the terms and conditions set out in this Agreement;

(ii)	the manner in which the parties have agreed to regulate their relationship with each other as Shareholders of the Company; and

(iii)	the future operation and conduct of the Business of the Company.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement, unless the context otherwise requires:

1990 Act means the Companies Act 1990;

an Affiliate of any person means:

(a)	any holding company or subsidiary of that person and any subsidiary of any such holding company; and

(b)	any other individual, company, body corporate, partnership or other entity which;

(i)	is Controlled by that person;
(ii)	Controls that person; or
(iii)	is Under Common Control with that person;

(provided, however, that the Company shall be considered to be an Affiliate of any Shareholder or of any other Affiliate of any Shareholder);

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Agreement means this subscription and shareholder's agreement;

Alteration of Share Capital means the issue, allotment, redemption or purchase by the Company of any Shares, loan stock, debentures, or other securities or instruments convertible into Shares or debentures of the Company, or any share warrants in respect of any Shares, or the grant by the Company of any option or right in respect of any of the foregoing, in the capital of the Company (including any shares, debentures, securities convertible into shares or debentures or share warrants previously issued or allotted by it), the alteration by the Company in any way of the rights attaching to any class of Shares, or the reorganisation, reduction, consolidation, subdivision or conversion of its Shares capital in any way;

Annual Budget means the itemised individual and consolidated revenue and capital budgets of the Company for the next following year, showing proposed revenues, expenses and capital expenditure, trading and cash flow figures and all anticipated material commitments for each such period to be in such form and to contain such other information as the Board may reasonably require;

Articles means the articles of association for the time being of the Company (an agreed form of which shall be adopted on or before Completion in substitution for and to the exclusion of the existing articles of association of the Company);

Asset Sale means the disposal (whether by sale, transfer, lease or otherwise and whether through a single transaction or a series of connected transactions) to any person and/or Connected Persons of that person of the legal and/or beneficial interest in or title to the whole or a substantial part of the undertaking and assets of the Company, for which purposes a substantial part means a proportion representing or accounting for 75 per cent or more of the total consolidated assets or gross consolidated turnover of the Company as determined by reference to the latest available audited or consolidated accounts of the Company (or, if no such accounts are available, as determined by the Board, acting reasonably;

Auditors means the auditors for the time being of the Company;

Board means the board of Directors of the Company as from time to time constituted;

Business means the D5 Business, more particularly described in the Business Plan which may be updated and amended in accordance with the terms of this Agreement from time to time;

Business Day means any day on which banks are generally open for business in Dublin, excluding Saturdays and Sundays;

Business Plan means the business purpose plan of the Company, to be agreed by the parties in accordance with the provisions of Schedule 8, paragraph 4;

Business Transfer Agreement means an agreement entered into on the date hereof between EPIL and Irish OpCo under which EPIL transferred the D5 Business to Irish OpCo;

Capital Contribution means the sum of $63,000,000 which ES1 contributed to Irish OpCo on the date hereof to fund the development of the D5 Business;

Chairman means the chairman for the time being of the Board;

Clinical Plan means the plan that sets out the clinical goals of the Company in relation to the D5 Business, as agreed by ES1 and Nerano prior to the Completion of this Agreement, as set out at Schedule 14;

Completion means completion of this Agreement in accordance with clause 3;

Confidential Information means:

any and all information:

(a)	which is or was used in or otherwise relates to the business, customers or financial or other affairs of the Company; or

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(b)	in respect of which the Company is bound by an obligation of confidence to a third party; or

(c)	which is or was received or obtained as a result of entering into or performing, or which is or was supplied by or on behalf of a party in the negotiations leading to, this Agreement; and

the existence of, or any of the terms or provisions of, any of the Transaction Documents;

Connected Person means in relation to a person, any other person (a) who is connected for the purposes of Section 10 of the Taxes Consolidation Act 1997 to the first-mentioned person; and/or (b) who, together with the first-mentioned person, constitute Persons Acting in Concert; and/or (c) any Affiliate of the first-mentioned person;

Control means the power of a person (whether alone or together with any other person or persons) to secure directly or indirectly, including through one or more intermediaries, that the affairs of another person are conducted in accordance with the wishes of the first-mentioned person, either by means of the holding of shares or the possession of voting power directly or indirectly in or in relation to that or any other person, or by virtue of any powers conferred by any applicable laws or regulations or the constitutional or other documentation regulating or managing the affairs of that or any other person, or otherwise, and the expressions Controlled, Controls and Under Common Control shall be construed accordingly;

Controlling Interest means an Interest in Shares, or Interests in Shares, representing in aggregate over 50 per cent of the total voting rights of all members of the Company for the time being;

D5 Business means the research, development, manufacture and commercialization of a Product;

Deed of Adherence means a deed in the form set out in Schedule 13 (Deed of Adherence) providing for the person entering into it to adhere in full to the terms of this Agreement as if such person was party to this Agreement as Shareholder;

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Licensed Patent Rights;

Directors mean the directors of the Company from time to time, each a Director;

Dispute means any suit, action, proceedings and/or any dispute or difference which may arise out of or in connection with or which may relate in any way to any of the Transaction Documents (including but not limited to any suit, action, proceedings, dispute or difference relating to the formation, interpretation or performance of any of the Transaction Documents) or any dispute or difference which may arise out of or in connection with or which may relate in any way to any non-contractual obligations of any nature (including those to which Regulation (EC) No. 864/2007 applies) between the parties or any of them and Disputes shall be construed accordingly;

Effective Date means the date of this Agreement;

Emoluments means emoluments of every description including, without limitation, salaries, directors' fees, bonuses or commissions (by whatever name called), profit shares under any incentive scheme, pension contributions payable by the Company, and benefits in kind of any description as quantified for income tax purposes;

Encumbrance includes any interest or equity of any person (including any right to acquire or option) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement or a rental, hire purchase, credit sale or other agreement for payment on deferred terms;

EPIL means Elan Pharma International Limited, a private limited company incorporated in Ireland (Company No. 222276) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2;

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Executive Employment Agreement means the employment agreement to be entered into between Irish OpCo and Seamus Mulligan on Completion;

Group means the Company and each of the Subsidiaries and any other subsidiary from time to time of the Company (whether incorporated before or after the date of this Agreement), and Group Company means any of them, as the case may be;

Industry Expert has the meaning given in clause 10.1;

Initial Funding means the Capital Contribution and the Shareholder Loans;

Interest in Shares shall, with respect to any Share or Shares, have the meaning given to that term in Section 54 of the 1990 Act, and, for the avoidance of doubt, includes:

(a)	any right to control the voting or other rights attributable to any Share or Shares, disregarding any conditions or restrictions to which the exercise of any such right may be subject;

(b)	notwithstanding the provisions of sub-section (10) of Section 54 of the 1990 Act or any other provision of the Companies Acts, any option over, and/or right to subscribe for, any Share or Shares; and

(c)	any right or entitlement howsoever described (whether absolute or conditional) to receive, or to direct the payment or receipt of, any dividend or other distribution referable to any Share or Shares;

and interests and interested shall be construed accordingly;

Investors means Nerano and ES1 and Investor means either of them;

Ireland means Ireland (excluding Northern Ireland) and Irish will be construed accordingly;

Irish OpCo means Speranza Biopharma Limited, a limited liability company (Company No.502444) with and address at Treasury Building, Lower Grand Canal Street, Dublin 2;

Licensed Patent Rights shall have the meaning ascribed to it in the collaboration agreement (as amended) between Waratah Pharmaceuticals Inc. and EPIL dated 25 September 2006;

Listing means any application for admission to listing or trading of all or any part of the share capital, debentures, notes or other securities of the Company, on any stock exchange, trading facility or securities market (including any “grey”, unregulated or unofficial market) in Ireland, the United Kingdom, any member state of the European Union, the United States of America, or any other jurisdiction, including without limitation the Main Securities Market of the Irish Stock Exchange, the main market for listed securities of the London Stock Exchange, AIM, the ESM, the New York Stock Exchange, and the market known as NASDAQ;

Loan Agreements means the loan agreements of even date herewith under which Nerano is providing Irish OpCo with a ten year interest-free loan of $20,000,000 to fund development of the D5 Business, and EPIL is providing Irish OpCo with a ten year interest-free loan for $7,000,000 to fund development of the D5 Business;

Management Representative shall have the meaning ascribed to it in clause 5.2 of this Agreement;

Material means, unless otherwise expressed, material in the context of the business, assets, liabilities or financial condition of the Company taken as a whole and Materially will be construed accordingly;

Memorandum means the memorandum of association of the Company as amended from time to time;

Option Agreement means the option and royalty deed of agreement entered into by EPIL and Irish OpCo on the date hereof under which EPIL is granted the option to commercialize the Products in certain territories and to receive a royalty in relation to the Products from Irish OpCo;

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Persons Acting in Concert means persons who, pursuant to an agreement or undertaking (whether formal or informal) actively co-operate, through the acquisition by any of them of any Shares or Interests in Shares, to obtain or consolidate a Controlling Interest in the Company and persons coming within the definition of Persons Acting in Concert set out in the Takeovers Rules in force at the date of this Agreement, save that the parties hereto will not be Persons Acting in Concert solely by virtue of having entered into any of the Transaction Documents;

Post-Termination Provisions means the provisions in clause 12.5 (Announcements), clause 12.6 (Confidentiality), clause 12.8 (Costs and Expenses), clause 12.10 (Whole Agreement), clause 12.13 (Remedies Cumulative), clause 12.16 (Notices), clause 12.19 (Governing Law), clause 12.20 (Jurisdiction), paragraph 4.1.2 of Schedule 10 (Transfer of Shares).

Proceedings means suits, actions or proceedings arising out of or in connection with or relating in any way to any Dispute;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative;

Proposing Transferee shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Proposing Transferor shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Realisation means a Share Sale, an Asset Sale or a Listing;

Registered Shareholder means any person who is registered as a holder of a Share or Shares in the register of members of the Company from time to time;

Regulatory Approval means any necessary approval required by any competent governmental, regulatory or supervisory authority or agency in Ireland or elsewhere;

Sale Price shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Sale Share Completion Date shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Sale Shares shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Scyllo-Inositol is the compound “AZD-103”, as more specifically disclosed in the Licensed Patent Rights, the structure of which is set out in Schedule 16;

Share means any ordinary share for the time being in issue in the capital of the Company and Shares shall be construed accordingly;

Share Purchase Agreement means an agreement of even date herewith between EPIL and the Company under which EPIL has transferred the entire issued share capital of Irish OpCo to the Company;

Share Sale means the transfer or other disposal (whether through a single transaction or a series of connected transactions, including by way of a scheme or arrangement under the Companies Acts) of the legal and/or beneficial interest in or title to 50% or more of the Shares to a person and/or any Connected Persons of that person;

Shareholders means any person for the time being holding a legal or beneficial interest of any kind, howsoever described, whether absolute or conditional, in Shares, including the Registered Shareholders and any person holding an Interest in Shares, and Shareholder means any one of them. For the purposes of this Agreement, the Management Subscribers shall be considered as one Shareholder, represented by the Management Representative in accordance with clause 5.2 of this Agreement;

Shareholder Group, in relation to any Shareholder which is a body corporate, means that Shareholder, any holding company of that Shareholder and any subsidiary of any such holding company;

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Shareholder Loans means the loans granted on the date hereof pursuant to the Loan Agreements;

Subscriber means ES1;

Subscription means the subscription by ES1 for the Subscription Shares pursuant to this Agreement;

Subscription Amount means the sum of US$18.00 to be paid by ES1 on Completion for the Subscription Shares;

Subscription Shares means 1,800 ordinary shares of US$0.01 each in the capital of the Company to be subscribed for by ES1 pursuant to clause 2;

Subsidiaries means the companies listed in Schedule 3;

Tax means all forms of taxation, duties, imposts and levies whether of Ireland or elsewhere, including (but without limitation) income tax, corporation tax, corporation profits tax, advance corporation tax, capital gains tax, capital acquisitions tax, residential property tax, wealth tax, value added tax, dividend withholding tax, deposit interest retention tax, customs and other import and export duties, excise duties, stamp duty, capital duty, social insurance, social welfare or other similar contributions and other amounts corresponding thereto whether payable in Ireland or elsewhere, and any interest, surcharge, penalty or fine in connection therewith, and the word taxation shall be construed accordingly;

Termination Event means a clinical event (including any results of a clinical trial) or determination or action by a regulatory body relating to Products or the Business which means that either (a) there is no reasonable prospect of the Group achieving the targets set out in the Business Plan within the time frame contemplated by the Business Plan or (b) the Business is no longer commercially viable;

Transaction Documents means:

(a)	this Agreement;

(b)	the Business Transfer Agreement;

(c)	the Share Purchase Agreement;

(d)	the Option Agreement;

(e)	the Loan Agreements;

(f)	all documents or agreements, connected with or ancillary to any of the documents or agreements referred to at paragraphs (a) to (e) above, which are in the agreed form; and

(g)	any other document or agreement, including any side letters, which are entered into, or to be entered into, on Completion (or at any time during the period from the date of this Agreement up to, including and after the date of Completion) by some or all of the parties to this Agreement in connection with or which are ancillary to any of the foregoing documents or agreements;

Transfer Notice shall have the meaning ascribed to such term in Schedule 10 (Transfer of Shares);

Unallocated Employee Shares means the [  •  ] Shares held by the Employee Share Nominee as at the date of this Agreement, together with any Shares which are acquired by the Employee Share Nominee pursuant to paragraph 2 of Schedule 10, which are to be transferred to existing or future employees or contractors of the Group in the manner contemplated by clause 6.5;

and cognate terms will be construed accordingly.

1.2.	Unless otherwise provided, references to recitals, clauses, paragraphs, schedules and annexures are to recitals, clauses, paragraphs, schedules and annexures contained in this Agreement and reference to this Agreement includes reference to its schedules.

1.3.	Headings and the contents page are inserted for convenience only and do not affect the construction of this Agreement.

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1.4.	A document is in the agreed form if it is in the form of a draft agreed between and initialled by or on behalf of the parties hereto (or such of the parties as are party to it) on or before the date hereof.

1.5.	All indemnities, obligations, covenants and representations arising under this Agreement, given or entered into by more than one person are given or entered into severally.

1.6.	If any action or duty to be taken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day, such action or duty shall be taken or performed on the Business Day next following such day.

1.7.	Unless expressly stated in this Agreement or the context otherwise admits or requires, any reference in this Agreement to:

1.7.1.	a word or phrase the definition of which is contained or referred to in Section 2 of the Companies Act 1963 has the meaning thereby attributed to it;

1.7.2.	the singular includes the plural and vice versa, any gender includes the other gender, and he or she, his or hers, him or her, where the context so admits, includes it or its, as the case may be, and vice versa;

1.7.3.	a person is deemed to include a reference to a natural person, firm, partnership, company, corporation, association, body corporate, trust, investment fund, government, state or agency (in each case whether or not having a separate legal personality), wheresoever incorporated or resident, but a reference to an individual is deemed to be a reference to a natural person only;

1.7.4.	any provision of law is a reference to that provision as amended, substituted, extended or re-enacted;

1.7.5.	any Irish legal term, concept, legislation or regulation (including, without limitation, any action, remedy, method of judicial proceeding, document, statute, court, court official, governmental authority or agency or any accounting term or concept) in respect of any jurisdiction other than Ireland will be construed as a reference to the term, concept, legislation or regulation which most nearly corresponds to it in that jurisdiction;

1.7.6.	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

1.7.7.	any phrase introduced by the terms including or includes or in particular or any similar expression is to be construed as illustrative and without limitation;

1.7.8.	costs, charges or expenses include any value added tax or similar tax charged or chargeable in respect thereof;

1.7.9.	time are references to Irish time;

1.7.10.	a person includes his or its successors, personal representatives, permitted assigns and permitted transferees or substitutes as appropriate;

1.7.11.	writing or similar expressions includes, where the context so admits, transmission by fax;

1.7.12.	this Agreement, any other document or any specified provision of this Agreement or any other document is a reference to this Agreement, to such other document or to such provision as in force for the time being and as amended, extended, varied, assigned, novated, restated or supplemented from time to time;

1.7.13.	words such as hereby, hereunder, hereto, hereof and herein and other words commencing with here shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section, clause, paragraph or schedule of this Agreement; and

1.7.14.	a party or the parties is a reference to a party or the parties to this Agreement.

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1.8.	It is acknowledged and agreed by the parties that the provisions of this Agreement have been negotiated, drafted and settled jointly by and on behalf of the parties and accordingly if any question arises at any time as to the meaning, intent or interpretation of any provision or provisions of this Agreement, no presumption or burden of proof shall arise in favour of or against any party solely as a result of the authorship of any of the provisions of this Agreement.

2.	SUBSCRIPTION FOR SHARES

2.1.	Subscription for, and Issue of, Subscription Shares: Subject to the terms and conditions set out in this Agreement, on Completion, ES1 shall subscribe for, and the Company shall allot and issue, the Subscription Shares to ES1, credited as fully paid.

2.2.	Consideration for Issue: The consideration for the issue of the Subscription Shares to be subscribed for by ES1 pursuant to clause 2.1 shall be the payment, on Completion, by ES1 of the amount of the Subscription Amount.

2.3.	Simultaneous Completion: ES1 will not be obliged to complete the subscription for any of the Subscription Shares to be subscribed for pursuant to clause 2.1 unless the subscription of all such Subscription Shares is completed simultaneously.

2.4.	Waiver of Pre-emption Rights: Nerano and the Management Subscribers hereby waive any and all pre-emption rights or other rights or restrictions on the issue of the Subscription Shares to which they may be entitled under the Articles, any previous articles of association of the Company, this Agreement or otherwise, the enforcement of or compliance with which may or might restrict, prevent or delay the subscription, allotment and issue of the Subscription Shares to be subscribed pursuant to this clause 2 (and shall procure the waiver of all other rights of pre-emption as may be required to give full effect to this Agreement) and hereby consent to such Subscription, allotment and issue and to any and all variations of the rights attaching to the Shares held by them as a consequence of the issue of the Subscription Shares.

3.	COMPLETION

3.1.	Completion: Completion shall take place on the Effective Date at such address as the parties may agree.

3.2.	Obligations of Shareholders and the Company at Completion: Upon Completion, each of the parties shall carry out all the obligations set out in Schedule 5 (Completion Obligations).

4.	WARRANTIES

4.1.	Company Warranties: The Company warrants to each of the Investors as at the date of this Agreement that each of the warranties set out in Schedule 4 is true and accurate and not misleading.

4.2.	Parties’ Warranties: Each party warrants to each of the other parties that:

4.2.1.	it / he has full power, legal capacity and authority:

(1)	to enter into, execute and deliver this Agreement; and

(2)	to perform its obligations set out in this Agreement.

4.2.2.	the obligations set out in this Agreement constitute legal obligations that are valid, binding on and enforceable against it / him in accordance with its respective terms.

4.2.3.	neither entering into this Agreement nor performing the obligations referred to in it has resulted or will result in the breach of any obligation of it / him under:

(1)	(in the case of a party which is a corporate body) its memorandum or articles of association, statutes, by-laws or other terms of charter or corporate regulation;

(2)	any law or any order, judgment or decree of any court or governmental agency; or

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(3)	any contract, undertaking or agreement.

5.	MANAGEMENT AND GOVERNANCE OF THE COMPANY

5.1.	Board of Directors: Subject as provided for in this Agreement, the business of the Company shall be undertaken and transacted by the Board who at all times shall act in the best interests of the Company and its Shareholders, and the Company shall not enter into any contract, transaction or arrangement whereby its business would be controlled otherwise than by the Board. The Board and its committees shall be constituted and governed in accordance with the provisions set out in Schedule 6 (Board Composition and Governance).

5.2.	Management Representative:

5.2.1.	The Management Subscribers shall be represented in all matters in relation to the Group, the Business and in all matters governed by this Agreement, by a representative chosen from amongst their number who will be the Management Representative.

5.2.2.	Where any matter set out in this Agreement requires the consent, vote or nomination of the Management Subscribers, the Management Representative shall cast one vote, consent or nomination on behalf of all the Management Subscribers, based on the will of the majority of the Management Subscribers. This vote shall represent all the Shares held by the Management Subscribers. For example, if the Management Subscribers hold in aggregate 2,000 Shares, the Management Representative shall vote the entirety of the 2,000 Shares based on the will of the majority (in holdings of Shares) of the Management Subscribers.

5.3.	Shareholder Information and Access Rights: The Investors shall be entitled to the information and access rights set out in Schedule 7 (Information and Access Rights).

5.4.	Shareholder Covenants Regarding Business Management and Corporate Governance: Each of the parties hereto undertakes to each other that each shall comply with the provisions set out in Schedule 8 (Shareholder Covenants), and shall procure (and shall use all such voting and other rights to which they are entitled, whether arising under statute, at common law, in equity, under contract or otherwise, to procure), insofar as it is possible having regard to their respective rights and powers in respect of the Company, that all such provisions shall be complied with in full by the Company and that the business and affairs of the Company shall at all times be managed and carried out in accordance with such provisions.

5.5.	Reserved Matters: Each of the parties hereto undertake with each other that each shall procure (and shall use all such voting and other rights to which they are entitled, whether arising under statute, at common law, in equity, under contract or otherwise, to procure), as far as it is possible having regard to their respective rights and powers in respect of the Company, that the Company shall not do any of the matters set out in Schedule 9 (Reserved Matters) without the prior written consent of each of the Investors.

6.	TRANSFER OF SHARES

6.1.	Transfers Prohibited Except in Accordance with this Agreement: Notwithstanding any other provision of this Agreement or the Articles, no Shareholder shall:

6.1.1.	pledge, mortgage (whether by way of fixed or floating charge) or otherwise create any Encumbrance over or in respect of its legal or beneficial interest in any of its Shares or any Interest in Shares;

6.1.2.	sell, transfer or otherwise dispose of any of its Shares or any Interest in Shares;

6.1.3.	enter into any agreement, arrangement, or understanding (whether legally binding or not) in respect of the votes attached to any of its Shares or Interest in Shares; or

6.1.4.	agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing;

otherwise than in accordance with the provisions of this Agreement (and in particular the provisions of

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Schedule 10 (Transfer of Shares)) and the Articles, and the Board shall refuse to register any transfer which is not so in accordance.

6.2.	Restrictions on Transfer: The parties agree to be bound by the provisions regarding the transfer and transmission of Shares and related matters set out in Schedule 10 (Transfer of Shares).

6.3.	Transfers of Shares and Interests in Shares:

6.3.1.	For the avoidance of doubt, the parties agree that the provisions of this clause 6 and of Schedule 10 (Transfer of Shares) regarding the transfer and transmission of Shares shall also apply mutatis mutandis to any Interest in Shares held by any person.

6.3.2.	Each Shareholder shall at the written request of the Board promptly inform, and keep informed, the Company in writing (and in any event within 7 days of being requested in writing to do so by the Board) as to the beneficial ownership and control of such Shareholder and the beneficial ownership and control of Shares and Interests in Shares held by such Shareholder.

6.4.	Transfer of Entire Interest: Any transfer of Shares or Interests in Shares contemplated under this Agreement shall be deemed to carry an obligation to transfer the entire legal and beneficial interest in such Shares or Interests in Shares as the case may be, free from any lien, charge or other Encumbrance of any nature whatsoever (other than any security granted in favour of a licensed bank where the licensed bank in question has given its consent in writing to the transfer).

6.5.	Issue of Shares to Management:

6.5.1.	The Investors and the Employee Share Nominee agree and acknowledge that all of the Unallocated Employee Shares will be transferred to employees and/or contractors of the Group identified in the manner contemplated by this clause 6.5 within a period of 12 months following their acquisition by the Employee Share Nominee (the Allocation Period).

6.5.2.	From time to time during the Allocation Period of any Shares, and following consultation with the Management Representative, Nerano may nominate:

(1)	an employee or contractor to whom it proposes that Unallocated Employee Shares be transferred (a Nominated Employee); and

(2)	the number of Unallocated Employee Shares that it proposes be transferred to the Nominated Employee (the Nominated Allocation).

6.5.3.	Promptly after a nomination pursuant to clause 6.5.2 (a Nomination), the Board shall consider the Nomination. Following such consideration, the Board shall either:

(1)	confirm the Nomination;

(2)	modify the Nominated Allocation specified in the Nomination; or

(3)	reject the Nomination.

6.5.4.	If the Board:

(1)	confirms a Nomination, it will issue a written notice to the Employee Share Nominee instructing it to transfer the Nominated Allocation to the Nominated Employee as soon as reasonably practicable; or

(2)	modifies a Nomination, it will issue a written notice to Employee Share Nominee instructing it to transfer the Nominated Allocation (as modified) to the Nominated Employee as soon as reasonably practicable,

(any such notice being an Allocation Notice).

6.5.5.	The Employee Share Nominee undertakes to the Company and to ES1 that, as soon as reasonably practicable following receipt of an Allocation Notice, subject to clause 6.3, it will make the transfer referred to in the Allocation Notice using Unallocated Employee Shares for

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this purpose

6.5.6.	Subject to law, the Company shall discharge any liability to Tax of the Employee Share Nominee which arises from the holding or transfer of any Unallocated Employee Shares.

6.5.7.	For the avoidance of doubt, no Shares shall be transferred to a Nominated Employee unless that Nominated Employee has first executed a Deed of Adherence in compliance with clause 9.3.

7.	SHARE ISSUANCES

7.1.	Pre-emption on Issue of Shares: The parties agree to be bound by the provisions set out in Schedule 11 (Pre-emption on Issue of Shares) regarding pre-emption in respect of the future issue of Shares.

7.2.	Anti-Dilution Rights: The parties agree to be bound by the provisions set out in Schedule 12 (Anti-Dilution) regarding anti-dilution in respect of the future issue of Shares.

8.	ADDITIONAL FUNDING REQUIREMENTS

8.1.	BP Funding Situation means a situation where the Group requires additional funding (whether immediately or in the reasonably foreseeable future) in order to have sufficient finance so as to permit it to complete the clinical activities and/or obtain the regulatory approvals which are necessary for the Group to achieve the targets set out in the Business Plan.

8.2.	If the Board, acting reasonably and in good faith, determines that a BP Funding Situation has occurred, it may give written notice to this effect (a BP Funding Notice) to each of the Investors, which notice shall:

8.2.1.	state, with reasonable specificity, the clinical activities and/or regulatory approvals and/or other circumstances which give rise to the BP Funding Situation;

8.2.2.	provide reasonable details of the costs incurred by the Group since incorporation and estimates of the likely costs to be incurred by the Group in achieving clinical activities and/or regulatory approvals and/or other circumstances which give rise to the BP Funding Situation; and

8.2.3.	state, with reasonable specificity, the amount of additional funds, which in no circumstances may exceed, either individually or in aggregate with amounts contributed by the Investors pursuant to previous BP Funding Notices, US$10,000,000, which is required to fund the Group so that it has sufficient finance to complete the activities and the obtaining of the approvals referred to in the BP Funding Notice (the Required BP Funding).

8.3.	At any time within 20 Business Days of service of a BP Funding Notice, an Investor may:

8.3.1.	request, and the Company shall provide as soon as reasonably possible and in any event within 5 Business Days, additional information reasonably requested by that Investor to determine the validity of the BP Funding Notice; and/or

8.3.2.	serve written notice on the Company (copied to the other Investor) stating that it does not accept that a BP Funding Situation has occurred (a BP Dispute Notice). If a BP Dispute Notice is served by an Investor, the Company shall refer the question of whether a BP Funding Situation has occurred to an Industry Expert who shall act in the manner specified in clause 10.

8.4.	If the Board serves a BP Funding Notice and either:

8.4.1.	neither Investor serves a BP Dispute Notice in accordance with clause 8.3; or

8.4.2.	an Investor serves a BP Dispute Notice in accordance with clause 8.3 but the Industry Expert determines in accordance with clause 10 that a BP Funding Situation has occurred,

as soon as reasonably practicable (and, in any event, no later than the 30 Business Days after the service of the BP Funding Notice, or, where a BP Dispute Notice is served, no later than 10 Business Days after the determination of the Industry Expert):

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(1)	ES1 shall provide to the Company an amount in cash equal to 7/9 of the Required BP Funding; and

(2)	Nerano shall provide to the Company an amount in cash equal to 2/9 of the Required BP Funding.

8.5.	Any Required BP Funding which is to be provided to the Company by the Investors in accordance with this clause 8 shall be provided in the form of either loans or capital contributions by the Investors as may be agreed between the Investors. If the Investors fail to so agree, the Required BP Funding shall be provided in the form of interest-free loans to the Company which are substantially in the same form as the Shareholder Loans.

9.	TERMINATION EVENT

9.1.	If at any time it determines that a Termination Event has occurred, an Investor may give written notice to this effect (a Cessation Notice) to the other Investor. Within 20 Business Days of receipt of a Cessation Notice, the recipient shall by notice in writing to the other Investor (a Response Notice) confirm that either:

9.1.1.	it agrees that a Termination Event has occurred;

9.1.2.	it does not agree that a Termination Event has occurred.

If the recipient Investor fails to serve a Response Notice within 20 Business Days of receipt of a Cessation Notice, it shall be deemed to have accepted that a Cessation Notice has occurred.

9.2.	If an Investor serves a Response Notice stating that it does not agree that a Cessation Notice, the Investors shall refer the question of whether a Cessation Dispute has occurred to an Industry Expert who shall act in accordance with clause 10.

9.3.	If the Investors agree, or an Industry Expert determines, that a Termination Event has occurred, the parties shall take all actions to procure the winding-up of the Company on the basis that the assets available for distribution following discharge of all liabilities other than the Shareholder Loans (the Net Proceeds) shall be used to repay the Shareholders Loans and distributed to the Investors on the following basis:

9.3.1.	if the Termination Event occurs before the date which is 15 months after Completion:

(1)	first, the Shareholder Loans shall be repaid in full (or pro-rata in the event of a shortfall); and

(2)	thereafter, the remaining Net Proceeds shall be paid to ES1;

9.3.2.	if the Termination Event occurs on or after the date 15 months after Completion

(1)	2/9 of the Net Proceeds shall be used in repaying the balance owing on the Shareholder Loan advanced by Nerano (and the remaining balance shall be written-off); and

(2)	7/9 of the Net Proceeds shall be used in repaying the balance owing on the Shareholder Loan advanced by ES1 and/or paid to ES1 in such form as it may require.

10.	INDUSTRY EXPERT

10.1.	An Industry Expert shall be an expert in the pharmaceutical industry agreed by the Investors or, failing agreement within five Business Days, nominated by the President for the time being of the Law Society of Ireland.

10.2.	The Industry Expert shall act on the following basis:

10.2.1.	the Industry Expert shall act as an expert and not as an arbitrator and the provisions of the

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Arbitration Acts 2010 shall not apply to him or his determination;

10.2.2.	the Industry Expert is to make a decision on the dispute and notify the parties of his decision within 20 Business days of his appointment;

10.2.3.	the parties shall respectively provide all the information relating to the Group and its business which the Industry Expert reasonably requires;

10.2.4.	the decision of the Industry Expert is, in the absence of fraud or manifest error, final and binding on the parties;

10.2.5.	the costs of the Industry Expert shall be paid by the Company.

11.	TERMINATION

11.1.	Duration of Agreement: Except as otherwise provided herein, this Agreement shall continue in full force and effect without limit in point of time until the earliest of the following events, whereupon it shall terminate and be of no further force or effect, subject always to clauses, 7, 8.3 and Schedule 10:

11.1.1.	the completion of a Realisation (save that if a Realisation is an Asset Sale it shall terminate at the winding up of the Company and a distribution of its assets in accordance with the Articles); or

11.1.2.	subject to clause 5.5, the passing of an effective resolution for the winding up of the Company or the making of a binding court order for the winding up of the Company.

11.2.	Termination as regards any Shareholder: Subject to compliance with the provision of this Agreement, this Agreement will cease to have effect and shall terminate as regards any Shareholder who validly ceases to hold or own beneficially any (i) Shares or (ii) Interests in Shares (Interests and each an Interest) on and with effect from the date upon which the Shareholder ceases to hold or own beneficially the last of any such Interests.

11.3.	Effect of Termination: The termination of this Agreement shall not affect, and shall be without prejudice to, any party’s rights or obligations which may have accrued to it against any other party before such termination. The termination of this Agreement shall not affect the continuance in force after such termination of the Post-Termination Provisions and any provisions hereof which are expressed to continue in force or which are by their nature capable of enforcement against any party by any other party after the termination of this Agreement.

12.	MISCELLANEOUS PROVISIONS

12.1.	Relationship with Articles: As between the Shareholders, in the event of any conflict or any ambiguity arising between:

12.1.1.	any of the provisions of this Agreement; and

12.1.2.	any of the provisions of the Memorandum and/or the Articles

the provisions of this Agreement shall prevail, and accordingly each Shareholder shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and to pass any members’ resolution which is required to ensure that a provision of this Agreement is effective in accordance with its terms.

12.2.	Group Companies: Each of the parties hereto undertakes with each other that each shall procure (and shall use all such voting and other rights to which they are entitled, whether arising under statute, at common law, in equity, under contract or otherwise, to procure), as far as it is possible having regard to their respective rights and powers in respect of the Company and each other Group Company, that each of the provisions, conditions and obligations undertaken in this Agreement with respect to the Company (including, but not limited to, clause 5, the provisions of Schedule 6 (Board Composition and Governance) with regard to the rights of Shareholders with respect to the appointment of directors shall be deemed to apply mutatis mutandis to, and be observed, performed and implemented in respect of, each Group Company, and that each Group Company shall, to the extent it is able to do so by law, observe, perform and implement the provisions and conditions in this Agreement to which the Company

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is subject under this Agreement, as if, where the context so admits, any reference to:

12.2.1.	the Company included a reference to such other Group Company;

12.2.2.	the Board included a reference to the board of directors for the time being of such other Group Company:

12.2.3.	the Chairman included a reference to the chairman for the time being of the board of directors of such other Group Company;

12.2.4.	the Directors (or any Director) included a reference to the directors (or any director) for the time being of such other Group Company;

12.2.5.	such other similar term included a reference to such similar term in the context of such other Group Company.

12.3.	New Shareholders:

12.3.1.	For the avoidance of doubt, it is a condition precedent to the right of any Shareholder to transfer or dispose of any Shares, any Interest in Shares, or to the allotment or issue of any unissued Shares of the Company, that the transferee or allottee (if not already bound by the terms of this Agreement) (the New Shareholder) executes a Deed of Adherence in the following capacity

(1)	if the New Shareholder is an employee of a member of the Group or it is proposed that he should become one, a Management Subscriber;

(2)	if the New Shareholder is an investor and the Investors consent in writing, an Investor; and

(3)	in all other cases, a party

12.3.2.	The Investors may determine, notwithstanding clause 12.3.1 above, that the New Shareholder should enter into a Deed of Adherence in a different capacity to that required by clause 12.3.1 and may also agree such amendments to the Deed of Adherence as they consider appropriate in the circumstances.

12.3.3.	A New Shareholder who enters into a deed of adherence as a Management Subscriber or an Investor shall have all the rights and obligations as if he were named in this Agreement as a Management Subscriber or Investor (as the case may be).

12.4.	Statutory Powers: The Company shall not be bound by any provision of this Agreement to the extent it would constitute an unlawful fetter on any statutory power of the Company, but such provision shall remain valid, and shall be binding on, and enforceable by and against, all other parties in respect of whom it applies.

12.5.	Announcements:

12.5.1.	No party shall make any announcement to shareholders, employees, customers or suppliers, or to securities markets or other authorities or to the media or otherwise, regarding the subject-matter of the Transaction Documents or any term or provision of any of them without the prior written approval of the other parties to this Agreement.

12.5.2.	Clause 12.5.1 will not apply if, and to the extent that, such announcement is required by any law applicable to the party making the announcement, or by:

(1)	bona fide contractual arrangements with unrelated third parties in existence at the date of this Agreement, details of which have been fully disclosed in writing to the other parties to this Agreement on or before the date of this Agreement; or

(2)	any stock or securities exchange, regulatory or governmental authority or court having jurisdiction over the party making the announcement, whether or not the requirement has the force of law;

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provided that any such announcement may only be made after prior consultation with the other parties to this Agreement to the fullest extent permitted by law.

12.5.3.	If any party proposes to make an announcement pursuant to this clause, it shall provide copies of that proposed announcement to each of the other parties to this Agreement before the announcement is made unless this is not reasonably practicable, in which case, a copy of the announcement shall be so provided to each party as soon as reasonably practicable.

12.5.4.	Each party undertakes to provide all such information known to it or which on reasonable enquiry ought to be known to it in relation to the Group as may reasonably be required by any other party for the purposes of complying with the requirements of law or any securities exchange, regulatory or governmental authority or court having jurisdiction over the party that requires the information.

12.6.	Confidentiality:

12.6.1.	Each of the parties to this Agreement undertakes with each other for the benefit of the other parties and as agent and trustee for the Company that they shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose, transfer or use for their own or any other purposes Confidential Information except:

(1)	in the circumstances set out in clause 12.6.2;

(2)	to the extent otherwise expressly permitted by this Agreement; or

(3)	with the prior written consent of the other parties to this Agreement and of the party to whose affairs such Confidential Information relates.

12.6.2.	A party is permitted to disclose Confidential Information:

(1)	where the Confidential Information is in or, after the date of this Agreement, enters the public domain otherwise than as a result of: (i) a breach by that party of its obligations in this clause or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation where the party is or was aware of such breach;

(2)	if and to the extent that the party discloses Confidential Information to any person:

(a)	in compliance with any requirement of law;

(b)	in response to a requirement of any securities exchange, regulatory or governmental authority or court having jurisdiction over that party; or

(c)	in order to obtain Tax or other clearances or consents from the Revenue Commissioners or other relevant Tax or regulatory authorities,

provided that any such information disclosable pursuant to sub-clauses (a), (b) or (c) may, to the fullest extent permitted by law, be disclosed only after prior consultation with the other parties to this Agreement.

12.7.	Assignment:

12.7.1.	None of the parties to this Agreement may assign any of its rights under this Agreement without the prior written consent of each of the other parties except to any person to which it has transferred Shares in accordance with the terms of this Agreement.

12.7.2.	Subject to clause 12.7.1, this Agreement will be binding on and enure for the benefit of the personal representatives, permitted assigns and permitted transferees or substitutes to each of the parties and references to the parties will be construed accordingly.

12.8.	Costs and Expenses: Each party to this Agreement will pay its own costs and expenses of and incidental to this Agreement and the Transaction Documents, and the implementation thereof.

12.9.	Severability: All the terms and provisions of this Agreement and of each of the Transaction Documents

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are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will, to that extent only, be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. The parties shall then use all reasonable endeavours to agree to replace the unenforceable, illegal or void term or provision with a term or provision which is legal and enforceable and which has an effect that is as near as possible to the intended effect of the term or provision to be replaced.

12.10.	Whole Agreement: The Transaction Documents (including the documents and instruments referred to therein) supersede all prior representations, arrangements, understandings and agreements between the parties relating to the subject-matter thereof, and set forth the entire, complete and exclusive agreement and understanding between the parties relating to the subject-matter thereof.

12.11.	Survival: This Agreement (other than any obligations which have already been fully performed) remains in full force and effect following Completion.

12.12.	Breach: Unless specifically provided to the contrary in this Agreement, any Material breach by any party of the covenants, agreements, commitments or undertakings contained in this Agreement that is not remedied within a reasonable time shall entitle any party at any time to exercise any of its rights to terminate this Agreement and/or to institute proceedings for injunctive relief, rescission or damages or to pursue such other remedies as may be available to it in respect of any such breach whether provided for under this Agreement or otherwise.

12.13.	Remedies Cumulative: The provisions of this Agreement and the rights and remedies of the parties are independent, cumulative and are without prejudice and in addition to any other rights or remedies which a party may have whether arising under statute, at common law, in equity, under contract, by virtue of custom or otherwise. The exercise by a party of any one right or remedy under this Agreement, under statute, at law or in equity will not (unless expressly provided in this Agreement, under statute, at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

12.14.	Waiver: A waiver by any party or parties of any breach of any of the terms, provisions, conditions or covenants of this Agreement or the acquiescence of any party or parties in any act (whether commission or omission) which but for such acquiescence would be a breach, will not constitute a general waiver of the term, provision, condition or covenant or of any subsequent act which is inconsistent with it.

12.15.	Further Assurance: At any time after the date of this Agreement, each party hereto will use reasonable endeavours to procure that any documents are executed and any acts and things are done as may reasonably be required by any other party and at the sole cost and expense of such other party, for the purposes of ensuring that the Subscription takes place, the Subscription Shares are allotted and issued, and the obligations of all parties upon Completion are fully and properly satisfied and discharged.

12.16.	Notices:

12.16.1.	Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and, without prejudice to the validity of another method of service (subject to clause 12.16.3), may be delivered or sent by pre-paid registered post or facsimile addressed as follows:

to ES1:

Address: Treasury Building, Lower Grand Canal Street, Dublin 2

For the attention of: William F. Daniel

With a copy to: Alan Casey, A&L Goodbody, IFSC, Dublin 1.

to [The Management Representative]:

Address:

Fax:

For the attention of:

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With a copy to:

to Nerano:

Address: 45 Fitzwilliam Square, Dublin 2

For the attention of: Seamus Mulligan

to the Company:

Address: McCann FitzGerald, Riverside One, Sir John Rogerson's Quay, Dublin 2

For the attention of: Seamus Mulligan

or to such other address or facsimile number as the addressee may have previously substituted by notice.

12.16.2.	A notice or other communication will be deemed to have been duly served or given:

(1)	in the case of delivery, at the time of delivery;

(2)	in the case of posting, 48 hours after posting (and proof that the envelope containing the notice or communication was properly addressed, prepaid and registered will be sufficient evidence that the notice or other communication has been duly served or given); or

(3)	in the case of facsimile, upon transmission, subject to the correct code or facsimile number being received on the transmission report but if a notice is given or served at business premises other than between 9.00 am and 5.30 pm on a Business Day, it will be deemed to be given or served on the next following Business Day.

12.16.3.	A party giving or serving a notice or other communication under this Agreement by facsimile shall also give or serve a copy by post, but without prejudice to the validity and effectiveness of the service by facsimile.

12.16.4.	All notices or other communications shall be in the English language.

12.17.	Counterparts: This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

12.18.	No Partnership: Nothing in this Agreement is intended, or shall be deemed, to establish any partnership of any kind between the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party.

12.19.	Governing Law: Each of the Transaction Documents and all relationships created by them and arising out of or in connection with them, together with all Disputes, will in all respects be governed by and construed in accordance with Irish law.

12.20.	Jurisdiction:

12.20.1.

(1)	the Irish courts will have exclusive jurisdiction to hear, settle and/or decide any Dispute;

(2)	the parties agree that the Irish courts are the most appropriate and convenient courts to hear and decide any Dispute and therefore that they will not argue to the contrary.

12.20.2.	The documents which initiate any Proceedings and any other documents required in relation to those Proceedings may be served:

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(1)	according to the methods of service set out in clause 12.16; or

(2)	in any other manner allowed by law;

and this clause 12.20.2 will apply wherever Proceedings are initiated.

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SCHEDULE 1

Management Subscribers1

Names of Management Subscribers to be inserted when confirmed

20

SCHEDULE 2

The Company

Name	Speranza Therapeutics Limited
Date of Incorporation	13 May 2013
Country of Incorporation	Ireland
Registered Number	527453
Authorised Share Capital	US$10,000 divided into 1,000,000 ordinary shares of US$0.01 each.
Issued Share Capital prior to the Subscription	1 share issued at $0.01
Registered Office	Riverside One, Sir John Rogerson's Quay, Dublin 2
Principal Place of Business	Ireland
Directors	Seamus Mulligan James Skehan
Secretary	James Skehan
Financial Year End	●
Last Accounts Filed	N/A
Last Annual Return Filed	N/A
Annual Return Date	13 November
Auditors	●
Charges and Debentures	None
Location of Statutory Registers	At the registered office of the company
Tax Residence	Ireland

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SCHEDULE 3

Subsidiaries

Name	Speranza Biopharma Limited
Date of Incorporation	17 August 2011
Country of Incorporation	Ireland
Registered Number	502444
Authorised Share Capital	US$1,000,000 divided into 1,000,000 ordinary shares of US$1.00 each
Issued Share Capital prior to the Subscription	100 shares of US$1.00 each
Registered Office	Treasury Building, Lower Grand Canal Street, Dublin 2
Principal Place of Business	Ireland
Directors	Seamus Mulligan James Skehan
Secretary	James Skehan
Financial Year End	31 December
Last Accounts Filed	31 December 2011
Last Annual Return Filed	30 September 2012
Annual Return Date	30 September
Auditors	KPMG
Charges and Debentures	None
Location of Statutory Registers	At the registered office of the company
Tax Residence	Ireland

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Name	Speranza Therapeutics Corp.
Date of Incorporation	May 8, 2013
Country of Incorporation	USA (Delaware)
Registered Number	5332090
Registered Office	Registered office in state of domicile: 160 Greentree Drive, Suite 101 Dover, DE 19904
Principal Place of Business	300 Technology Square Third Floor Cambridge, MA 02139
Officers	[Seamus Mulligan] [ • ]
Financial Year End	31 December
Last Accounts Filed	N/A
Last Annual Return Filed	N/A
Annual Return Date	N/A
Auditors	KPMG
Charges and Debentures	None
Location of Statutory Registers	300 Technology Square Third Floor Cambridge, MA 02139
Tax Residence	Massachusetts is State in which principal place of business is located and upon qualification, will be subject to MA franchise tax; corporation will also qualify to do business in California and be subject to CA franchise tax; and is subject to franchise tax in Delaware (state of domicile)

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SCHEDULE 4

Warranties

1.	SHARES, GROUP COMPANIES AND ACCURACY OF INFORMATION

1.1.	Group Structure: The contents of recitals A and of Schedules 2 and 3 are true and accurate in all respects and in particular (without limitation) Nerano is the legal and beneficial owners of the Shares, which are free from Encumbrances, and there is no agreement, arrangement or understanding to create or give any Encumbrance over or in respect of any of the Shares;

1.2.	Rights to Share Capital: No person has the right to call for the allotment, issue, sale or transfer of any Share or loan capital of the Company under any option or other agreement or obligation (including conversion rights and rights of pre-emption) and there are no claims or Encumbrances on or over Shares of the Company (and there is no agreement, arrangement or understanding to create or give any Encumbrance over or in respect of any of the shares of the Company) and the Shares constitute the whole of the issued and allotted share capital of the Company. All rights and interests of every kind existing in respect of the shares of Group Companies are valid and enforceable by action or legal proceeding or otherwise.

2.	TRADING HISTORY

With the exceptions of any actions required to enter into the Transaction Documents, the Company has not traded.

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SCHEDULE 5

Completion Obligations

1.	Shareholders Resolutions: Nerano undertakes with ES1 to cause resolutions of the Shareholders to be passed:

1.1.	adopting the agreed form Articles in substitution for and to the exclusion of the existing articles of association of the Company;

1.2.	altering the Memorandum to the agreed form Memorandum in substitution for and to the exclusion of the existing memorandum of association of the Company.[2]

2.	Board Meetings: Nerano undertakes to cause a board meeting of the Company to be held at which:

2.1.	the Subscription Shares are allotted and issued in accordance with the terms of this Agreement and the name of ES1 is entered into the register of members as the registered holders of the Subscription Shares; and

2.2.	the entering into of each of the Transaction Documents required by the Company to be entered into is approved.

3.	Transaction Documents to be Executed: Each of the parties undertake with each other to cause each of the Transaction Documents to be entered into between all the relevant parties thereto.

4.	Documents to be Delivered to the Subscriber: Each of the parties undertake with each other to cause the following documents to be delivered to the Subscriber:

4.1.	certificates under the common seal of the Company in respect of all Subscription Shares together with certified copy extracts from each of the register of members showing the Subscribers as the registered holder the Subscription Shares;

4.2.	original copies of each of the Transaction Documents;

4.3.	a copy of the resolutions required to be passed pursuant to paragraph 1 of this Schedule, certified by the secretary of the Company;

4.4.	a copy of the minutes of each of the board meetings required to be held pursuant to paragraph 2 of this Schedule, certified by the secretary of the Company.

2 M&A to be agreed pre-completion

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SCHEDULE 6

Board Composition and Governance

1.	Number of Directors: The parties shall procure that no persons are appointed to be a Director otherwise than in accordance with this Agreement and the parties further undertake not to appoint or permit any person to act as a de facto director of the Company.

2.	Appointment of Directors:

2.1.	For so long as Nerano holds not less than 50 per cent. of the issued Shares, it shall be entitled:

2.1.1.	to appoint such number of persons as Directors as it may determine in its absolute discretion (each, a Nerano Director), subject to any limit on the number of Directors imposed by the Articles; and

2.1.2.	remove from office any Director and any director of any member of the Group

2.2.	For so long as Nerano holds Shares which constitute less than 50 per cent. of the issued Shares, it shall be entitled to appoint three persons as Directors (each, a Nerano Director) and to remove any person so appointed.

2.3.	Any appointment or removal pursuant to this clause shall be made by notice in writing served on the Company.

2.4.	Notwithstanding any provision of the Articles, each Nerano Director and person appointed to the board of directors of a member of the Group by Nerano shall be entitled to appoint any person to be an alternate director, shall not be required to hold any share qualification, shall not be subject to retirement by rotation and, save as permitted or required by the Articles, shall not be removed except by the Nerano.

2.5.	Immediately upon Nerano nominating a person for appointment or requesting the removal of a Director pursuant to paragraph 2.1.2 or paragraph 2.2, the Company and the other Shareholders shall join with Nerano in executing all such documents and doing all such acts and things as shall be necessary or desirable to forthwith cause such person to be so appointed or removed as the case may be.

2.6.	The Shareholders acknowledge and agree that on and from Completion, the Directors of the Company shall be:

Seamus Mulligan (who shall also be the Chairman); and James Skehan.

3.	Board Voting:

3.1.	Resolutions of the Board and any committee shall be decided by a simple majority of the votes cast by the Directors (or their duly appointed alternates) present at the meeting of the Board or committee (as the case may be) for or against the resolution, unless otherwise specified under the terms of this Agreement.

3.2.	Each Director shall have one vote. In the event of an equality of votes on any resolution proposed at a properly convened meeting of the Board, the Chairman (if any) shall have a second or casting vote.

4.	Notice of Board Meetings:

4.1.	Reasonable notice shall be given to each of the Directors of all meetings of the Board.

4.2.	A meeting of the Board may be held at shorter notice than set out in this paragraph, or without notice, with the unanimous consent of the Directors.

4.3.	Notice of each Board meeting shall contain, inter alia, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting, shall be accompanied by any relevant papers for discussion at such meeting (including the draft minutes of the previous meeting) and may be sent by post, courier, facsimile or other electronic communication.

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5.	Frequency and Location of Board Meetings:

Board meetings shall be held at regular intervals as agreed between the Directors. Meetings of the Board and any committee of the Board shall be held at the location determined by the Board from time to time.

6.	Quorum at Meetings: No business shall be transacted at a meeting of the Board or of a committee of the Board unless at the time there is a quorum of two Directors present.

7.	Minutes of Meetings: Drafts of the minutes of every meeting of the Board and of any committee of the Board shall be sent to each of the Directors within a reasonable time of the meeting (being not more than 10 Business Days after the meeting.

8.	Alternate Directors:

8.1.	Any Director (other than an alternate Director) shall be entitled, at any time and from time to time by notice in writing to the Company, to appoint any person (including any other Director) to be his alternate to attend and vote at meetings of the Board in his place, on such terms and subject to such conditions as shall be set out in the appointment, and to remove from office any alternate so appointed and to appoint another in his place, provided that only one such alternate may be appointed at any time.

8.2.	An alternate Director shall cease to be an alternate Director if his appointor ceases for any reason to be a Director.

8.3.	An alternate Director shall be entitled to receive notices of all meetings of Directors, and to attend, to be counted in the quorum for and to vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all functions of his appointor as a Director in the absence of such appointor including, without prejudice to the generality of the foregoing, power to sign any written resolution.

8.4.	For the avoidance of doubt, the appointment of an alternate will not require to be approved by the Board.

9.	Chairman:

9.1.	The Directors, acting by simple majority, shall appoint any one of the Directors to be the Chairman of the Board and shall be entitled, at any time and from time to time, to remove from office as Chairman any Director so appointed and to appoint another in his place.

9.2.	The Chairman will preside as chairman at every meeting of the Board, or, if there is no such chairman or if he is not present, any Director (or his alternate) present shall, with the agreement of a simple majority of the Directors present, act as chairman.

10.	Information may be passed to Shareholders: Notwithstanding the provisions of clause 12.6 (Confidentiality) of this Agreement, each Director and any alternate of such Director shall be entitled to disclose to the Shareholder or Shareholders responsible for nominating him, and to any member of such Shareholder’s Group any information concerning the Company or the business of the Company which may come into his possession as Director or alternate. Each such Shareholder shall be entitled to disclose to any other member of such Shareholder’s Group any information concerning the Company or the business of the Company which may come into his possession as Shareholder or from any such Director or alternate, and to disclose any such information to the extent such disclosure is required by law or by any regulatory body to which such Shareholder is subject PROVIDED ALWAYS that such Shareholder’s Group shall use its best endeavours to procure that any third party shall first enter into a written agreement with the Company agreeing to be bound by the confidentiality provisions of clause 12.6 (Confidentiality) of this Agreement with regard to any Confidential Information it receives as if such third party were a party to this Agreement.

11.	Board Expenses: The Company shall reimburse all reasonable and vouched out-of-pocket expenses properly incurred by all members of the Board (including any duly appointed alternates) as members of the Board (and not in any other capacity) in connection with the business of the Company.

12.	Conflicts of interest:

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Each of the parties hereto agrees and declares that any Director shall, for so long as he shall hold the office of director of the Company, be entitled, in the performance of his duties as director:-

12.1.	to represent the views of the Shareholder responsible for nominating him as Director at all meetings of the Board or any committee thereof; and

12.2.	provided that this will not conflict to a material extent with his fiduciary duties to the Company, to take into account the interests of, and any instructions given to him by or on behalf of, such nominating Shareholder;

and any such representations or actions on the part of such Director shall be deemed not to constitute any breach of duty, breach of trust or other conflict of interest on the part of the Director.

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SCHEDULE 7

Information and Access Rights

1.	Accounts and Annual Budget: The Company shall prepare and furnish at its own cost to the Board and to each Investor:

1.1.	not later than 30 days before the beginning of each accounting period of the Company, the Annual Budget to be agreed by the Board, setting out the revenue, expenditure and budget forecasts of the Company for the next accounting period.

1.2.	as soon as reasonably practicable and in any event within 90 days after the end of the accounting period to which such audited accounts relate, the audited profit and loss account and balance sheet of the Company (and, where prepared, the audited consolidated profit and loss account and balance sheet of the Company) in respect of each accounting period, together with the relative audit and management letters and all material correspondence between the Company and the Auditors concerning the accounts;

1.3.	within 30 days of the end of the relevant quarter to which they relate, the unaudited quarterly management accounts of the Company comprising, in addition to any further information or details which the Board may from time to time reasonably require, a profit and loss account, balance sheet and cash flow statement, together with a comparison, including commentary, of actual performance of the Company against its budget and against its performance during the equivalent period of the previous year;

2.	Additional Information: Without prejudice to the foregoing provisions of this Schedule, the Company shall keep each Investor fully informed in writing in reasonable detail, as soon as reasonably practicable, of all Material matters of which it has become aware relating to the Business (including, without limitation, any actual or potential developments, events or circumstances, adverse or otherwise, effecting the whole or any substantial part of the Business).

3.	Inspection Rights: The Company shall provide each Investor or its duly authorised representatives or agents with access at all reasonable times to all accounting records, company books, documents, memoranda and information (including any records, company books, documents, memoranda and information held in electronic form or in storage media) reasonably required by it and shall cooperate with each Shareholder and its duly authorised representatives or agents and furnish same with reasonable explanations of any matters contained within or arising from an inspection of any such records, company books, documents, memoranda and information.

4.	Information may be passed to an Investor’s Shareholder Group: Each Investor shall be entitled to pass to any member of such Investor’s Shareholder Group any information concerning the Group which may come into its possession pursuant to the provisions of this Schedule or via any Director or alternate pursuant to the provisions of Schedule 6 (Board Composition and Governance), and to disclose any such information to the extent such disclosure is required by law or by any regulatory body to which such Investor is subject.

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SCHEDULE 8

Shareholder Covenants

1.	Compliance with this Agreement: Each of the parties hereto shall exercise all voting rights and powers of control available to them so as to at all times comply with and, insofar as it is within their capacity to do so, give full effect to the terms and conditions of this Agreement.

2.	Compliance with Memorandum and Articles: Each of the parties hereto shall exercise all voting rights and powers of control available to them so as to comply with and give full effect to (and to ensure that the Company, complies strictly at all times with) the restrictions imposed by the Memorandum and Articles of the Company.

3.	Compliance with Laws: The Company shall at all times comply with, and conduct its business in accordance with, all applicable laws, regulations, permits, licences, approvals, authorisations, clearances or consents of or by any government as revenue, judicial, or regulatory agency or authority and shall ensure that all approvals, consents and licences as may from time to time be necessary for the purpose of carrying on the business of the Company are obtained and maintained in full force and effect.

4.	Business Plan:

4.1.	Subject to paragraph 4.2, the Group shall carry on the Business strictly in accordance with the Business Plan which will be agreed by Nerano and ES1, each acting reasonably and in good faith, within 90 days of Completion, and shall continue in effect until the end of 2015.

4.2.	The terms of the Business Plan shall be in accordance with the provisions of the Clinical Plan. Until the Business Plan is agreed, the Business shall be carried out in accordance with the Clinical Plan.

4.3.	Notwithstanding any other provision of this Agreement, save with the consent of each Investor, the Business Plan shall not be amended, updated, varied, revised or replaced in whole or in part in a manner which would have a negative impact on ES1 until such amendment, update, variation, revision or replacement is approved in accordance with paragraph 7 of Schedule 9 (Reserved Matters).

4.4.	In the event of any Dispute with regard to any part of, or in respect of any proposals or provisions contained in, the Business Plan at any time, each Shareholder shall (to the extent possible) procure that the Directors act in good faith and shall use its respective reasonable endeavours so as to resolve any such Dispute, and until such time as any such revised Business Plan is agreed, the provisions of the existing Business Plan shall prevail.

5.	General Business Covenants: The Group shall as and from Completion carry on the Business in a proper, efficient and business-like manner in material accordance with the Business Plan and the Annual Budget and in accordance with principles of good corporate governance and for the benefit of the Group so as to generate the maximum achievable profit, and shall ensure that any expansion or alteration in the Business is carried on only by the Group and/or a wholly-owned subsidiary of a Group Company. Each party hereto shall procure that all third parties directly or indirectly under its control refrain from acting in a manner which will hinder or prevent the Group from carrying on the Business in a proper, efficient and businesslike manner, and shall generally use its reasonable endeavours to promote the Business and the interests of the Group.

6.	Financial Records: The Company shall maintain proper, usual and up-to-date financial and accounting records in relation to its business and affairs and shall otherwise comply in all material respects with all relevant standard accounting practices and financial reporting standards.

7.	Annual Budget: No Annual Budget shall be implemented in whole or in part until approved by the Board. In the event of any Dispute with regard to any part of, or in respect of any proposals or provisions contained in, any Annual Budget, the Board shall resolve such Dispute, and until such time as any such Annual Budget is agreed, the provisions of the last quarter of the preceding agreed Annual Budget for the year in question shall prevail (indexed by reference to the previous quarterly period of inflation for each quarter).

8.	Internal Systems: The Company shall maintain proper and effective reporting systems, collation

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systems and other management, financial, banking, and information systems, practices and procedures.

9.	Insurance: The Company (or another Group Company) shall take out and maintain such insurance policies as may be determined by the Board from time to time.

10.	Keyman Life Insurance: The Company (or another Group Company) shall take out and maintain in force keyman life insurance on such persons, and for such period, as may be determined by the Board from time to time.

11.	New Companies Bill: Each of the Shareholders shall (and shall procure that each Group Company shall) (with respect to each Group Company, its corporate status, constitutional documents, share capital, ownership, management and control and all related matters) execute and deliver all deeds, instruments and documents and do all such acts and things as may be required following the commencement of the proposed legislation to consolidate and reform Irish company law, currently known as the Companies Bill, and/or any secondary legislation arising pursuant to it, in order to continue to give full effect to the provisions this Agreement , the Memorandum and Articles, and the memorandum and articles of association for the time being of each Group Company, including if the Company is redesignated as a Designated Activity Company.

12.	Auditors: The Auditors shall be instructed to report at the expense of the Company as to the amount of the profits available for distribution by the Company for each accounting period at the same time as they sign their report on the relevant audited accounts of the Company and to certify the amount of all Emoluments paid or made to the Directors and to connected persons of the Directors during that accounting period, and generally to prepare such accounts, reports and calculations as may be required by the Articles or by this Agreement from time to time. The Auditors shall be given such assistance and information by the Company as they may reasonably require in connection with the performance of any duties imposed upon them hereunder or by the Articles or under the Companies Acts.

13.	Negative Pledge: No Shareholder shall pledge, mortgage (whether by way of fixed or floating charge) or otherwise create (or allow or permit to be created) any Encumbrance over his or its legal or beneficial interest in any of the Shares or Interest in Shares, or sell, transfer or dispose of any of same or contract to do so, otherwise than in accordance with this Agreement or the Articles.

14.	Employment Agreements: Save as agreed by each Investor, the Company shall procure that at Completion all of the Group's employees, including the Management Subscribers, will enter into agreed form Employment Agreements.

15.	General Meetings:

15.1.	Notwithstanding any provisions in the Companies Acts, at least 21 days' notice in writing shall be given to each Registered Shareholder and each Director of each annual general meeting of the Company and of any other general meeting of the Company, unless each of the Registered Shareholders approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers. If any matter is not identified in reasonable detail, the Registered Shareholders shall not vote upon it, unless all of the Registered Shareholders agree to the matter in writing.

15.2.	The Chairman, or, if the Chairman is not present, any Registered Shareholder or duly appointed representative or proxy of a Registered Shareholder who is present, shall preside as chairman at every general meeting of the Company.

15.3.	Registered Shareholders holding together more than 50% of the issued share capital of the Company must be present (in person or by proxy, or by a duly appointed representative, as the case may be) in order to form a quorum at a general meeting of the Company.

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SCHEDULE 9

Reserved Matters

Matters requiring the Prior Written Consent of ES1

1.	Material Change to Business Purpose: Any Material change to the business purpose as contemplated in the Business Plan;

2.	Disposal: The transfer, sale or disposal by any other means of the whole or a substantial part of the business, undertaking or assets, or of the shares in, any Group Company (or any interest therein), or the entering into of any contract, agreement or understanding (whether legally binding or not) so to do;

3.	Alteration of Share Capital: An alteration of Share capital by the Company which would negatively impact on ES1.

4.	Alteration of Constitutional Documents: To the extent it would have a negative impact on ES1, the making of any alteration to the Memorandum or Articles or the passing or adoption of any further regulations, resolutions, agreements or arrangements inconsistent with any such documents or with this Agreement;

5.	Winding Up: Prior to the Investors agreeing, or an Industry Expert determining, that a Termination Event has occurred, the passing of any resolution for the winding up of any Group Company or the doing or permitting or suffering to be done any act or thing whereby the Group Company may be wound up (whether voluntarily or compulsorily);

6.	Initial Funding: Expenditure of the Initial Funding by the Company on any matter which is not either (a) directly connected to the development of the D5 Business or (b) otherwise contemplated by the Business Plan;

7.	Material Change to the Business Plan: Any Material change to the Business Plan which would negatively impact on ES1.

8.	New Business: Save where the Company or another Shareholder(s) has offered to (re-)purchase the Shares then held by ES1 for Fair Value (as such terms is defined in Schedule 10 to this Agreement), which offer has been refused by ES1, the acquisition, development or commercialisation of other pharmaceutical assets outside of the D5 Business save as may be contemplated by the Business Plan;

9.	Distribution: The declaration or distribution of any dividend or other payment out of the distributable profits by any Group Company until such time as the Initial Funding is expended; and

10.	Non-Ordinary Course Contracts: Save for the Executive Management Agreement or as contemplated in the Business Plan, the making of any contract outside the ordinary course of trading or otherwise than at arm's length terms by any Group Company;

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SCHEDULE 10

Transfer of Shares

1.	Restriction on Sale:

1.1.	Notwithstanding anything else in this Agreement but subject to paragraph 4 of this Schedule:

(a)	save with the prior written consent of each Investor, no Investor may dispose of their Shares in any way whatsoever until the later of the end of 2015 or when the Initial Funding is expended; and

(b)	save with the consent of the Board or as may be required pursuant to this Agreement or the Articles, the Management Subscribers are not permitted to dispose of their Shares in any way whatsoever until the occurrence of a Realisation.

1.2.	If the Board gives its consent pursuant to paragraph 1.1(b) of this Schedule to a disposal of Shares by a Management Subscriber, it may require as a condition of such consent that such Shares be transferred to Nerano and held as Unallocated Management Shares. If the Board so elects, the provisions of paragraph 3 of this Schedule shall not apply to a transfer by a Management Subscriber.

2.	Compulsory transfers by Management Subscribers:[3]

2.1.	If a person becomes a Departing Employee then at any time after that person’s Cessation Date, the Board may serve a written notice on that person (a Compulsory Transfer Notice) requiring that all of the Shares held by each member of that person’s Departing Employee’s Group be offered for sale in accordance with this paragraph 2. Upon service of a Compulsory Transfer Notice, each member of that person’s Departing Employee’s Group who holds Shares (each a Compulsory Seller) shall be deemed to have appointed the Company as his agent for the sale of all of their Shares (together, the Compulsory Sale Shares) in accordance with this paragraph 2.

2.2.	The price at which each Compulsory Sale Share may be required to be transferred pursuant to this paragraph 2 shall be determined as follows:-

2.2.1.	if the reason the Departing Employee became a Departing Employee is

(1)	his death; or

(2)	his ill health or permanent disability,

or if the Board so determines, the price shall be the higher of the Issue Price and the Fair Value at the Cessation Date; and

2.2.2.	if the reason the Departing Employee became a Departing Employee is not for one of the reasons set out in paragraph 2.2.1 (and the Board does not make the determination referred to therein), the price shall be the lower of the Issue Price and the Fair Value at the Cessation Date.

2.3.	Upon service of a Compulsory Transfer Notice, the Board shall be entitled to offer the Compulsory Sale Shares at the price determined pursuant to paragraph 2.2 to any of the following:-

2.3.1.	any full-time employee of the Group or any person who is, or is to be, offered such employment (in which latter case, the acceptance of any such invitation shall be conditional on him becoming an employee); or

2.3.2.	Nerano, in which case, following transfer, the Compulsory Sale Shares shall constitute Unallocated Employee Shares and shall be dealt with in accordance with clause 6.5.

2.4.	The Company and each Compulsory Seller shall use their best endeavours to ensure that, after any offer referred to in paragraph 2.3 is accepted, the completion of the transfer of the relevant Compulsory Sale Shares occurs as soon as reasonably practicable. If any Compulsory Seller fails to transfer any

3 Transfer provisions to be replicated in the Articles.

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Compulsory Sale Shares within two Business Days of being notified of acceptance of an offer for such Compulsory Sale Shares pursuant to paragraph 2.3, the provisions of paragraph 3.7 (references therein to the Proposing Transferor, Sale Shares, Sale Price and Proposing Transferee being read as references to the Compulsory Seller making such default, the Compulsory Sale Shares in respect of which such default is made, the price determined in accordance with paragraph 2.2 and the person who has accepted the offer made pursuant to paragraph 2.3 respectively) shall apply to the transfer of such Compulsory Shares mutatis mutandis.

2.5.	As from the date a Compulsory Transfer Notice is deemed to have been given pursuant to and in accordance with paragraph 2.1 until such time as the Compulsory Transfer Shares have been transferred in accordance with paragraphs 2.3 and 2.4, such Compulsory Transfer Shares shall cease to entitle the holder thereof (or any proxy) to any voting, capital or dividend rights otherwise attaching to such Compulsory Transfer Shares.

2.6.	The requirements of this paragraph 2 may be waived in respect of any Departing Employee in whole or in part, and whether with or without any conditions, by the Board.

2.7.	For the avoidance of doubt, the provisions of paragraph 3 and paragraph 5 shall not apply in respect of any transfer pursuant to this paragraph 2.

2.8.	For the purposes of this paragraph 2

Cessation Date means, in relation to a person who becomes a Departing Employee:-

(a)	where the person becomes a Departing Employee by virtue of notice given by that person’s employer, the date on which such notice expires;

(b)	where the person’s contract of employment is terminated by that person’s employer and a payment is made in lieu of notice, the date on which this payment is made;

(c)	in any other case, the date on which the person’s contract of employment or services is terminated;

Departing Employee means:-

(a)	any employee or director of the Company or any subsidiary of the Company who ceases to be an employee or director of the Company or any subsidiary of the Company; or

(b)	any individual who is not an employee or director of the Company or any subsidiary of the Company but whose services are otherwise provided to the Company or any subsidiary of the Company whose services cease to be provided to the Company or any subsidiary of the Company, provided that in no circumstances shall Seamus Mulligan be a Departing Employee;

Departing Employee Group means in relation to any Departing Employee:-

(a)	the Departing Employee, in respect of all Shares then held by him;

(b)	any person (or their nominee) (a Departing Employee’s Associate) who, at or before the time of the allotment, issue, transfer or other acquisition of Shares to or by the Departing Employee’s Associate, is designated as the holder of shares in the Company on behalf of, in trust for, or in the place of, the Departing Employee;

Fair Value means, in relation to any Shares which are to be transferred by a Compulsory Seller, either:-

(a)	the amount, if any, proposed by the Board, if accepted by the Compulsory Seller; or

(b)	if no value is proposed by the Board, or if the value proposed by the Board is not accepted by the Compulsory Seller within 14 days of the giving or deemed giving of the relevant Transfer Notice, the fair value of the Shares as determined by the Valuer pursuant to paragraph 7

Issue Price means, in respect of a Share, the aggregate of the amount paid up (or credited as paid up)

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in respect of the nominal value thereof and any share premium thereon; and

Valuer means an independent investment bank, accounting firm or corporate finance firm appointed by the Board for the purpose of valuing Shares in accordance with paragraph 7.

3.	Offer-round on Voluntary Transfer:

3.1.	Subject always to the provisions of paragraph 1 (Restriction on Sale), paragraph 2 (Compulsory Transfer by Management Subscribers), paragraph 4 (Permitted Transfers) and paragraph 5 (Tag-Along Rights) of this Schedule and to clause 6.2 of this Agreement, a Shareholder (the Proposing Transferor) desiring to transfer any Share or Shares or any Interest in Shares (together, for the purposes of this paragraph 3, the Sale Shares, and each a Sale Share) may, if permitted to transfer Shares pursuant to paragraph 1, give notice in writing to the Company (the Transfer Notice) of his desire to transfer the Sale Shares. The Transfer Notice shall state the number of Sale Shares and the sale price per Sale Share of the Sale Shares as fixed by the Proposing Transferor (which, for the avoidance of doubt, must be in cash) (the Sale Price). The effect of the service of the Transfer Notice shall be to appoint the Company as agent for and on behalf of the Proposing Transferor for the sale of the Sale Shares.

3.2.	Except in the case of a Transfer Notice deemed to have been served pursuant to paragraph 2 (Compulsory Transfers) by Compulsory Sellers (and subject always to clause 6.2 of this Agreement), the Proposing Transferor may specify in the Transfer Notice that he is willing to transfer all, but not some only, of the Sale Shares, in which case the Proposing Transferor will not be obliged to transfer any Sale Shares to the Registered Shareholders pursuant to this paragraph 3 unless offers are received for all Sale Shares.

3.3.	Within 5 Business Days of receipt of the Transfer Notice by the Company, the Company shall, by notice in writing to all Registered Shareholders (the Company’s Notice), offer for sale the Sale Shares at the Sale Price and on the following terms, each of which terms shall be stated in the Company’s Notice:

3.3.1.	The Sale Shares shall be transferred free from all Encumbrances and together with all rights, title and interest in or attaching to them, including any right or entitlement howsoever described (whether absolute or conditional) to receive (or to direct the payment or receipt of) any dividends or other distributions (including any dividends or distributions declared or made after the date of the Transfer Notice, or declared before but paid after such date), any right or entitlement to control the voting or other rights attributable to any such Sale Share, and any option over (and/or right to subscribe for) any such Sale Share.

3.3.2.	Each of the Registered Shareholders (with the exception of the Proposing Transferor) shall be entitled to buy such proportion of Sale Shares as equals, as nearly as possible, the proportion of the total number of Shares (excluding the Sale Shares) held by him at the date of the Transfer Notice, and a Registered Shareholder shall be entitled to buy fewer Sale Shares than his proportional entitlement.

3.3.3.	A Registered Shareholder may offer to buy a specified number of additional Sale Shares (his Excess Sale Shares) in the event that (as a result of one or more Registered Shareholders having chosen to decline the offer of their full proportionate entitlement of Sale Shares pursuant to paragraph 3.3.2) some of the Sale Shares remain unallocated (the Unallocated Sale Shares) following the operation of paragraph 3.3.2.

3.3.4.	If the Company receives offers for a number of Shares which in aggregate exceeds the number of Sale Shares, each Registered Shareholder who offered to buy Excess Sale Shares shall be deemed (so far as practicable and without exceeding the total number of Shares which each such Registered Shareholder shall have offered to purchase) to have offered to purchase such proportion of the Unallocated Sale Shares as equals, as nearly as possible, the proportion which his Excess Sale Shares bears to the total number of Excess Sale Shares for which offers were received by the Company.

3.3.5.	Any offer by a Registered Shareholder to buy some or all of the Sale Shares (including, for the avoidance of doubt, any Excess Sale Shares) shall be made in writing to the Company (each, a Purchase Notice) within 15 Business Days of the date of service of the Company’s Notice (the last day of such period being the Closing Date), failing which a Shareholder shall be deemed to have declined the offer.

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3.3.6.	Any fractional entitlements which might arise regarding the apportionment of the Sale Shares as between the Registered Shareholders shall be determined by the Board, acting reasonably.

3.3.7.	On the Closing Date, the Transfer Notice and each Purchase Notice shall each become irrevocable.

3.4.	Within 5 Business Days following the Closing Date, the Company shall notify in writing:

3.4.1.	the Proposing Transferor of the Purchase Notices (if any) received and of the names and addresses of the Registered Shareholder or Shareholders who offered to buy Sale Shares (together, the Proposing Transferees) and, if any Sale Shares are to be sold, of the number of Sale Shares which are to be acquired by each Proposing Transferee;

3.4.2.	each Proposing Transferee of the number of Sale Shares he is to acquire, or, if no Sale Shares are to be sold, of that fact;

specifying in each such notice a place and time, between 5 and 10 Business Days after the date of such notice, on which the sale and purchase of the Sale Shares is to be completed (Sale Share Completion Date). Where any Regulatory Approval or any approval of the shareholders of the Proposing Transferor or any of the Proposing Transferees is required in respect of the sale and purchase of the Sale Shares (or any of them), the Sale Share Completion Date shall be the later of the date specified by the Company in such notice and the date upon which all such shareholder approvals and/or Regulatory Approvals have been obtained.

3.5.	Subject always to paragraph 3.2, upon the Sale Share Completion Date, the Proposing Transferor shall be obliged to transfer such Sale Shares, and to deliver such documents as are required to give effect to such transfer upon receipt of the Sale Price for each such Share, free from Encumbrances and together with all rights, title and interest attaching to them (including any right or entitlement howsoever described, whether absolute or conditional, to receive, or to direct the payment or receipt of, any dividends or other distributions (including any dividends or distributions declared or made after the date of the Transfer Notice, or declared before but paid after such date), any right or entitlement to control the voting or other rights attributable to any such Share, and any option over (and/or right to subscribe for) any such Share), and each such Proposing Transferee shall be obliged to acquire such Sale Shares and to pay the Sale Price for such Sale Shares to the Proposing Transferor’s solicitors by way of electronic funds transfer to a bank account nominated by the Proposing Transferor’s solicitors or in such other manner as may be agreed in writing between the parties, and the receipt of the Proposing Transferor’s solicitors will be an absolute discharge to such Proposing Transferee.

3.6.	If, by the Closing Date, the Company has not received offers for all the Sale Shares, the Proposing Transferor may, within 30 Business Days following the date of the notice by the Company pursuant to paragraph 3.4.1, transfer the Sale Shares for which offers were not received (or, if the Transfer Notice stated that the Proposing Transferor was only willing to transfer to the Registered Shareholders all the Sale Shares, all the Sale Shares (except in the case of a Transfer Notice deemed to have been served pursuant to paragraph 2 (Compulsory Transfers) of this Schedule)) to any person or persons at no less than the Sale Price and otherwise on terms no more favourable to such person than those specified in the Transfer Notice, and the Board shall not be entitled to decline or refuse to register any such transfer or transfers, PROVIDED ALWAYS THAT:

3.6.1.	such person or persons shall first enter into a Deed of Adherence (as soon as possible and in any event not later than the date of registration of the transfer);

3.6.2.	the Board may refuse to register any transfer of Shares to a person or persons it reasonably considers (acting bona fide and in the best interests of the Company) to be in competition with, or who it reasonably believes intends to set up in competition with, the Business, or to any person or persons connected with such a person or persons (or to a nominee or nominees of either);

3.6.3.	if the Proposing Transferor stipulated (being so entitled under the terms of this Agreement) in the Transfer Notice that he was only willing to transfer all the Sale Shares, the Proposing Transferor shall not be entitled to sell only some of the Sale Shares to such person or persons;

3.6.4.	the Board shall refuse to register any such transfer of Shares if such transfer obliges the

36

Proposing Transferor to procure the making of an offer pursuant to paragraph 5 (Tag Along Rights), until such offer has been made and completed in accordance with the provisions of such paragraph, unless failure to complete is otherwise than as a result of the default of the Proposing Transferor;

3.6.5.	the Board may require to be reasonably satisfied that those shares are being transferred under a bona fide sale for an amount equal to the Sale Price without any deduction, rebate or allowance to the purchaser and, if not so satisfied, may refuse to register the transfer (and for the avoidance of doubt the Board may require such information as it reasonably requests in order to value any non-cash consideration).

3.7.	If the Proposing Transferor fails to transfer any Sale Shares in accordance with this paragraph 3, the Board may (and shall if so requested by any Proposing Transferee) authorise any Director to execute, complete and deliver as agent and attorney for and on behalf of the Proposing Transferor a transfer of the Sale Shares to each of the relevant Proposing Transferees against receipt by the Company of the Sale Price due from the Proposing Transferees concerned. The Company shall hold such sums in trust for the Proposing Transferor without any obligation to pay interest. The Company's receipt of the Sale Price due from a Proposing Transferee in respect of the Sale Shares to be acquired by him shall be a good discharge to the relevant Proposing Transferee. The Directors shall then authorise registration of the transfer. The Proposing Transferor shall in any event be obliged to deliver the certificate for the Sale Shares to be transferred by him to the Company (or, where appropriate, provide an indemnity in respect thereof in a form satisfactory to the Board) whereupon he shall be entitled to the aggregate Sale Price for the relevant Sale Shares, without interest. If such certificate relates also to any Share or Shares which the Proposing Transferor has not become bound to transfer in accordance with this paragraph 3, the Company shall issue to the Proposing Transferor a new certificate for such Share or Shares. In order to secure each Shareholder's obligations under this paragraph, each Shareholder hereby appoints the Company to act as his attorney with authority in the Shareholder's name and on his behalf to execute and sign any and all agreements, instruments, deeds or other papers and documents and to do all things in his name as the Company may in its absolute discretion consider necessary to give effect to this paragraph (but no other) and the Company shall be entitled to delegate the exercise of such authority to any Director or the secretary of the Company from time to time, provided that such delegate shall not be authorised to delegate such authority further.

4.	Permitted Transfers:

Notwithstanding any other provision of this Schedule:

4.1.	Any Shareholder, being a body corporate, shall be entitled to transfer any Share or Shares or any Interest in Shares (Shares for the purpose of the remainder of this paragraph 4) held by it to any Affiliate, without being obliged to first offer such Shares to the other Registered Shareholders in accordance with paragraph 3 (Offer-round on Voluntary Transfer) of this Schedule, PROVIDED THAT:

4.1.1.	in any such event, any such transferee shall first enter into a Deed of Adherence (as soon as possible and in any event not later than the date of registration of the transfer);

4.1.2.	on such transferee proposing to cease to be an Affiliate of the Shareholder, it shall (and the Shareholder who originally transferred the Shares hereby undertakes to procure that the transferee shall) first re-transfer all its interest in the Shares held by it or on its behalf to the original transferor under this paragraph or to another Affiliate of that original Shareholder or as otherwise may be agreed in writing by the other Shareholders.

5.	Tag-Along Right:

5.1.	Subject always to paragraph 1 (Restriction on Sale), paragraph 2 (Compulsory Transfers by Management Subscribers) and paragraph 4 (Permitted Transfers) of this Schedule and notwithstanding the provisions of paragraph 3 (Offer-round on Voluntary Transfer) of this Schedule, any Shareholder or Shareholders (together the Proposing Transferor), desiring to transfer to a proposed purchaser any Share or Shares or any Interest in Shares (the Sale Shares), may only do so (subject to being permitted to do so in accordance with paragraph 1) if, with respect to the Sale Shares, the Proposing Transferor observes and complies in full with the offer-round provisions set out in paragraph 3 (Offer-round on Voluntary Transfer) of this Schedule, as amended and supplemented by the following provisions of this paragraph 5.

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5.2.	The Transfer Notice served in accordance with paragraph 3.1 of this Schedule shall state the following additional information:

5.2.1.	the identity of the proposed purchaser (the Buyer);

5.2.2.	the price per Sale Share that the Buyer proposes to pay (for the purposes of this paragraph 5, the Sale Price);

5.2.3.	the manner in which the consideration is to be paid; and

5.2.4.	any other terms and conditions (including any warranties, representations or indemnities) applicable to the sale of the Sale Shares to the Buyer.

5.3.	The terms upon which the Company shall offer for sale the Sale Shares at the Sale Price to the other Registered Shareholders in accordance with paragraph 3.3 of this Schedule shall include the following (which additional terms shall be stated in the Company’s Notice):

5.3.1.	Where, following compliance with the provisions of paragraph 3 (Offer-round on Voluntary Transfer) of this Schedule in accordance with their terms, the Proposing Transferor is entitled, and proposes, to transfer, any or all Sale Shares to the Buyer in accordance with paragraph 3.6, then any other Registered Shareholders who wish to also offer some or all of their Shares for sale to the Buyer (together, the Tagging Shareholders) shall notify the Company in writing (the Tag Along Notice) prior to the Closing Date. The effect of the service of the Tag Along Notice shall be to appoint the Company as agent for and on behalf of the Tagging Shareholders for the sale of Shares to the Buyer pursuant to the provisions of this paragraph 5. Any other Registered Shareholder who does not serve a Tag Along Notice prior to the Closing Date shall be deemed to have specified that he does not wish to offer any of his Shares for sale to the Buyer.

5.3.2.	Each Tagging Shareholder shall be entitled to offer for sale such proportion of his Shares as represents, as nearly as possible, the proportion which:

(1)	the total number of Sale Shares which may, following compliance with the provisions of paragraph 3, be transferred by the Proposing Transferor pursuant to and in accordance with paragraph 3.6;

bears to:

(2)	the total number of Shares then in issue;

(in the case of each Tagging Shareholder, the Tagging Shares).

5.3.3.	The Tagging Shares shall be offered for sale to the Buyer on the same terms (including any warranties, representations or indemnities) and for the same Sale Price as the Sale Shares.

5.3.4.	On the Closing Date, along with the Transfer Notice and each Purchase Notice, each Tag Along Notice, if any, shall become irrevocable.

5.4.	Within 5 Business Days following the Closing Date, where some or all of the Sale Shares may, following compliance with the provisions of paragraph 3 of this Schedule, be transferred by the Proposing Transferor pursuant to and in accordance with paragraph 3.6 of this Schedule, the Company shall notify in writing (along with the other information required to be notified pursuant to paragraph 3.4 of this Schedule):

5.4.1.	the Proposing Transferor of the Tag Along Notices (if any) received and of the names and addresses of each Tagging Shareholder and his respective number of Tagging Shares;

5.4.2.	each Tagging Shareholder of the fact that an offer of his Tagging Shares is to be made to the Buyer.

5.5.	In accordance with the provisions of paragraph 3.6, the Proposing Transferor may, within 60 Business Days following the date of the notice by the Company pursuant to paragraph 3.4.1, transfer to the Buyer the Sale Shares for which offers were not received (or, if the Transfer Notice stated that the Proposing

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Transferor was only willing to transfer all the Sale Shares to the Registered Shareholders, all the Sale Shares) LESS the aggregate number of Tagging Shares PROVIDED ALWAYS THAT he procures that the Buyer purchases from each Tagging Shareholder his respective Tagging Shares at the same time and on the same terms for the same Sale Price, and the Board shall not be entitled (subject to the provisions of paragraphs 3.6.1 to 3.6.5) to decline or refuse to register any such transfer or transfers. For the avoidance of doubt, the provisions of paragraph 3.7 of this Schedule shall apply in respect of the Proposing Transferor.

5.6.	Subject to the provisions of paragraphs 3.6.1 to 3.6.5, within 60 Business Days following the date of the notice by the Company pursuant to paragraph 3.4.1, each Tagging Shareholder shall transfer his Tagging Shares to the Buyer on the same terms as the Sale Shares and for the Sale Price, in accordance with this paragraph 5. If any Tagging Shareholder fails to transfer any Tagging Shares in accordance with this paragraph 5, the Board may (and shall if so requested by the Proposing Transferor or any other Tagging Shareholder) authorise any Director to execute, complete and deliver as agent and attorney for and on behalf of the Tagging Shareholder a transfer of the Tagging Shares to the Buyer against receipt by the Company of the Sale Price due from the Buyer. The Company shall hold such sums in trust for the Tagging Shareholder without any obligation to pay interest. The Company's receipt of the Sale Price due from the Buyer in respect of the Tagging Shares to be acquired by him shall be a good discharge to the Buyer. The Directors shall then authorise registration of the transfer. The Tagging Shareholder shall in any event be obliged to deliver the certificate for the Tagging Shares to be transferred by him to the Company (or, where appropriate, provide an indemnity in respect thereof in a form satisfactory to the Board) whereupon he shall be entitled to the aggregate Sale Price for the relevant Tagging Shares, without interest. If such certificate relates also to any Share or Shares which the Tagging Shareholder has not become bound to transfer in accordance with this paragraph 5, the Company shall issue to the Tagging Shareholder a new certificate for such Share or Shares. In order to secure each Shareholder's obligations under this paragraph, each Shareholder hereby appoints the Company to act as his attorney with authority in the Shareholder's name and on his behalf to execute and sign any and all agreements, instruments, deeds or other papers and documents and to do all things in his name as the Company may in its absolute discretion consider necessary to give effect to this paragraph (but no other) and the Company shall be entitled to delegate the exercise of such authority to any Director or the secretary of the Company from time to time, provided that such delegate shall not be authorised to delegate such authority further.

6.	Drag Along Right:

Notwithstanding any other provision of this Schedule or of this Agreement:

6.1.	In the event that a bona fide, arms’ length offer is made at any time to any Shareholder by any third party (being any person other than a Shareholder, or any Affiliate of any Shareholder, or any Person Acting in Concert with any Shareholder or with any Affiliate of any Shareholder) (the Third Party Buyer) for the entire issued share capital of the Company (a Third Party Offer) after the later of the end of 2015 or when the Initial Funding is expended, such Shareholder shall forthwith give notice in writing to each of the other Registered Shareholders (with a copy to the Company) of the Third Party Offer, the identity of the Third Party Buyer, full details of the terms (including any warranties, representations or indemnities sought) upon which the Third Party Offer is made together with copies of all documentation relating to the Third Party Offer, and the sale price per Share offered (the Sale Price). If (a) each of the Investors and (b) the registered holders of 85% or more of the Shares (the Consenting Shareholders) agree to accept the Third Party Offer, either unconditionally or subject to conditions acceptable to the Third Party Buyer, they together shall have the right but not the obligation (the Drag Along Right) to require the remaining Registered Shareholders (the Remaining Shareholders) to sell and transfer all of the Shares and Interests in Shares, held by them or by any person on their behalf (together the Remaining Shares) to the Third Party Buyer in accordance with, and on the terms and subject to the conditions set out in, this paragraph 6.

6.2.	If the Consenting Shareholders decide to exercise the Drag Along Right, they must, within 5 Business Days of the notice referred to in paragraph 6.1, give notice in writing to each of the Remaining Shareholders (with a copy to the Company) (the Drag Along Notice), upon the service of which, each Remaining Shareholder shall be bound to sell their Remaining Shares to the Third Party Buyer on, and subject to, the following terms (unless otherwise agreed between the parties):

6.2.1.	The sale of the Remaining Shares shall be conditional upon the contemporaneous (or earlier) completion of the transfer to the Third Party Buyer of all of the Shares and Interests in Shares held by the Consenting Shareholders (together, the Consenting Shareholders’ Shares).

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6.2.2.	The Remaining Shares shall be transferred at the same price, which shall be the Sale Price, and on the same terms (including as to any warranties, representations or indemnities) as the transfer of the Consenting Shareholders’ Shares, and otherwise free from all Encumbrances and together with all rights, title and interest attaching to them, including any right or entitlement howsoever described (whether absolute or conditional) to receive (or to direct the payment or receipt of) any dividends or other distributions (including any dividends or distributions declared or made after the date of the Drag Along Notice, or declared before but paid after such date), any right or entitlement to control the voting or other rights attributable to any such Share, and any option over (and/or right to subscribe for) any such Share.

6.2.3.	Completion of the sale of the Remaining Shares shall take place on the date specified for that purpose by the Consenting Shareholders in the Drag Along Notice (the Share Sale Completion Date). Where any Regulatory Approval or any approval of the shareholders of any of the Consenting Shareholders or Remaining Shareholders is required in respect of the sale and purchase of the Consenting Shareholders’ Shares (or any of them) or the Remaining Shares (or any of them) respectively, the Sale Share Completion Date shall be the later of the date specified in the Drag Along Notice and the date upon which all such shareholder approvals and/or Regulatory Approvals have been obtained. Notwithstanding the foregoing, the Share Sale Completion Date shall in no event be later than 120 Business Days following the date of the Drag Along Notice.

6.2.4.	The Drag Along Notice once served shall be irrevocable but shall (along with all obligations thereunder) lapse in the event that, for any reason, the transfer of any or all of Consenting Shareholders’ Shares to the Third Party Buyer does not complete within 120 Business Days of the date of the Drag Along Notice.

6.2.5.	Upon the Sale Share Completion Date, each of the Remaining Shareholders shall be obliged to transfer their Remaining Shares on the terms set out in paragraph 6.2.2, and to deliver such documents as are required to give effect to such transfer, upon receipt of the Sale Price for each such Share.

6.2.6.	If any Remaining Shareholder fails to transfer any Remaining Shares in accordance with this paragraph 6, the Board may (and shall if so requested by any Consenting Shareholder) authorise any Director to execute, complete and deliver as agent and attorney for and on behalf of the Remaining Shareholder a transfer of the Remaining Shares to the Third Party Buyer against receipt by the Company of the Sale Price due from the Third Party Buyer. The Company shall hold such sums in trust for the Remaining Shareholder without any obligation to pay interest. The Company's receipt of the Sale Price due from the Third Party Buyer in respect of such Remaining Shares shall be a good discharge to the Third Party Buyer. The Directors shall then authorise registration of the transfer. The Remaining Shareholder shall in any event be obliged to deliver the certificate for the Remaining Shares to be transferred by him to the Company (or, where appropriate, provide an indemnity in respect thereof in a form satisfactory to the Board) whereupon he shall be entitled to the aggregate Sale Price for the relevant Remaining Shares, without interest. In order to secure each Shareholder's obligations under this paragraph, each Shareholder hereby appoints each the Company and/or each other Shareholder to act as his attorney with authority in the Shareholder's name and on his behalf to execute and sign any and all agreements (including, without limitation, any share purchase agreement), instruments, deeds or other papers and documents and to do all things in his name as the Company may in its absolute discretion consider necessary to give effect to this paragraph 6 (but no other) and the Company shall be entitled to delegate the exercise of such authority to any Director or the secretary of the Company from time to time, provided that such delegate shall not be authorised to delegate such authority further.

7.	VALUATION

7.1.	If the Valuer is required to determine the price at which Shares are to be transferred pursuant to paragraph 2, such price shall be the amount the Valuer shall, on the application of the Board (which application shall be made as soon as practicable following the time it becomes apparent that a valuation pursuant to this paragraph 7 is required), certify in writing to be the price which, in its opinion, represents a fair value for such Shares as between a willing seller and a willing buyer as at the date the Compulsory Transfer Notice is given or deemed to be given. Any such determination shall not take any account of whether or not the Sale Shares comprise a majority or a minority interest in the Company or

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of the fact that the transfer of such Shares is restricted under these Articles or the Agreement.

7.2.	In so certifying, the Valuer shall act as an expert and not as arbitrator and its decision shall be conclusive and binding on the Company and upon all of its holders for the purposes of this Agreement.

7.3.	The costs of the Valuer shall be borne by the Company

7.4.	The Company shall:-

7.4.1.	fully co-operate with the Valuer in its carrying out of a valuation pursuant to this paragraph 7;

7.4.2.	comply with all reasonable requests of the Valuer; and

7.4.3.	provide the Valuer with all information requested by the Valuer to enable it to carry out a valuation pursuant to this paragraph 7.

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SCHEDULE 11

Pre-emption on Issue of Shares

1.	Offer-round: Save as provided in the Articles in respect of bonus issues (and subject always to the provisions of Schedule 12 (Anti-Dilution)), no Shares in the capital of the Company shall be allotted and issued except as follows:

1.1.	The Shares in the capital of the Company shall be offered for subscription to all the Registered Shareholders in proportion to the numbers of Shares held by them respectively for cash and in all respects on the same terms per share.

1.2.	Such offers shall be made by notice to each Registered Shareholder stating the total number of Shares so offered, the number thereof offered to that Shareholder, the price per share and the date (being not less than 20 Business Days after the date upon which such notice is given) by which the offer, if not accepted, will be deemed to have been rejected.

1.3.	Any Shares in respect of which such an offer to a Registered Shareholder is accepted shall be allotted and issued on the basis of such offer and the Registered Shareholder shall be obliged to subscribe accordingly.

1.4.	If any offer is rejected or deemed to have been rejected, the Shares comprised therein shall be offered for subscription on the same terms to the Registered Shareholders who have accepted the offers made to them under paragraph 1.2 of this Schedule and so that, in the event of competition, their entitlements to subscribe will be proportionate to the numbers of Shares held by them respectively. Such further offers shall be made by notice to each such Registered Shareholder stating the total number of shares so offered, the number thereof offered to that Shareholder, and the date (being not less than 20 Business Days after the date upon which such notice is given) by which the offer, if not accepted, will be deemed to have been rejected.

1.5.	To the extent that any shares so offered are still not taken up, following the expiration of the period specified in paragraph 1.4 of this Schedule, the Board may, within 60 Business Days, subject to the Shareholder approval required under clause 3 of the matters listed in Schedule 9 (Reserved Matters), allot such unallocated shares to such persons as the Board thinks proper PROVIDED ALWAYS that:

(1)	such shares shall be offered on terms no more favourable than such shares were first offered to the Registered Shareholders under this paragraph 1; and

(2)	the Board shall not offer any shares to a person or persons it reasonably considers (acting bona fide and in the best interests of the Company) to be in competition with, or who it reasonably believes intends to set up in completion with, the Business, or to any person or persons connected with such a person or persons (or to a nominee or nominees of either), or to any person or persons the admission to membership of whom would, in the opinion of a majority of the Directors bona fide held by them, be damaging to the business interests of the Group.

1.6.	Any fractional entitlements and other practical difficulties which might arise regarding the apportionment of any such shares shall be determined by the Board in its sole discretion.

2.	Deed of Adherence: It shall be a condition of any allotment of Shares pursuant to this Schedule that the allottee (if not already bound by the terms of this Agreement) executes a Deed of Adherence (as soon as possible and in any event not later than the date of registration of the allotment in the register of allotments of the Company), and, upon the delivery of such deed, each such allottee shall be treated as a party to this Agreement.

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SCHEDULE 12

Anti-Dilution

Notwithstanding anything else in this Agreement, in the event of an Alteration of Share Capital, subject to law, the Company shall issue such bonus shares to ES1 or take such other action as may be required to maintain ES1's percentage shareholding at 18% of the Company's total issued Share capital.

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SCHEDULE 13

Deed of Adherence

THIS DEED OF ADHERENCE is made on [ • ]

BY:

[insert name of New Shareholder of [insert address of New Shareholder] (the “New Shareholder”) in favour of the persons whose names are set out in the Schedule to this deed and is supplemental to the Subscription and Shareholders’ Agreement dated [ • ] 2013 between (1) Elan Science One Limited, (2) the Management Subscribers (as therein defined) (3) Nerano Pharma Limited and (4) Speranza Therapeutics Limited (the “Agreement”).

THE NEW SHAREHOLDER UNDERTAKES AS FOLLOWS:

1.	New Shareholder confirms that it has read a copy of the Agreement and covenants with each person named in the Schedule to this deed to perform and be bound by all the terms of the Agreement (subject to clause 12.3 of the Agreement) as if the New Shareholder were named in the Agreement as [an Investor/a Management Subscriber/a party thereto].

2.	This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with Irish law.

IN WITNESS whereof this deed has been executed by the New Shareholder and is intended to be and is hereby delivered on the date first above written.

[Schedule to Deed to include all parties (including by way of earlier Deeds of Adherence) to the Agreement]

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Schedule 14

Clinical Plan

45

Schedule 15

Scyllo-Inositol "AZD-103" Structure

46

IN WITNESS whereof this Deed has been duly executed as a deed by the parties to it on the date set out at the beginning of this Deed.

GIVEN UNDER THE COMMON SEAL
of ELAN SCIENCE ONE LIMITED
in the presence of:

Signature of Director

Signature of Director/Secretary

GIVEN UNDER THE COMMON SEAL
of NERANO PHARMA LIMITED
in the presence of:

Signature of Director

Signature of Director/Secretary

GIVEN UNDER THE COMMON SEAL
of [Employee Share Nominee]
in the presence of:

Signature of Director

Signature of Director/Secretary

GIVEN UNDER THE COMMON SEAL
of SPERANZA THERAPUETICS LIMITED
in the presence of:

Signature of Director

Signature of Director/Secretary

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EXHIBIT D

Share Purchase Agreement

Agreed Form

SUBJECT TO CONTRACT / CONTRACT DENIED

Dated            2013

ELAN PHARMA INTERNATIONAL LIMITED

(Vendor)

and

SPERANZA THERAPEUTICS LIMITED

(Purchaser)

AGREEMENT

for the purchase of the entire issued share capital of

SPERANZA BIOPHARMA LIMITED

©A & L GOODBODY

THIS AGREEMENT is dated              2013 and made between:

(1)	Elan Pharma International Limited, a private limited company, incorporated in Ireland (no. 222276) whose registered office is at Treasury Building, Lower Grand Canal Street, Dublin 2 (the Vendor); and

(2)	Speranza Therapeutics Limited, a private limited company, incorporated in Ireland (registered no. 527543) whose registered office is at McCann FitzGerald, Riverside One, Sir John Rogerson's Quay, Dublin 2 (the Purchaser).

RECITALS

A.	The Vendor is the legal and beneficial owner of the entire issued share capital of the Company.

B.	The Vendor has agreed to sell and the Purchaser has agreed to purchase and pay for the Shares on the terms and conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1.	Definitions: In this Agreement, unless the context otherwise requires:

1963 Act means the Companies Act 1963;

1990 Act means the Companies Act 1990;

an Affiliate of any person means:

(a)	any holding company or subsidiary of that person and any subsidiary of any such holding company; and

(b)	any other individual, company, body corporate, partnership or other entity which;

(i)	is Controlled by that person;

(ii)	Controls that person; or

(iii)	is Under Common Control with that person;

Agreement means this share purchase agreement;

Assets has the meaning given in the Business Transfer Agreement;

Breach, in relation to a Warranty, means any instance of the Warranty, when made or given, being untrue and inaccurate in any respect;

Business Contracts has the meaning given in the Business Transfer Agreement;

Business Transfer Agreement means an agreement entered into on the date hereof between the Vendor and the Company under which the Vendor transfers the D5 Business to the Company;

Clinical Plan has the meaning given in the Transaction Agreement;

Company means Elan Science Nine Limited (in the process of changing its name to Speranza Biopharma Limited, details of which are set out in Schedule 1;

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Completion means completion of the sale and purchase of the Shares under clause 3;

Control means the power of a person (whether alone or together with any other person or persons) to secure directly or indirectly, including through one or more intermediaries, that the affairs of another person are conducted in accordance with the wishes of the first-mentioned person, either by means of the holding of shares or the possession of voting power directly or indirectly in or in relation to that or any other person, or by virtue of any powers conferred by any applicable laws or regulations or the constitutional or other documentation regulating or managing the affairs of that or any other person, or otherwise, and the expressions Controlled, Controls and Under Common Control shall be construed accordingly;

Derivative means any compounds identified, obtained, developed, created, synthesized, generated, designed or resulting from, based upon, containing or incorporating the chemical structure of Scyllo-Inositol as those compounds are generically and/or specifically disclosed and claimed in the Licensed Patent Rights;

D5 Business means the research, development, manufacture and commercialization of a Product;

Directors means those listed in Schedule 1;

Dispute means any suit, action, proceedings and/or any dispute or difference which may arise out of or in connection with or which may relate in any way to this Agreement (including but not limited to any suit, action, proceedings, dispute or difference relating to the formation, interpretation or performance of any of this Agreement) and Disputes shall be construed accordingly;

Employees means those employees of any company within the Elan Group whose employment it has been agreed will transfer in accordance with the terms of the Business Transfer Agreement;

Encumbrance includes any adverse claim or right or third party right or interest; any equity; any option or right of pre-emption or right to acquire; any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature; any reservation of title; any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

Group means the Company and the Subsidiary;

Group Company means the Company or the Subsidiary, as the case may be;

Intellectual Property and Intellectual Property Rights have the meaning given in the Business Transfer Agreement;

Ireland means Ireland excluding Northern Ireland and Irish will be construed accordingly;

Loan Agreements means the loan agreements entered into on the date hereof under which Nerano Pharma Limited is providing the Company with a ten year interest-free loan of $20,000,000 to fund development of the D5 Business, and EPIL is providing the Company with the ten year interest-free loan for $7,000,000 to fund development of the D5 Business;

Licensed Patent Rights shall have the meaning ascribed to it in the collaboration agreement (as amended) between Waratah Pharmaceuticals Inc. and EPIL dated 25 September 2006;

Listed Business Contracts means the Business Contracts listed in Schedule 3 to the Business Transfer Agreement;

Option Agreement means the Option and Royalty Deed of Agreement entered into by the Vendor and the Company on the date hereof under which the Vendor is granted the option to commercialize the Products in certain territories and to receive a royalty in relation to the Products from the Company;

Purchaser's Solicitors means McCann FitzGerald;

Proceedings means suits, actions or proceedings arising out of or in connection with or relating in any

2

way to any Dispute;

Product means any pharmaceutical preparation or dosage form containing Scyllo-Inositol or a Derivative;

Scyllo-Inositol means the compound “AZD-103”, as more specifically disclosed in the Licensed Patent Rights;

Shareholders Agreement means the agreement entered into on the date hereof between Elan Science One Limited, New InvestorCo Limited, New HoldCo Limited and the persons listed in Schedule 1 of the Shareholders Agreement, to regulate their relationship with each other as shareholders of New HoldCo Limited;

Shares means 100 shares of $1.00 each in the capital of the Company held by the Vendor, being the entire issued share capital of the Company;

Subsidiary means the company listed in the Schedule 2;

Transaction Agreement means the transaction agreement between the Vendor and Nerano Pharma Limited dated [19] May 2013;

Transaction Documents means:

(a)	this Agreement;

(b)	the Business Transfer Agreement;

(c)	the Shareholders' Agreement;

(d)	the Option Agreement;

(e)	the Loan Agreements;

(f)	all documents or agreements, connected with or ancillary to any of the documents or agreements referred to at paragraphs (a) to (e) above, which are in the agreed form; and

(g)	any other document or agreement, which are entered into, or to be entered into, on Completion (or at any time during the period from the date of this Agreement up to, including and after the date of Completion) by some or all of the parties to this Agreement in connection with or which are ancillary to any of the foregoing documents or agreements;

Transitional Services Agreement has the meaning given in the Transaction Agreement;

Vendor’s Group means the Vendor and each of its Affiliates;

Warranties mean the warranties in clause 4 and Schedule 3;

Warranty Claim means a claim for a Breach of any one or more of the Warranties;

and cognate terms will be construed accordingly.

1.2.	The Schedules referred to in this Agreement form an integral part of this Agreement and references to this Agreement include reference to them.

1.3.	Headings are inserted for convenience only and do not affect the construction of this Agreement.

1.4.	Interpretation: Unless the context otherwise requires:

1.4.1.	a reference to the singular includes the plural and vice versa and any gender includes the other gender;

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1.4.2.	reference to writing or similar expressions includes transmission by fax;

1.4.3.	a reference to any provision of law is a reference to that provision as amended, substituted, extended or re-enacted;

1.4.4.	a reference to this Agreement, any other document or any specified provision of this Agreement or any other document is a reference to this Agreement, to such other document or to such provision as in force for the time being and as amended, extended, varied, assigned, novated, restated or supplementedfrom time to time

1.4.5.	all references to “indemnity” and “indemnifying” any person against any circumstance include indemnifying and keeping that person harmless from each loss, liability or reasonable cost incurred as a result of:

(1)	defending or settling a claim alleging such liability relating to each relevant circumstance the subject matter of the indemnity; or

(2)	enforcing the indemnity.

1.5.	Where any Warranty is given on terms that it is to the best of the knowledge and belief of the Vendor (or any other words to this or a similar effect), the Vendor will be deemed to have the knowledge and belief which they would have had if they had made all due and careful enquiries, including (to the extent reasonably required) enquiries of all relevant third parties.

2.	Sale

2.1.	Sale of Shares and Consideration: The Vendor as legal and beneficial owner shall sell, and the Purchaser shall purchase, the Shares for the sum of $1.00 (the receipt and adequacy of which is hereby acknowledged)free from all liens, charges and Encumbrances and together with all rights attaching now or in the future (including the right to all dividends or distributions of whatever nature declared, paid or made).

3.	Completion

3.1.	Completion: Completion shall take place simultaneously on the signing of this Agreement at the offices of the Vendor's Solicitors. On Completion, all legal and beneficial right, title and interest in the Shares shall pass, free from all Encumbrances and together with all rights attaching or accruing to them now or in the future, to the Purchaser.

3.2.	Completion Obligations: Upon Completion, the Vendor shall deliver to the Purchaser:

3.2.1.	transfers of the Shares duly executed by the Vendor in favour of the Purchaser together with the related share certificates;

3.2.2.	the registers of allotment, transfers, members and directors and minute books (properly written up to the time immediately prior to Completion), a certified copy of the memorandum and articles of association, the common seal, the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of the Group;

3.2.3.	insofar as they are not in the custody of the Group, all the Group's financial and accounting books and records;

3.2.4.	where relevant, a copy of the minutes of the board meeting of the Group, certified by the secretary of the relevant Group Company, approving all relevant matters pursuant to this Agreement and Completion (including all share transfers, resignations of directors and secretaries and the execution of all relevant agreements);

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3.2.5.	a written acknowledgement from the Vendor on terms reasonably satisfactory to the Purchaser acknowledging on its behalf and on behalf of each member of the Vendor’s Group that (save in respect of the loan from EPIL to the Company made pursuant to a Loan Agreement)neither the Company nor the Subsidiary is indebted to the Vendor or any member of the Vendor’s Group, or any director of them;

and shall cause any persons nominated by the Purchaser to be validly appointed as additional directors of the Group, and then cause the Directors and the secretary of the Company and the directors and secretaries of the Group to retire.

3.3.	Payment of Consideration: Upon the Vendor complying with clause 3.2, the Purchaser shall pay the consideration for the Shares as provided by clause 2, and the receipt of the Vendor will be absolute discharge to the Purchaser.

3.4.	The Purchaser shall not be obliged to complete this Agreement unless:

3.4.1.	the Vendor complies with all of its obligations in clause 3.2; and

3.4.2.	the purchase of all the Shares is completed simultaneously.

4.	Warranties

4.1.	Warranties: The Vendor warrants to the Purchaser in the terms set out in Schedule 3, as at the date of this Agreement that each of the Warranties is true and accurate subject only to any matter expressly provided for in this Agreement.

4.2.	Limitations: Notwithstanding the provisions of clause 4.1, the Vendor will have no liability in respect of a Warranty Claim;

4.2.1.	unless the Purchaser gives written notice to the Vendor setting out in reasonable detail the nature of the Warranty Claim and, in so far as it is possible to do so, the amount claimed or, in any event, an estimate thereof, within 18 months following Completion;

4.2.2.	where the amount that would be otherwise recoverable from the Vendor (but for this clause 4.2.2) in respect of the Warranty Claim, when aggregated with any other amount or amounts recoverable in respect of other Warranty Claims, does not exceed $250,000, and in the event that the aggregated amounts exceed $250,000 the Vendor shall be liable in respect of the total aggregated amounts and not the excess only; and

The Vendor’s total liability in respect of all Warranty Claims shall be limited to US$15,000,000.

4.3.	Purchaser’s Knowledge:

4.3.1.	No information of which the Purchaser or its agents or advisers has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser prevents any Warranty Claim being made by the Purchaser or operates to reduce any liability of the Vendor or the amount recoverable by the Purchaser from the Vendor.

4.3.2.	The Purchaser covenants to the Vendor that, as at the date of this Agreement, it is not actually aware of any circumstances which constitute a breach of any of the Warranties.

4.4.	Exclusion of limitations: Notwithstanding any other provision of this Agreement:

4.4.1.	No provision of this Agreement shall limit the liability of the Vendor for any claims under paragraph 2 of the Warranties relating to the Vendor’s title to the Shares or to the status or validity of the Shares; and

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4.4.2.	There shall be no limit in amount or time on the liability of the Vendor, whether under the Warranties or under any other provision of this Agreement, in respect of any claim which arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment.

4.5.	Each Warranty is independent and is not limited by a provision of this Agreement or by another Warranty (except where this Agreement provides otherwise).

4.6.	Each Warranty shall continue in full force and effect notwithstanding Completion.

4.7.	The Vendor undertakes not to make a claim against any Group Company and/or a director, officer or employee of any Group Company which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by any Group Company or a director, officer or employee of any Group Company for the purposes of assisting the Vendor to give a Warranty.

4.8.	Basis of recovery: If there is a claim for breach of the Warranties, the Vendor shall pay the Purchaser on demand (at the Purchaser’s option) an amount equal to either:

4.8.1.	the reduction caused in the value of the Shares; or

4.8.2.	if:

(1)	the value of an asset of the Group is or becomes less than the value would have been had the breach not occurred; or

(2)	a Group Company is subject to or incurs a liability or an increase in a liability to which it would not have been subject or which would not have incurred had the breach not occurred,

the reduction in the value of the asset or, as the case may be, the amount of the liability or increased liability.

4.9.	Indemnification: The Vendor shall indemnify the Purchaser, it directors, its officers and its Affiliates (the Indemnified Parties), and keep the Indemnified Parties indemnified, on demand against each loss, liability and reasonable cost which the Indemnified Parties (or any of them) incur, whether before or after the start of an action, arising (directly or indirectly) out of:

4.9.1.	the settlement of a claim against the Vendor in respect of a breach of any provision of this Agreement or the enforcement of a settlement; and

4.9.2.	legal proceedings against the Vendor in respect of a breach or an alleged breach of any provision of this Agreement in which judgment is given for the Purchaser or the enforcement of the judgment.

4.9.3.	any claim by any person that the Vendor in respect of this Agreement and the parties to the Business Transfer Agreement (together, the Relevant Parties) did not have the power, capacity or authority to execute and perform those agreements and the transactions contemplated by them;

4.9.4.	any claim by any person that the execution and/or performance by the Relevant Parties of this Agreement or the Business Transfer Agreement conflicted with or constituted a default or required any consent under any provision of:

(1)	any agreement, arrangement or instrument to which any of the Relevant Parties (or any of their respective Affiliates) is a party; or

(2)	any law, order, judgment, decree, regulation or any other restriction of any kind by which any of the Relevant Parties (or any of their respective Affiliates) is bound;

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4.9.5.	any claim by any person that the Company does not have legal and beneficial title to, and ownership of, the Assets which were transferred to the Company, or purportedly transferred to the Company, pursuant to the Business Transfer Agreement;

4.9.6.	there not being, at the time of execution of this Agreement, sufficient persons either (i) engaged by a Group Company (whether as employees or contractors) or (ii) whose services will be provided by the Vendor and/or its Affiliates pursuant to the Transitional Services Agreement who collectively have sufficient expertise and experience, (a) to conduct the D5 Business in the manner in which it is conducted as at the date of the Transaction Agreement and (b) to achieve the goals set out in the Clinical Plan; and

4.9.7.	any claim by any person that the entire benefit of each of the Listed Business Contracts was not, or could not be, transferred to the Company pursuant to the Business Transfer Agreement.

4.10.	No double recovery: The Purchaser shall not be entitled to recover under this Agreement more than once in respect of the same loss.

5.	Miscellaneous

5.1.	Entire Agreement: This Agreement supersede all prior representations, arrangements, understandings and agreements, and set out the entire, complete and exclusive agreement and understanding between the parties. The parties further agree and declare that all extrinsic evidence, including, without limitation, pre-contractual materials and oral or other evidence pre-dating this Agreement shall not be admissible or be capable of being relied on in any way in interpreting any provision of this Agreement. No party has relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement. Notwithstanding the foregoing, this clause is without prejudice to the right of the Purchaser to make any claim or claims against the Vendor or any other person other than pursuant to this Agreement for misrepresentation.

5.2.	Remedies Cumulative: The provisions of this Agreement and the rights and remedies of the parties are independent, cumulative and are without prejudice and in addition to any other rights or remedies which a party may have whether arising under statute, at common law, in equity, under contract, by virtue of custom or otherwise. The exercise by a party of any one right or remedy under this Agreement, or at law or in equity will not (unless expressly provided in this Agreement, at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

5.3.	Further Assurance: At any time after the date of this Agreement, each party hereto will use all reasonable endeavours to procure that any documents are executed and any acts and things are done as may reasonably be required by any other party and at the sole cost and expense of such other party, for the purpose of giving to that party the full benefit of the provisions of this Agreement. For the avoidance of doubt, the parties agree that completion of this Agreement is not in any way subject to or conditional upon compliance with Section 60 of the 1963 Act or with any conditions of any acquisition finance of the Purchaser.

5.4.	Notices: Any notice or other communication to be given or served under this Agreement may be delivered or may be sent by pre-paid post and will be deemed to have been duly served or given (in the case of delivery) at the time of delivery or (in the case of posting) 48 hours after posting.

5.5.	Counterparts: This Agreement may be executed in any number of counterparts and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

5.6.	Governing Law: This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law.

5.7.	Jurisdiction:

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5.7.1.	Subject to clause 5.7.2:

(1)	the Irish courts will have exclusive jurisdiction to hear, settle and/or decide any Dispute;

(2)	the Purchaser and the Vendor agree that the Irish courts are the most appropriate and convenient courts to hear and decide any Dispute and therefore that they will not argue to the contrary.

5.7.2.	This clause is for the exclusive benefit of the Vendor and it will not prevent the Vendor from initiating any Proceedings in any other court of competent jurisdiction. To the extent permitted by law, the Vendor may take concurrent Proceedings in any number of jurisdictions.

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SCHEDULE 1

The Company

Name	Elan Science Nine Limited (in the process of changing its name to Speranza Biopharma Limited)
Date of Incorporation	17 August 2011
Country of Incorporation	Ireland
Registered Number	502444
Authorised Share Capital	US$1,000,000 divided into 1,000,000 ordinary shares of US$1.00 each
Issued Share Capital	100 Shares issued and fully paid
Registered Office	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland
Directors	Continuing None	Not Continuing William F. Daniel Nigel Clerkin Mary Sheahan
Secretary	William F. Daniel

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SCHEDULE 2

Subsidiary

Name	Speranza Therapeutics Corp.
Date of Incorporation	8 May 2013
Country of Incorporation	USA (Delaware)
Registered Number	5332090
Registered Office	Registered office in state of domicile: 160 Greentree Drive, Suite 101 Dover, DE 19904 Principal place of business: 300 Technology Square Third Floor Cambridge, MA 02139
Officers

Christopher E. Burns, President

John L. Donahue, Vice President and Secretary

Gregory M. Bokar, Vice President

Grainne McAleese, Chief Financial Officer and Treasurer

Diana L. King, Assistant Secretary

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SCHEDULE 3

Warranties

1.	VENDOR CAPACITY AND TITLE

1.1.	Power and Authority: The Vendor has full power and authority and has taken all actions necessary to enter into and perform this Agreement, the Business Transfer Agreement and each other Transaction Document to which it is party.

1.2.	Valid and Binding on Vendor: The Vendor’s obligations under this Agreement, the Business Transfer Agreement and each other Transaction Document to which it is party constitutes legal obligations which are valid and binding on the Vendor in accordance with their terms.

1.3.	Company’s Business: The Group has the right, power and authority to conduct the D5 Business.

1.4.	No Breach of Obligations: The execution and the performance of this Agreement and each other Transaction Document (save for the Business Transfer Agreement) will not, and the execution and performance of the Business Transfer Agreement did not:

1.4.1.	conflict with or constitute a default or require any consent under any provision of:

(1)	any agreement or instrument to which the Vendor, the Company or any of their respective Affiliates is a party;

(2)	the Vendor’s or the Company’s memorandum or articles of association; or

(3)	any law, order, judgment, decree, regulation or any other restriction of any kind by which the Vendor, the Company or any of their respective Affiliates is bound;

1.4.2.	relieve any other party to a contract with the Vendor or a Group Company of any obligation or enable that party to vary or terminate its rights or obligations under that contract;

1.4.3.	result in any Group Company losing the benefit of, or having to make any repayment in respect of, any asset, grant, subsidy, licence, right or privilege which it enjoys at the date of this Agreement; or

1.4.4.	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any asset of a Group Company.

2.	SHARES

2.1.	Group Structure:

2.1.1.	The Vendor is the sole legal and beneficial owner of the Shares, which are free from Encumbrances and which constitute the whole of the issued and allotted shares of the Company and there is no agreement to create or give any Encumbrance over or in respect of any of the Shares.

2.1.2.	The Company is the sole legal and beneficial owner of the entire issued share capital of the Subsidiary.

2.2.	Rights to Share Capital: No person has the right to call for the allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement or obligation (including conversion rights and rights of pre-emption) and there are no Encumbrances on shares of the Subsidiary (and there is no agreement to create or give any Encumbrance over or in respect of any of the shares of the Subsidiary).

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2.3.	Shares Fully Paid: All of the issued shares of $1.00 each in the capital of the Company are fully paid or credited as fully paid.

3.	Information

The information set out in Schedule 1 and Schedule 2 is true, accurate and not misleading.

4.	TRADING

With the exceptions of any actions required to enter into or perform the Transaction Documents, no Group Company has traded. No Group Company has incurred any liabilities other than pursuant to the terms of the Transaction Documents.

5.	ASSETS

5.1.	All of the Assets are legally and beneficially owned solely by a Group Company free from any Encumbrance.

5.2.	The assets of the Group Companies comprise all the assets, facilities and services necessary for the carrying on of the D5 Business in the manner in which it is conducted at the date of this Agreement.

5.3.	No material Asset is shared with another person and the Group does not materially depend for its business on, or use, any assets, facilities or services owned or supplied by any member of the Vendor’s Group save for any information technology, human resources, legal and other forms of corporate services that are provided by members of the Vendor’s Group, details of which have been disclosed in writing to Nerano Pharma Limited[1].

5.4.	Each insurable Asset has, at all material times, been and is, at the date of this Agreement, insured to its full replacement value against each risk normally insured against by a prudent person operating the types of business operated by the Group.

6.	INTELLECTUAL PROPERTY

6.1.	As far as the Vendor is aware the registered Intellectual Property owned by a Group Company is:

6.1.1.	valid and enforceable (if granted), and nothing has been done or omitted to be done by which it may cease to be valid and enforceable (if granted), and, where relevant, all appropriate renewal fees and other steps required for its prosecution, maintenance or protection have been paid and taken; and

6.1.2.	not being and not likely to be, infringed or attacked or the subject of any claim for ownership or compensation by any person or, in the case of Intellectual Property which is the subject of an application for registration, not being or likely to be opposed or for any other reason likely to fail to be granted in full.

6.2.	In respect of the unregistered Intellectual Property that is owned by a Group Company:

6.2.1.	as far as the Vendor is aware is not the subject of a challenge;

[1]	Any such material services which are required for the operation of the Business and which have not been put in place prior to closing are to be provided pursuant to the transitional services agreement.

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6.2.2.	as far as the Vendor is aware is not being infringed or attacked;

6.2.3.	the Vendor has not received any formal written notice of any claim for ownership or compensation by any person; and

6.2.4.	as far as the Vendor is aware in the case of Intellectual Property that is the subject of an application for registration, the application is not being opposed.

6.3.	As far as the Vendor is aware, if and to the extent that any Intellectual Property has been licensed to a Group Company or a Group Company has the benefit of any licence of Intellectual Property, each such licence:

6.3.1.	has been validly granted and is valid and enforceable; and

6.3.2.	is not subject to any right of termination.

6.4.	Nothing has been done or omitted to be done by any Group Company or any other party to any such licence which would enable that licence to be terminated or which constitutes a breach of that licence.

7.	business CONTRACTS

7.1.	The entire benefit of each of the Listed Business Contracts was transferred to the Company pursuant to the Business Transfer Agreement.

7.2.	The assignment of the benefit of the Listed Business Contracts to the Company pursuant to the Business Transfer Agreement did not:

7.2.1.	conflict with or constitute a default or require any consent under any provision of Listed Business Contract;

7.2.2.	relieve any other party to a Listed Business Contract of any obligation or enable that party to vary or terminate its rights or obligations under that Listed Business Contract;

7.2.3.	result in any Group Company losing the benefit of, or having to make any repayment in respect of, any asset, grant, subsidy, licence, right or privilege which it enjoys at the date of this Agreement; or

7.2.4.	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any asset of a Group Company.

7.3.	No fact or circumstance exists which might invalidate or give rise to any ground by which any of the Business Contracts may be terminated, avoided, repudiated or the terms modified to the Company’s detriment.

7.4.	No party to any Business Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the Business Contract.

7.5.	Neither a Group Company nor, as far as the Vendor is aware, any other party to a Business Contract is in default of the Business Contract and no fact or circumstance exists which might give rise to such a default.

8.	EMPLOYEES

8.1.	The Vendor has provided to Nerano Pharma Limited the details in writing of all of the material terms and conditions of employment of each employee of the Group, including the following: their name, age, job title/description, workplace location, grade, start date, notice period, full-time, part-time, permanent, specific purpose and/or fixed-term status, salary/wage, commission, bonuses (including the criteria for

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any bonuses), all other benefits, entitlements or payments (stating whether discretionary or contractual).

8.2.	The maximum amount payable to the Employees pursuant to the severance terms applicable to the Elan Group is no more than $3,000,000.

9.	Litigation and compliance with law

9.1.	The Vendor’s Group conducted the D5 Business and dealt with the Assets in all material respects in accordance with all applicable legal and administrative requirements.

9.2.	As far as the Vendor is aware, no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative, tribunal, disciplinary or other proceeding, investigation or enquiry involving the Company or the Assets or a person for whose acts or defaults the Company may be vicariously liable.

9.3.	There is no outstanding judgment, decree, order, arbitral award or decision of a court, tribunal, arbitrator, regulatory body or other authority involving the D5 Business against any member of the Vendor’s Group.

9.4.	None of the activities or rights of any member of the Vendor’s Group relating to the D5 Business are or were ultra vires, unauthorised, invalid, unenforceable or in material breach of contract or covenant. The Vendor has not committed any breach of statutory duty or committed any tortious or other unlawful act which could lead to a successful claim or injunction being made or granted against it involving the D5 Business.

9.5.	The Group has all material licences, consents, permits, approvals, registrations and authorisations (public and private) necessary to own and operate its assets and to carry on its business in the manner in which it is being, and has from time to time been, carried on.

10.	solvency

10.1.	The Vendor is not, and was not immediately prior to execution of the Business Transfer Agreement, insolvent or unable to pay its debts nor has the Vendor stopped or suspended payment of its debts nor has the Vendor sought from its creditors significant extensions of time for the payment of its debts nor has the Vendor commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness.

10.2.	No action is being taken by the Registrar of Companies to strike the Vendor from the register of companies.

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IN WITNESS whereof this Agreement has been duly executed as a deed by the parties to it on the date set out at the beginning of this Agreement.

GIVENUNDER THE COMMON SEAL
of ELAN PHARMA INTERNATIONAL LIMITED
in the presence of:

Signature of Director

Signature of Director/Secretary

GIVENUNDER THE COMMON SEAL
of SPERANZA THERAPEUTICS LIMITED
in the presence of:

Signature of Director

Signature of Director/Secretary

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Exhibit E

Clinical Plan

IN WITNESS whereof this Agreement has been duly executed by the Parties on the date set out at the beginning of this Agreement.

SIGNED for and on behalf of ELAN PHARMA INTERNATIONAL LIMITED in the presence of:

/s/ Gregory M. Bokar	/s/ William F. Daniel

Signature

Deputy General Counsel	Director

Title

SIGNED for and on behalf of NERANO PHARMA LIMITED

in the presence of:

/s/ Seamus Mulligan
/s/ Brendan Murphy Sir John Rogerson's Quay Dublin 2
Signature

Director

Title

Transaction Agreement